UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.      )

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GRIFFON CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
AND NOTICE OF
2022 ANNUAL MEETING
OF SHAREHOLDERS

Annual Meeting of Shareholders

February 17, 2022, 10:00 a.m. Eastern Time

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Items of Business:

1.    Election of four directors for a term of either (a) one year if the Declassification Proposal (defined below) is approved or (b) three years if the Declassification Proposal is not approved

2.    To conduct an advisory vote on executive compensation

3.    Approval of an amendment to our Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to phase out the classified structure of our board of directors (the “Declassification Proposal”)

4.    Approval of an amendment to our Certificate of Incorporation to reduce the percentage of outstanding voting power required to call a special meeting

5.    Approval of the Amended and Restated 2016 Equity Incentive Plan

6.    Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2022

7.    Any other matters that properly come before the meeting

MEETING INFORMATION

Date:  February 17, 2022

Time:  10:00 a.m. Eastern Standard Time

Place: Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

WHO MAY VOTE

You can vote if you were a stockholder at the close of business on December 28, 2021, the record date.

MATERIALS TO REVIEW

This booklet contains our Notice of Annual Meeting and Proxy Statement. You may access this booklet, as well as our 2021 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2021, at the following website: www.viewourmaterial.com/gff.

As you may be aware, Voss Value Master Fund, LP (“Voss”) has provided notice to Griffon Corporation (“us” or the “Company”) of its intent to nominate a slate of three candidates (the “Voss Nominees”) for election as directors at the Annual Meeting and has filed proxy materials soliciting proxies for the election of three director nominees at the 2022 annual meeting of shareholders (the “Annual Meeting”). You may receive solicitation materials from Voss, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Voss or their nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Voss or any other statements that Voss may otherwise make.

The Board of Directors (the “Board”) of the Company does NOT endorse any of the Voss nominees and unanimously recommends that you vote “FOR” the election of all of the nominees proposed by the Board on the WHITE proxy card. Please do not submit any proxy provided to you by Voss, as it will revoke any previous vote you may have submitted on Griffon’s WHITE proxy card.

Your vote is extremely important. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Most stockholders are unable to attend the Annual Meeting. Even if you do plan to attend the Annual Meeting, we urge you to promptly vote by using the enclosed WHITE proxy card to vote by telephone or the Internet. You may also sign, date and return the WHITE proxy card in the postage-paid envelope provided. WHITE proxy cards that are signed and returned but do not include voting instructions will be voted by the proxies as recommended by the Board of Directors. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this Proxy Statement and on the WHITE proxy card.

If you have any questions or need help voting your shares, please call the firm assisting us with the proxy solicitation:

1407 Broadway – 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885
Email:GFFproxy@mackenziepartners.com

This Proxy Statement is dated December 28, 2021 and is being mailed with the form of proxy on or shortly after January 3, 2022.

By Order of the Board of Directors

Seth L. Kaplan
Senior Vice President, General Counsel and Secretary

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Reference
1. Election of four directors for a term of either (a) one year if the Declassification Proposal (defined below) is approved or (b) three years if the Declassification Proposal is not approved	FOR
2. To conduct an advisory vote on executive compensation	FOR
3. Approval of an amendment to our Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to phase out the classified structure of our board of directors (the “Declassification Proposal”)	FOR
4. Approval of an amendment to our Certificate of Incorporation to reduce the percentage of outstanding voting power required to call a special meeting	FOR
5. Approval of the Amended and Restated 2016 Equity Incentive Plan	FOR
6. Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2022	FOR

BOARD NOMINEES

We Have the Right Board
We have the right board to continue executing on Griffon’s strategy to transform its portfolio and deploy capital to higher-return opportunities. Ensuring the Board is composed of directors who bring diverse viewpoints and perspectives, exhibit a variety of skills, professional experience, and backgrounds, and effectively represent the long-term interests of shareholders is a top priority of the Board and the Nominating and Corporate Governance Committee. The Board recognizes the need for refreshment to bring new perspectives, having refreshed six new directors over the last five years and seeking to elect a new director nominee, Michelle L. Taylor, following Mr. William Waldorf’s retirement.
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COMPOSITION OF BOARD NOMINEES

The following table provides summary information about each director nominee. For more detailed information about our directors, see “Proposal 1–Election of Directors” on page 20.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Louis J. Grabowsky	70	2015	Founder and principal of Juniper Capital Management		Audit
Robert F. Mehmel	59	2018	President and Chief Operating Officer, Griffon		None
Michelle L. Taylor	53	N/A	New Product Quality Director, Trane Technologies		N/A
Cheryl L. Turnbull	61	2018	Senior Director of the Keenan Center for Entrepreneurship at The Ohio State University		Compensation
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GOVERNANCE HIGHLIGHTS

We recognize that strong corporate governance contributes to long-term shareholder value. We strive to ensure that our corporate governance reflects best practices tailored, as necessary, to our culture, goals and strategy. Our enhanced corporate governance practices include the items below:

New for 2022
In line with our commitment to enhanced corporate governance practices, the Board is submitting two items for shareholder approval:
• A declassification proposal to phase out the classified structure of our Board of directors as incumbents’ terms expire
• A proposal to reduce the percentage of outstanding voting power required to call a special meeting to 25%

For more detailed information about these proposals, see “Proposal 3” and “Proposal 4” on pages 85 and 87, respectively.

Independence	Best Practices	Accountability

•     12 of 14 directors are independent

•     Strong independent Lead Director with clearly delineated duties

•     All standing Board Committees other than the Finance Committee composed entirely of independent directors

•     Regular executive sessions of independent directors Board

•     Annual shareholder outreach program

•     Proactive Board that responded to shareholder feedback with clear actions including:

- Declassification proposal

- Proposal to reduce voting power needed to call a special meeting

- Commitment to further diversify with an objective that, by 2025, 40% of independent directors will be women or persons of color

•     Diverse Board in terms of gender, ethnicity, and specific skills and qualifications

•     Strategy and risk oversight by full Board and Committees

•     Long-standing commitment to sustainability and corporate social responsibility

•     Robust stock ownership guidelines for executive officers and nonemployee directors

•     Annual Board and Committee self-evaluations, including individual Board member evaluation

•     A substantial portion of compensation paid to our NEOs is performance-based

•     Clawback policy that applies to our short and long-term incentive plans

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2021 PERFORMANCE SNAPSHOT

Our performance in fiscal 2021 reflects the impact of the cumulative strategic actions we have taken to strengthen Griffon and position ourselves for future growth and increased profitability.

Our business model is delivering results
We generated record revenue and record adjusted EBITDA, all while managing through a global pandemic, supply chain issues and labor shortages. In addition, as part of our continuous portfolio evaluation to optimize returns, we announced a strategic alternatives evaluation, including a sale, for Telephonics, our defense electronics business.
Importantly, we reduced our leverage to 2.8x net debt to EBITDA(1) as of the end of fiscal 2021 which, coupled with our strong free cash flow and proven ability to access the capital markets, leaves ample resources for us to execute on our acquisition strategy and return capital to shareholders.
While we are pleased with our results, we believe there is additional runway to drive incremental value and we are executing on our strategy to deliver it.

(1)	Calculated based on the applicable covenant in Griffon’s credit agreement.

(2)	On a continuing operations basis.

(3) For a reconciliation of (a) Adjusted EBITDA to Income before taxes from continuing operations for each of fiscal years 2021, 2020, 2019 and 2018 of $111.2M, $68.7M, $46.2M and $7.9M and (b) Earnings per Share for each of fiscal years 2021, 2020, 2019 and 2018 of $1.48, $1.19, $0.87 and $2.96 to Adjusted EPS, see Appendix B to this Proxy Statement.
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EXECUTIVE COMPENSATION HIGHLIGHTS

We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance. We believe our compensation practices and our overall level of executive compensation reflect our commitment to performance-based pay.

We provide highlights of our compensation program below. Please review our Compensation Discussion and Analysis and compensation-related tables beginning on page 41 of this Proxy Statement for a complete understanding of our compensation program.

Compensation program highlights
• Based on shareholder feedback, beginning in fiscal 2022 we will include free cash flow as a component of our long-term cash incentive program for our NEOs
• We use two different performance metrics as the basis for our short-term cash program, with weightings of 75% assigned to EBITDA and 25% assigned to working capital
• We require stock price growth of at least 20% for thirty consecutive trading days over the vesting period as the performance measure for the equity grants awarded to the CEO and COO. Recently, this condition failed to be met for a grant issued in January 2017, and our CEO and COO forfeited these grants in their entirety in January 2021
• Our independent compensation consultant (Gallagher) analyzed the aggregate compensation of our corporate executive staff compared to that of the companies in our self-selected industrial peer group. Gallagher concluded that the aggregate compensation cost of our corporate executive staff was between the 55th and 60th percentile of the aggregate compensation cost of the executive staff for the companies in this group.
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PERFORMANCE-BASED COMPENSATION STRUCTURE

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ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after January 3, 2022, this Proxy Statement is being mailed to stockholders who were stockholders as of the December 28, 2021 record date, as part of the Board of Directors’ solicitation of proxies for Griffon’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Griffon’s 2021 Annual Report to Stockholders and Annual Report on Form 10-K (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Griffon Corporation (referred to as “Griffon,” the “Company,” “we” or “us”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations. Our management prepared this Proxy Statement for the Board of Directors.

What is being considered at the meeting?

You will be voting on the following matters:

1.	The election of four directors for a term of either (a) one year if the Declassification Proposal (defined below) is approved or (b) three years if the Declassification Proposal is not approved

2.	An advisory vote on executive compensation

3.	Approval of an amendment to our Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to phase out the classified structure of our board of directors (the “Declassification Proposal”)

4.	Approval of an amendment to the Certificate of Incorporation to reduce the percentage of outstanding voting power required to call a special meeting

5.	Approval of the Amended and Restated 2016 Equity Incentive Plan

6.	The ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2022

We do not expect you to vote on any other matters at the meeting.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on December 28, 2021. Each share of stock is entitled to one vote.

How does the Board recommend I vote on each of the proposals?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU USE THE ENCLOSED WHITE PROXY CARD TO VOTE AS FOLLOWS:

•	“FOR” THE ELECTION OF EACH OF THE FOUR DIRECTORS LISTED IN THIS PROXY STATEMENT UNDER PROPOSAL 1
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•	“FOR” THE NON-BINDING, ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION UNDER PROPOSAL 2

•	“FOR” THE DECLASSIFICATION PROPOSAL

•	“FOR” APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO REDUCE THE PERCENTAGE OF OUTSTANDING VOTING POWER REQUIRED TO CALL A SPECIAL MEETING

•	“FOR” APPROVAL OF THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

•	“FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE CURRENT FISCAL YEAR

THE BOARD URGES YOU NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD THAT MAY BE SENT TO YOU BY VOSS EVEN AS A PROTEST VOTE, AS ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED. IF YOU HAVE PREVIOUSLY SUBMITTED A VOTE USING THE PROXY CARD SENT TO YOU BY VOSS, YOU CAN REVOKE IT BY USING THE ENCLOSED WHITE PROXY CARD TO VOTE “FOR” OUR BOARD’S NOMINEES AND “FOR” ALL OTHER PROPOSALS RECOMMENDED BY OUR BOARD.

All valid proxies will be voted as the Board unanimously recommends, unless otherwise specified. A shareholder may revoke a proxy before the proxy is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy, by casting a new vote by telephone or the Internet or by attending the Annual Meeting in person and voting the shares the proxy represents at the Annual Meeting.

Can a Shareholder Raise Other Business at the Annual Meeting?

Under our governing documents, no other business may be raised by shareholders at the Annual Meeting unless proper and timely notice has been given to us by the shareholders seeking to bring such business before the Annual Meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named on the WHITE proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

Who is Voss and Why are They Sending Me Proxy Materials?

Voss is a shareholder that has provided us notice of its intent to nominate a slate of three nominees (the “Voss Nominees”) for election as directors at the Annual Meeting, and has filed proxy materials soliciting proxies for the election of three director nominees at the Annual Meeting in opposition to the nominees proposed by the Board. The Board does NOT endorse any Voss Nominee and unanimously recommends that you vote “FOR” the election of all of the nominees proposed by the Board on the WHITE proxy card.

You may receive opposition proxy solicitation materials from Voss. The Board recommends that you disregard any Voss proxy cards you may receive. We are not responsible for the accuracy of any information provided by or relating to Voss or their nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Voss or any other statements that Voss may otherwise make. The Board strongly urges you not to sign or return any proxy card sent to you by Voss. If you have already voted using the proxy card provided by Voss, you have the right to change your vote by using the enclosed WHITE proxy card to vote by telephone or via the Internet by following the instructions provided on the card. You may also submit your vote by signing, dating and returning the

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enclosed WHITE proxy card in the postage-paid envelope provided. Only the latest dated proxy card you submit will be counted.

If you vote “withhold” on the Voss Nominees using the proxy card provided by Voss, your vote will not be counted as a vote for the Board’s nominees, but will result in the revocation of any previous vote you may have cast on the Company’s WHITE proxy card. If you wish to vote pursuant to the recommendation of the Board, you should disregard any Voss proxy card that you receive and vote the WHITE proxy card.

How do I vote?

VOTING BY PROXY

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or by mailing a completed WHITE proxy card. Instructions for voting via the Internet or by telephone are set forth on the WHTE proxy card. You may vote by mail by signing and returning the WHITE proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case, your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

VOTING AT THE MEETING

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

It is extremely important that your shares be represented and voted at the Annual Meeting. If you have any questions or need assistance voting, please call MacKenzie Partners, our proxy solicitor, at (212) 929-5500 (call collect) or (800) 322-2885 (toll-free from the U.S. and Canada).

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another WHITE proxy card with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Griffon’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

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What if I return my proxy card but do not include voting instructions?

If you signed and return a WHITE proxy card, but do not include voting instructions, your shares will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of Griffon’s named executive officers as presented in this Proxy Statement, FOR the Declassification Proposal, FOR approval of an amendment to our Certificate of Incorporation to reduce the percentage of outstanding voting power required to call a special meeting, FOR approval of the Amended and Restated 2016 Equity Incentive Plan and FOR the ratification of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2022, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one WHITE proxy card?

If you receive multiple Proxy Statements or WHITE proxy cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. Please vote each and every WHITE proxy card or WHITE voting instruction form you receive. Since Voss has submitted an opposing slate of directors, we will likely conduct multiple mailings prior to the Annual Meeting date to ensure shareholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest dated proxy you submit will be counted. If you wish to vote as recommended by the Board, then you should only submit proxies using the WHITE proxy cards.

We recommend that, at some point, you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, LLC (“AST”) and its telephone number is 718-921-8300.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of this Proxy Statement and our 2021 Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees, and conserves natural resources. Stockholders who participate in householding will continue to be able to access and receive separate WHITE proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this Proxy Statement and our 2021 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of this Proxy Statement or our 2021 Annual Report, stockholders may write or call our proxy solicitor at the following address and telephone number:

1407 Broadway – 27th Floor
New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email:GFFproxy@mackenziepartners.com

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Stockholders who are the beneficial, but not the record holder, of shares of Griffon Stock may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy, unless you attend the meeting and vote in person.

Typically, the ratification of the independent registered public accounting firm is a routine matter as to which, under applicable NYSE rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting (so-called “broker non-votes”). However, because Voss has initiated a proxy contest, to the extent that Voss provides a proxy card or voting instruction form to shareholders who hold their shares in “street” name, brokers will not have discretionary voting authority to vote on any of the proposals at the Annual Meeting. As a result, assuming Voss has provided you with its proxy materials, all proposals disclosed in this proxy statement will be considered non-routine under the rules of the NYSE and your broker will not vote your shares on any proposal at this important meeting without your instructions. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on these matters.

How are shares in the Griffon Corporation Employee Stock Ownership Plan Voted?

If you are a participant in the Griffon Corporation Employee Stock Ownership Plan (“ESOP”), you may vote the shares you own through the ESOP via the Internet, by telephone or, if you receive a WHITE proxy card in the mail, by mailing a completed proxy card. Shares owned by ESOP participants may NOT be voted in person at the Annual Meeting.

First Coast Results, Inc. (“First Coast”) will tabulate the votes of participants in the ESOP. The results of the votes received from the ESOP participants will serve as voting instructions to Principal Financial Services, Inc., the trustee of the ESOP. The trustee will vote the shares as instructed by the ESOP participants. If a participant does not provide voting instructions, the trustee will vote the shares allocated to the participant’s ESOP account in the same manner and proportions as those votes cast by other participants submitting timely voting instructions. The trustee will also vote the unallocated shares in the ESOP in the same manner and proportions as those votes cast by participants submitting timely voting instructions. First Coast will keep how you vote your shares confidential.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly submit your proxy. In order for us to conduct our meeting, the holders of a majority of our outstanding shares of common stock as of December 28, 2021 must be present at the meeting. This is referred to as a quorum. On December 28, 2021, there were 56,303,873 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors?

For the election of directors, you may vote “FOR” the nominees to the Board, or you may WITHHOLD authority with respect to all nominees or one or more nominees. Directors are elected by a plurality of the votes cast, so the four director nominees receiving the most votes will be elected.

Broker non-votes will have no impact on the outcome of the vote.

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What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will have the same impact as a vote against this proposal. Broker non-votes will have no impact on the outcome of this vote. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required to approve the Declassification Proposal?

Approval of the Declassification Proposal requires the favorable vote of two-thirds of the total outstanding shares of common stock. Therefore, a share not voted, and abstentions and broker non-votes, all have the same effect as a vote against this proposal.

What vote is required to approve the amendment to our Certificate of Incorporation to reduce the percentage of outstanding voting power required to call a special meeting?

Approval of this proposal requires the favorable vote of two-thirds of the total outstanding shares of common stock. Therefore, a share not voted, and abstentions and broker non-votes, all have the same effect as a vote against this proposal.

What vote is required for approval of the Amended and Restated 2016 Equity Incentive Plan?

Approval of the Amended and Restated Griffon Corporation 2016 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve the Amended and Restated Plan receives the required number of affirmative votes, a vote to abstain will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact on the outcome of this vote.

What vote is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will have the same impact as a vote against this proposal. Broker non-votes will have no impact on the outcome of this vote.

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BACKGROUND OF SOLICITATION

The Company considers shareholder feedback an important contributor to corporate governance matters considered by the Board. Following the 2021 annual meeting of shareholders, the Company engaged in its annual shareholder outreach program to solicit the views of its significant shareholders regarding the Company’s executive compensation program and any other matters concerning the Company these shareholders wished to discuss. That program and the exchanges we had with these shareholders is described in greater detail on pages 45 to 48.

In response to feedback from shareholders,

•	the Board approved and proposed an amendment to the Company’s Certificate of Incorporation that would declassify the Board so that directors would be elected for one-year terms as the incumbents’ terms expire;

•	the Board approved and proposed an amendment to the Company’s Certificate of Incorporation that would reduce to 25% from 66 2/3% the number of shares necessary to call a special meeting of shareholders; and

•	the Board undertook a commitment to further diversify with an objective that, by 2025, 40% of our independent directors will be women or persons of color.

If the Company’s nominees are elected to the Board, following the Annual Meeting 33% of our independent directors will be women or persons of color, demonstrating commitment to our diversity goal.

Conversations regarding our classified board structure, and board diversity, also took place over the last few years during our shareholder outreach program. The proposals to amend the Company’s Certificate of Incorporation are being submitted to a vote at this annual meeting and are discussed in greater detail on pages 85 and 87.

On September 2, 2021, Travis Cocke, Chief Investment Officer of Voss Capital, LLC, contacted the Company, seeking a meeting with management. Subsequently, on September 8, 2021, Michael Hansen, the Company’s Vice President of Corporate Strategy and Development, replied to Mr. Cocke, offering to speak with him. Mr. Hansen then spoke with Mr. Cocke for approximately one hour on September 9, 2021, with most of the conversation being a high-level discussion of Griffon’s businesses, akin to the Company’s conversations with new or prospective institutional investors.

The Company did not hear from Mr. Cocke again until October 5, 2021, when he requested calls with Ronald Kramer, the Company’s Chief Executive Officer, and Brian Harris, the Company’s Chief Financial Officer. On October 7, 2021, Mr. Hansen noted that the Company’s fiscal year had ended the prior week and that the Company was in the midst of its year-end closing process, a “quiet” period during which management typically does not speak with analysts or investors. Mr. Hansen also noted that the Company would likely restart investor discussions after its year-end earnings announcement and filings, which would most likely occur during the week of November 15th, and that Mr. Kramer and Mr. Harris would be pleased to speak with him once the Company had completed its year-end process.

On October 14, 2021, Mr. Cocke responded, requesting the Company not wait until after the completion of the year-end process, as he wished to discuss matters relating to the Company’s upcoming annual meeting and noting that Voss had acquired a ‘significant stake’ in the Company. Later that day, Mr. Kramer responded to Mr. Cocke with his availability to discuss Company investor matters on October 20, 2021.

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On October 20, 2021, Mr. Kramer and Mr. Harris spoke with Mr. Cocke for approximately one hour. Mr. Cocke stated that, for a variety of reasons, he believed Griffon was undervalued, and that his firm had prepared a presentation regarding Griffon; Mr. Kramer requested that Mr. Cocke send him the Voss presentation. Mr. Cocke also indicated that a principal reason Voss has acquired a significant number of shares of Griffon stock was to push for a break-up of the Company or for a sale of the Company in its entirety. Mr. Cocke disclosed that Voss Value Master Fund, LP, along with affiliated funds, had acquired approximately 2% of the Company’s outstanding common stock. Later that day, Mr. Cocke contacted Mr. Kramer to thank him for the meeting earlier that day and included a copy of the Voss presentation. The presentation posited that the Board should explore a full range of strategic options, including selling each of the Company’s three business units. Mr. Cocke then requested that he be put in contact with Thomas Brosig, Chair of the Company’s Nominating and Corporate Governance Committee (NCG), to discuss certain candidates he believed the NCG should consider as potential members of Griffon’s Board.

On October 25, 2021, Mr. Kramer responded, thanking Mr. Cocke for his presentation, but noted that the presentation focused on short-term returns instead of long-term growth. He then noted that Mr. Brosig welcomed a discussion with Mr. Cocke and that the NCG was open to considering the Board candidates put forward by Mr. Cocke.

On October 28, 2021, attorneys from Olshan Frome Wolosky LLP delivered notice of Voss’ nomination of Gerry Bollman, H.C. Charles Diao and Leviathan Winn for election to the Company’s Board at the 2022 annual meeting of shareholders as required by the Company’s By-laws, which require that nominating stockholders provide certain information regarding its nominee or nominees, and that such information be provided within a set timeframe. The notice also revealed that Voss Value Master Fund, LP, along with affiliated funds and the director nominees, beneficially owned in aggregate 1,058,058 shares of the Company’s common stock, representing approximately 1.9% of the Company’s outstanding common stock.

Mr. Cocke was offered the opportunity to meet in person with Mr. Brosig, Kevin Sullivan, the Company’s Lead Independent Director, and Henry Alpert, Chair of the Board’s Compensation Committee. Those directors met with Mr. Cocke on November 9, 2021. At that meeting Mr. Cocke expressed the view that the shareholders of the Company would be better served if the Company’s operating subsidiaries were separated from the Company and sold, or if the Company itself was sold. He also stated his view that the Company’s holding company structure and the expenses associated with that structure, especially CEO compensation, should be substantially reduced or eliminated; and that Griffon’s shareholders would benefit from directors who shared his views. Further, Mr. Cocke indicated that he had contacted other institutional investors with holdings in Griffon stock to discuss these views with them. Mr. Cocke expressed the view that directors whose background included service in the United States military did not add value to the Company’s Board and questioned the tenure of some of our directors. He also discussed the qualifications of the persons that Voss put forward as nominees.

Mr. Cocke was asked to summarize in writing his objectives so that they could be shared with the Board. He was also told that the NCG had an ongoing process for board refreshment; and if his proposed nominees’ backgrounds and resumes were submitted to the committee, they would be considered as part of that process. On November 12, 2021, Mr. Cocke sent to the Company a term sheet, pursuant to which Voss would be entitled to nominate two directors to the Board and which would impose certain governance-related changes on the Company. That term sheet was shared with the Board. On November 15, 2021, Mr. Cocke provided additional information regarding Voss’s director nominees, as requested by Mr. Brosig, Mr. Sullivan and Mr. Alpert at the November 9, 2021 meeting.

On November 16, 2021, the Company issued a press release that, along with announcing the fiscal year end and fourth quarter results, noted that the Board has adopted and was submitting to shareholders for approval the two amendments to its Certificate of Incorporation described above. In that release the Board also announced an undertaking to further diversify the Board, with an objective that, by 2025, 40% of our independent directors will be women or persons of color.

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On November 17, 2021, Mr. Cocke contacted Mr. Seth L. Kaplan, Griffon’s Senior Vice President, General Counsel and Secretary by email, indicating that while he supported the announced governance changes, he was disappointed the Board had not replied to him regarding his settlement offer. He also noted that Voss’s counsel had advised him to go public with Voss’s director nominees, but that he preferred to continue to negotiate privately with the Company.

On November 18, 2021, Mr. Kaplan responded to Mr. Cocke, notifying him that his previous email had been shared with the Board. The same day, Mr. Kaplan shared with Mr. Cocke a response from Mr. Sullivan, the Company’s Lead Independent Director, who had noted that the announced forthcoming changes to corporate governance were the result of a sustained engagement program with institutional shareholders that began long before Voss had become a shareholder. Mr. Sullivan’s reply also stated that the NCG scheduled interviews with the three Voss proposed directors, among other interviews, and would correspond with the Voss nominees directly upon the conclusion of its process.

Between November 19, 2021 and November 23, 2021, all four members of the NCG (Thomas J. Brosig, Lacy M. Johnson, Samanta Hegedus Stewart and Jerome L. Coben) met with the three Voss nominees to discuss with them their experience and qualifications to serve as a member of the Board.

On November 23, 2021, Voss issued a public letter to the Company’s Board of Directors raising a number of criticisms of the Company.

On November 23, 2021, the Company issued a press release in response to Voss’s public letter. The press release indicated that the Board was in the process of reviewing Voss’s candidates and expressed disappointment with Voss’s decision to create public disruption.

The Company’s NCG engaged in an extensive search for qualified candidates with relevant experience and skills, while cognizant of the Board’s recent enhanced commitment to diversity. On December 17, 2021, based upon the recommendation of the Nominating and Corporate Governance Committee, the Board nominated Ms. Taylor, an executive with a broad range of industrial experience, particularly in the areas of manufacturing, supply chain management and quality, for election to Griffon’s Board at the Annual Meeting.

On December 17, 2021, the Company’s NCG voted to recommend to the Board that Louis J. Grabowsky, Robert F. Mehmel, Michelle L. Taylor and Cheryl L. Turnbull be nominated by the Company for election to the Board at the 2022 annual meeting; and the Board unanimously approved this recommendation later that day. Further information with respect to the nomination of these candidates can be found beginning of page 20.

On December 21, 2021, Mr. Kaplan provided a communication from Mr. Brosig to each of Messrs. Bollman, Diao and Winn, thanking them for participating in interviews with the NCG and informing them of the decision of the Board to nominate Mr. Grabowsky, Mr. Mehmel, Ms. Taylor and Ms. Turnbull for election to the Board at the 2022 annual meeting.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Summary

We have the right board to continuing executing on Griffon’s strategy to drive margin expansion and organic growth, while opportunistically pursuing value-enhancing acquisitions. We believe that our Board is composed of individuals who collectively possess the right mix of skills, qualifications, and experience to promote shareholder interests and oversee management as it executes on its strategic plans and positions Griffon for future growth and increased profitability.

Our certificate of incorporation currently provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors, divided into three classes as nearly equal in number as possible, with no class containing less than four directors, whose terms of office expire in successive years. Our Board of Directors now consists of fourteen directors as set forth below.

GRIFFON’S CURRENT BOARD OF DIRECTORS

Class III Members of the Board (To Serve Until the Annual Meeting of Stockholders in 2022)	Louis J. Grabowsky
Robert F. Mehmel
Cheryl L. Turnbull
William H. Waldorf (*)
Class I Members of the Board (To Serve Until the Annual Meeting of Stockholders in 2023)	Thomas J. Brosig
Rear Admiral Robert G. Harrison (USN Ret.)
Lacy M. Johnson
James W. Sight
Samanta Hegedus Stewart
Class II Members of the Board (To Serve Until the Annual Meeting of Stockholders in 2024)	Henry A. Alpert
Jerome L. Coben
Ronald J. Kramer
General Victor Eugene Renuart (USAF Ret.)
Kevin F. Sullivan

* William H. Waldorf will be retiring from the Board of Directors effective as of the conclusion of the election of directors at our 2022 Annual Meeting and accordingly is not being nominated for re-election.

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Director Diversity

Our directors have a diverse mix of backgrounds, qualifications, skills and experiences that we believe contribute to a well-rounded Board that is positioned to effectively oversee our strategy. We have a balance of new and tenured directors, reflecting our commitment to proactive Board refreshment.

Following Mr. Waldorf’s retirement and assuming the election of Ms. Taylor to the Board, the average age of our directors will be 67 years and the median tenure will be 5 years.

Twelve of our 14 directors or 86% are independent. 21% of our directors are diverse. Following Mr. Waldorf’s retirement and assuming Ms. Taylor is elected to the Board, the percentage of independent directors would remain unchanged and 29% of directors would be diverse.

The charts below are based on the composition of the Board following the Annual Meeting, assuming Ms. Taylor is elected to the Board.

Overview of 2022 Nominees

Louis J. Grabowsky Age: 70 Independent Director Since: 2015 Committee: Audit	Robert F. Mehmel Age: 59 President and COO, Griffon Since: 2018 Committee: N/A	Michelle L. Taylor Age: 53 Independent Director Since: N/A Committee: N/A	Cheryl L. Turnbull Age: 61 Independent Director Since: 2018 Committee: Compensation

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Louis J. Grabowsky, Robert F. Mehmel, Michelle L. Taylor and Cheryl L. Turnbull are nominated for election at this Annual Meeting of stockholders, as directors in Class III, to hold office until either (1) the annual meeting of stockholders in 2023 if the Declassification Proposal is approved or (2) the annual meeting of stockholders in 2025 if the Declassification Proposal is not approved, or until their successors are chosen and qualified. Each of Louis J. Grabowsky, Robert F. Mehmel, and Cheryl L. Turnbull is currently a director on our Board. Michelle L. Taylor was recommended for consideration by the Nominating and Corporate Governance Committee by a non-management director.

The Board unanimously recommends that the shareholders vote “FOR” all of the director nominees.

Voss has notified the Company of its intent to nominate, and has filed proxy materials soliciting proxies for the election of, three nominees for election as directors at the 2022 Annual Meeting. The Board does not endorse any Voss Nominee and unanimously recommends that you disregard any proxy card that may be sent to you by Voss. Voting to “withhold” with respect to any Voss Nominee on its proxy card is not the same as voting for the Board’s nominees, because a vote to “withhold” with respect to any Voss Nominee on its proxy card will revoke any previous WHITE proxy card submitted by you. If you have already voted using a proxy card sent to you by Voss, you have every right to change your vote and we urge you to revoke that proxy by voting the enclosed WHITE proxy card by telephone or by Internet, or by signing, dating and returning it promptly. Only the latest dated validly executed proxy that you submit will be counted. We are not responsible for the accuracy of any information provided by or relating to Voss or their nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Voss or any other statements that Voss may otherwise make.

As described elsewhere in this proxy statement, we are submitting to shareholders, for their approval, an amendment to our Certificate of Incorporation to declassify the Board of Directors over a two-year period such that, by 2024, all of our directors will be nominated for election each year to a one-year term.

Board Composition

We believe that each of our directors should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s supervision and oversight of the business and affairs of Griffon. We consider the following when selecting candidates for recommendation to our Board: character and business judgment; broad business knowledge; leadership, financial and industry-specific experience and expertise; technology and education experience; professional relationships; diversity; personal and professional integrity; time availability in light of other commitments; dedication; and such other factors that we consider appropriate, from time to time, in the context of the needs or stated requirements of the Board. The directors’ experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

The following matrix provides information regarding certain qualifications and experience possessed by the members of our Board, which our Board believes are relevant to our business and industry and provide a range of viewpoints that are invaluable for our Board’s discussions and decision-making processes. The matrix does not encompass all of the qualifications, experiences or attributes of the members of our Board, and the fact that a particular qualification, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, experience or attribute with respect to any of the members of our Board does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of qualification and experience listed below may vary among the members of the Board.

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	Public Company Leadership (CEO/ Board)	Senior Leadership (C-Suite Executive or equivalent)	Operations Management	Consumer Product or Consumer Services Industry	Business Owner	Financial, Transactional, Accounting	Investment Asset Management	Legal
Alpert
Brosig
Coben
Grabowsky
Harrison
Johnson
Kramer
Mehmel
Renuart
Sight
Stewart
Sullivan
Taylor (nominee)
Turnbull
Waldorf (ret.)
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DIRECTOR NOMINEE BIOGRAPHIES Nominees for Consideration During the 2022 Annual Meeting of Shareholders

Mr. Louis J. Grabowsky has been a Director since 2015. He is a founder and principal of Juniper Capital Management, a financial sponsor that provides capital to high growth potential but under-resourced U.S. entrepreneurial companies. Prior to founding Juniper Capital, Mr. Grabowsky was a partner at Grant Thornton LLP from 2002 to 2014, serving as Chief Operating Officer from 2009 to 2013 and Senior Advisor, Operations from 2013 until his retirement in July 2014. Mr. Grabowsky currently serves on the boards of various portfolio companies in which Juniper Capital is an investor. Mr. Grabowsky brings to the Board and the Audit Committee an in-depth understanding of the financial reporting, auditing and accounting issues that come before the Board and the Audit Committee.

Louis J. Grabowsky Age: 70 Independent Director Since: 2015 Committee: Audit

Mr. Robert F. Mehmel has been our President and Chief Operating Officer since December 2012 and a director since May 2018. From August 2008 to October 2012, he was President and Chief Operating Officer of DRS Technologies (“DRS”), a supplier of integrated products, services and support to military forces, intelligence agencies and prime contractors worldwide. From May 2006 to August 2008, Mr. Mehmel was Executive Vice President and Chief Operating Officer of DRS and from January 2001 to May 2006, he was Executive Vice President, Business Operations and Strategy, of DRS. Prior to joining DRS, Mr. Mehmel held a number of executive and management roles of increasing responsibility in the defense electronics industry. Mr. Mehmel brings to the Board extensive experience in the defense industry, as well as with respect to mergers and acquisitions and all aspects of corporate operations and management.

Robert F. Mehmel Age: 59 President and COO, Griffon Since: 2018 Committee: N/A

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DIRECTOR NOMINEE BIOGRAPHIES Nominees for Consideration During the 2022 Annual Meeting of Shareholders

Ms. Michelle L. Taylor has served as Director, New Product Quality, at Trane Technologies (NYSE: TT) since March 2021, responsible for leading the North America Commercial HVAC New Product Quality Team. Prior to joining Trane, Ms. Taylor spent ten years at Cummins, Inc. (NYSE: CMI), a global power leader, where she held several roles including Executive Director, Global Supplier Quality; Director, North America Defense and Government Sales; and Global Diversity Procurement Director. Prior to joining Cummins, Ms. Taylor held positions at the Allison Transmission Division of General Motors, Ford Motor Company and Delco Remy International, as well as with IC Leadership Training Group, a provider of professional and business development services for small businesses. Ms. Taylor brings to the Board a broad range of industrial experience, particular in the areas of manufacturing, supply chain management and quality.

Michelle L. Taylor Age: 53 Independent Director Since: N/A Committee: N/A

Ms. Cheryl L. Turnbull has been a director since May 2018. She is the Senior Director of the Keenan Center for Entrepreneurship at The Ohio State University. Ms. Turnbull has been with Ohio State in a number of different capacities since 2013. From 2009 to 2012, Ms. Turnbull was a founding partner at Capital Transactions, LLC, a corporate advisory firm that partners with senior management teams and corporate boards at privately held companies to consult regarding business strategy, operating and financial plans and funding. Prior to 2012, Ms. Turnbull served in a variety of private equity, venture capital and other investment management roles, and served as a managing director at a merchant bank. Ms. Turnbull currently serves on the boards of directors of a number of non-profit and community organizations. Her extensive experience in working with corporate management teams and boards allows her to assist the Board in a wide array of operational and financial matters.

Cheryl L. Turnbull Age: 61 Independent Director Since: 2018 Committee: Compensation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
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STANDING DIRECTOR BIOGRAPHIES Three-Year Term Expiring at the 2023 Annual Meeting of Shareholders

Mr. Thomas J. Brosig has been a director since 2015. Since 2020, Mr. Brosig has been an owner of McMurphy Homes, LLC, a builder of residential homes on the Mississippi gulf coast, where he is responsible for finance, accounting, administration and business strategy. Mr. Brosig also serves as a strategic advisor to Nikki Beach, a global multi-faceted luxury lifestyle and hospitality brand, where he served as President from January 2017 until his retirement in June 2020. From November 2015 to December 2016, Mr. Brosig provided financial and operational consulting services to Nikki Beach. From 2012 to October 2015, Mr. Brosig served as a strategic business consultant, providing financial and operational consulting services to a variety of companies primarily in the gaming and hospitality industries. Mr. Brosig was Chief Executive Officer of MVB Holdings LLC, owner of a resort and gaming property located in Biloxi, Mississippi, from December 2011 until August 2012, and President from August 2012 to November 2012. Prior to joining MVB Holdings, Mr. Brosig was a consultant in the gaming and hospitality industries from 2003 to 2011. From January 1999 through February 2003, he served as Senior Vice President of Park Place Entertainment Corporation, one of the largest owners and operators of casinos in the world. Prior to that time, he served a predecessor company, Grand Casinos, Inc., in a variety of executive roles from January 1990 to January 1999. Mr. Brosig serves on the Board of Directors of G-III Apparel Group, LTD. (NASDAQ: GIII). Mr. Brosig’s extensive experience as a corporate executive and as a business consultant allows him to assist the Board in all aspects of corporate management and operational matters.

Thomas J. Brosig Age: 72 Independent Director Since: 2015 Committee: Audit Nominating and Corporate Governance

Rear Admiral Robert G. Harrison (USN Ret.) has been a director since February 2004. He was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1994. Since retirement, Rear Admiral Harrison has been a consultant for various defense systems companies in the areas of acquisition, support and program management. Rear Admiral Harrison was a director for Indra Systems, a company engaged in the manufacture and support of training and simulation systems and automatic test equipment, from 2004 to July 2015. By virtue of his services as a senior officer in the U.S. Navy and his service as a director of and consultant to other companies, Rear Admiral Harrison brings to the Board extensive experience in the management of large organizations and the approaches and perspectives involved in military procurement.

Rear Admiral Robert G. Harrison (USN Ret.) Age: 85 Independent Director Since: 2004 Committee: Compensation
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Mr. Lacy M. Johnson has been a director since November 2019. In February 2021 Mr. Johnson joined the law firm Taft Stettinius & Hollister LLP, where he is a partner in the Public Affairs Strategies Group and partner-in-charge of the firm’s Washington D.C. office. From 1993 to February 2021, Mr. Johnson was a partner with the law firm of Ice Miller LLP, where his primary practice areas focused on public affairs services and he served as co-chair of the firm’s Public Affairs and Gaming Group. Before joining Ice Miller, Mr. Johnson served as Attorney, Government Relations Services, Sagamore-Bainbridge, Inc., Director of Security for the Indiana State Lottery, liaison with the Indiana General Assembly, and Lt. Colonel and deputy superintendent for Support Services for the Indiana State Police. He is a Democratic National Committeeman and former Lt. Commander of the United States Naval Intelligence Reserves. Mr. Johnson serves on the Board of Directors of Kemper Corporation (NYSE: KMPR). As a practicing attorney for over twenty years, Mr. Johnson brings to the Board broad experience and insight in various aspects of business law; in addition, Mr. Johnson’s background in public affairs and government relations brings a unique perspective to the Board.

Lacy M. Johnson Age:69 Independent Director Since: 2019 Committee: Nominating & Corporate Governance

Mr. James W. Sight has been a Director since July 2019. He is currently on the Board of Fiduciary Benchmarks Insights, LLC, an independent, private company that provides consulting services to the retirement plan industry. Mr. Sight has been a private investor for over twenty-five years, serving on the boards of numerous public companies, including most recently ImageWare Systems, Inc. (OTCQB: IWSY) from May 2021 to September 2021 and Photomedex, Inc. (formerly NASDAQ: PHMD) from 2010 through 2015. Mr. Sight has over two decades of experience in corporate restructurings and financings, having advised both public companies and creditors in these areas serving as a board member, consultant and on creditors’ committees. From 2007 through 2012, Mr. Sight was a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust (formerly NYSE: FLMP), and served in the office of the REIT’s President; and from 1998 to 2006, he served as a consultant to LSB Industries (NYSE: LXU). Mr. Sight brings to the Board substantial experience regarding financing matters, as well as the perspective of a long-term investor.

James W. Sight Age: 66 Independent Director Since: 2019 Committee: Finance
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Ms. Samanta Hegedus Stewart has been a Director since September 2018. She has been Senior Vice President and Head of Investor Relations at Endeavor, a global leader in sports, entertainment and fashion with a portfolio of companies including WME, IMG and UFC, since February 2019. Endeavor is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. From 2013 to 2018, she was Head of Investor Relations for Manchester United, an English Premier League football team; Director of Investor Relations at Snap Inc. (NYSE: SNAP), leading the investor relations efforts behind its initial public offering; and Chief Investment Officer of Soho House, a global private membership club and lifestyle brand that features hotels, food and beverage venues, gyms and retail outlets. Prior to such time, Ms. Stewart was Vice President of Investor Relations for Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of destination casino resorts, for ten years. Ms. Stewart began her career in investment banking at Morgan Stanley. Ms. Stewart brings to the Board important perspectives regarding potential investments and acquisitions, as well as regarding investor relations and media and public relations.

Samanta Hegedus Stewart Age: 46 Independent Director Since: 2018 Committee: Nominating and Corporate Governance

STANDING DIRECTOR BIOGRAPHIES Three-Year Term Expiring at the 2024 Annual Meeting of Shareholders

Mr. Henry A. Alpert has been a director since 1995. Mr. Alpert has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, since 1985. Mr. Alpert is also a director of Boyar Value Fund, a mutual fund (NASDAQ: BOYAX). Mr. Alpert brings to the Board an understanding of the perspectives of public mutual fund stockholders, and experience in operations.

Henry A. Alpert Age: 74 Independent Director Since: 1995 Committee: Compensation + Finance
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Mr. Jerome L. Coben has been a director since July 2020. For almost four decades, Mr. Coben was a corporate lawyer focusing on mergers and acquisitions, securities and finance matters and other business transactions. Mr. Coben co-founded the Los Angeles office of Skadden, Arps, Slate, Meagher and Flom LLP in 1983 and remained a partner at Skadden until his retirement from the practice of law in 2008, having served on various national firm management committees. From 2009 to 2011, Mr. Coben was a partner at the Zeughauser Group, a firm that provides management consulting services to law firms. Mr. Coben has served as a director of both public and private corporations and has occupied leadership roles with a variety of non-profit and community organizations, and continues to serve in some of such roles today. Through his representation of countless public and private companies in connection with a wide variety of corporate and governance matters and business transactions, Mr. Coben brings to the Board a wealth of experience in advising public and private companies regarding corporate legal matters.

Jerome L. Coben Age: 77 Independent Director Since: 2020 Committee: Compensation Nominating and Corporate Governance

Mr. Ronald J. Kramer has been our Chief Executive Officer since April 2008, a director since 1993 and Chairman of the Board since January 2018. Mr. Kramer was Vice Chairman of the Board from 2003 until January 2018. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He is currently a member of the board of directors of each of Business Development Corporation of America and Franklin BSP Capital Corporation. Mr. Kramer has been a senior executive officer of a number of corporations, and brings to the Board extensive experience in all aspects of finance and business transactions.

Ronald J. Kramer Age: 63 CEO and Chairman, Griffon Since: 1993 Committee: Finance
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General Victor Eugene Renuart (USAF Ret.) has been a director since January 2014. He was an officer in the United States Air Force for over thirty-nine years prior to his retirement in 2010. General Renuart’s military service culminated with his service as Commander, North American Aerospace Defense Command and United States Northern Command from 2007-2010. During his tenure in the U.S. Air Force, General Renuart served as Senior Military Assistant to the Secretary of Defense for Secretaries Donald Rumsfeld and Robert Gates; Director of Strategic Plans and Policy, The Joint Staff; Vice Commander, Pacific Air Forces; and Director of Operations, United States Central Command. From 2010 to 2012, General Renuart served as Vice President, National Security and Senior Military Advisor to the CEO for BAE Systems, Inc. Since 2012, General Renuart has been President of The Renuart Group, LLC, a defense, homeland security, energy, and leadership consulting firm. General Renuart is also Chairman of the Indiana Innovation Institute, a non-profit, applied research organization supporting the Department of Defense and major research universities in Indiana, and serves on the boards of various private companies in the defense industry. As the former Chief Executive and Operating Officer for large military organizations with responsibility for an annual multi-billion dollar budget, General Renuart brings to the Board experience in the management and fiscal oversight of large organizations. His experience as a senior military officer also provides him with experience and insight regarding government policy and procurement.

General Victor Eugene Renuart (USAF Ret.) Age: 72 Independent Director Since: 2014 Committee: Finance

Mr. Kevin F. Sullivan has been a Director since 2013. Mr. Sullivan is a Managing Director at MidOcean Credit Partners, a private investment firm that specializes in U.S. hedge fund investments. Prior to joining MidOcean in 2013, Mr. Sullivan was a Managing Director with Deutsche Bank, and a predecessor bank, Bankers Trust, from 1980 until November 2012. Mr. Sullivan held positions of increasing responsibility over his 32 years at Deutsche Bank and Bankers Trust, including Global Head for Loan Sales, Trading and Capital Markets; Head of Leveraged Finance—Asia; and last serving as Group Head for Asset Based Lending. He was also a member of the Capital Commitments Committee from 2002 to 2012 and a member of the Equity Investments Committee from 2008 to 2012. Mr. Sullivan serves on the Board of Directors of Studio City International Holdings Limited (NYSE:MSC). Mr. Sullivan’s decades of experience in finance, banking and capital markets allow him to assist the Board in evaluating all aspects of potential financing and capital markets transactions.

Kevin F. Sullivan Age: 68 Lead Independent Director Since: 2013 Committee: Audit and Finance

Note: All ages as of January 1, 2022

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CORPORATE GOVERNANCE

Highlights

We strive to ensure that our corporate governance reflects best practices tailored, as necessary, to our culture, goals and strategy.

Key Corporate Governance Characteristics

✓   Independent Lead Director

✓   Stock Ownership Guidelines

✓   Executive Sessions of Independent Directors

✓   Independent Compensation Consultant

✓   Annual Board and Board Committee Self Evaluations

✓   Code of Business Conduct and Ethics

✓   Annual Stock Grant to Non-Employee Directors

✓   Ethics Hotline, with Anonymous Reporting

✓   Related Party Transaction Policy

✓   Disclosure Committee for Financial Reporting

✓   Annual Stockholder Approval of Executive Compensation

✓   Annual Shareholder Outreach to Solicit Input on Executive Compensation and Corporate Governance Matters

Board Leadership Structure

Our Board of Directors maintains a leadership structure composed of a lead independent director and a Chair who is not an independent director. Our Chief Executive Officer serves as Chairman of the Board; our lead independent director is selected by all independent directors on our Board and plays an active oversight role. As noted earlier, other than Messrs. Kramer and Mehmel, each of our other twelve directors is independent.

CHAIRMAN

Currently, the Company’s Chairman and CEO roles are held by Mr. Kramer. The Board believes that this structure serves the Company and its shareholders well, based primarily on (i) Mr. Kramer’s background, skills and experience, as detailed in his biography above; (ii) his history with Griffon and successful track record spearheading the Company’s strategic repositioning, including strong improvements to financial performance and operations; and (iii) a deliberate approach to capital allocation and M&A and divestitures.

The Chairman has the authority to call meetings of the Board and presides at such meetings. He has primary responsibility for shaping Board agendas (in consultation with the Lead Independent Director) and communicates with all directors on key issues and concerns outside of Board meetings.

LEAD INDEPENDENT DIRECTOR

Our lead independent director, Mr. Kevin F. Sullivan, has served in this role since November 2015. We believe that a lead independent director helps ensure independent oversight over the Company. The below list provides a comprehensive, but not exhaustive, list of the key duties and responsibilities of the lead independent director.

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Key Responsibilities of the Lead Independent Director

✓   Presides at meetings of the Board at which the Chairman is not present

✓   Presides at executive sessions of the independent directors

✓   Serves as a liaison between the Chairman and the independent directors

✓   Together with the Chairman, establishing the agenda for meetings of the Board Executive

✓   Oversees the board and committee annual self-evaluation process

✓   Oversees the flow of information to the Board, and coordinates with the independent directors to ensure that they have access to information they request from time to time

✓   Collaborates with the Nominating and Corporate Governance Committee in monitoring the composition and structure of the Board

EXECUTIVE SESSIONS

Independent directors have the opportunity to meet in executive session without management present at their request. Executive sessions are chaired by the Independent Lead Director, Mr. Kevin F. Sullivan and occur at least once annually. The Audit Committee and Compensation Committee also meet regularly in executive session. During executive sessions, the independent directors may review CEO performance and compensation; succession planning, strategy and risk; corporate governance matters; and any other matters of importance to the Company raised during a meeting or otherwise presented by the independent directors.

Director Independence

The Board of Directors has determined that each of Messrs. Alpert, Brosig, Coben, Grabowsky, Harrison, Johnson, Renuart, Sight, Sullivan and Waldorf, and Ms. Stewart and Ms. Turnbull, are independent under New York Stock Exchange Rule 303A. The Board of Directors has determined that Ms. Taylor will be independent under New York Stock Exchange Rule 303A. The Board of Directors affirmatively determined that no director (other than Ronald J. Kramer and Robert F. Mehmel) has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

In making this determination, the Board considered all relevant facts and circumstances. With respect to Mr. Grabowsky, the Board considered that Mr. Grabowsky was a partner and member of the senior management of Grant Thornton LLP until his retirement from Grant Thornton LLP in August 2014. In determining that this former relationship does not constitute a “material relationship” that would impede the exercise of independent judgment by Mr. Grabowsky, the Board considered, among other things, that Mr. Grabowsky never personally performed any work on the audits of Griffon’s financial statements, and that Mr. Grabowsky has no financial relationship with Grant Thornton LLP and no ability to influence Grant Thornton LLP’s operations or policies.

On December 20, 2021, Griffon announced that it entered into a definitive agreement to acquire the Hunter Fan Company (“Hunter”), a market leader in residential ceiling, commercial, and industrial fans, from MidOcean Partners (“MidOcean”) for $845 million, subject to closing adjustments. Kevin F. Sullivan, a member of our Board, is a Managing Director of MidOcean Credit Fund Management (“MidOcean Credit”). Hunter is a portfolio company of MidOcean’s private equity business. Mr. Sullivan’s duties and responsibilities are solely with MidOcean Credit; he has no duties or responsibilities relating to MidOcean’s private equity business. Mr. Sullivan has no pecuniary or financial interest in the

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Hunter transaction and had no involvement with the decision or approval by MidOcean relating to the sale of Hunter to Griffon. Notwithstanding the foregoing, to avoid even the appearance of impropriety, Mr. Sullivan was recused from all Griffon Board discussions, meetings, approvals and votes relating to the purchase by us of Hunter from MidOcean. The Audit Committee (with Mr. Sullivan recusing himself) considered whether the Hunter transaction is a related party transaction and determined that (i) based on the foregoing facts, it is not a related party transaction, and (ii) if it were to be considered a related party transaction, it would not act as a bar to Griffon entering into the transaction because, among other things, pursuing the transaction was in Griffon’s best interest. The Nominating and Corporate Governance Committee considered whether Griffon’s acquisition of Hunter from MidOcean in any way impacts the prior determination by the Board that Mr. Sullivan is independent and concluded that, based on the facts cited above, it does not.

Board Committees

We currently have the following standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee. Other than the Finance Committee, all of the standing committees of the Board of Directors are composed entirely of independent directors.

COMPENSATION COMMITTEE
Chair:	Henry A. Alpert	Members:	Cheryl L. Turnbull Rear Admiral Robert G. Harrison Jerome L. Coben
Meetings in Fiscal 2021: 7

Key responsibilities

Our Compensation Committee has overall responsibility for determining and approving the compensation of our Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities paid to our executive officers, as well as to the Presidents of our business units. Our Compensation Committee awards restricted stock and other equity-based awards to officers and employees. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee considers recommendations from our executive officers with respect to executive compensation matters. The Company utilizes the services of an independent consultant to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. A copy of the Compensation Committee charter can be found on our website at www.griffon.com.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Chair:	Thomas J. Brosig	Members:	Lacy M. Johnson Jerome L. Coben
Meetings in Fiscal 2021: 1

Key responsibilities

The Nominating and Corporate Governance Committee is responsible for (1) reviewing suggestions of candidates for director made by directors and others; (2) identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of stockholders; (3) recommending to the Board director nominees for each committee of the Board; (4) recommending to the Board the corporate governance principles applicable to the Company; and (5) overseeing the annual evaluation of the Board and management. There is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a stockholder or otherwise. The Nominating and Corporate Governance Committee has nominated the directors to be elected at this meeting. A copy of the Nominating and Corporate Governance Committee charter can be found on our website at www.griffon.com.

AUDIT COMMITTEE
Chair:	Louis J. Grabowsky	Members:	Thomas J. Brosig Kevin F. Sullivan William H. Waldorf (retiring)
Meetings in Fiscal 2021: 4

Key responsibilities

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is involved in discussions with management and our independent registered public accounting firm with respect to financial reporting and our internal accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace our independent registered public accounting firm. The Audit Committee must pre-approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The Audit Committee is responsible for monitoring compliance with our Code of Business Conduct and Ethics. The Audit Committee consults with management but does not delegate these responsibilities. A copy of the Audit Committee charter can be found on our website at www.griffon.com.

The Board has determined that Louis J. Grabowsky, who became a member of the Audit Committee in November 2015, qualifies as an “Audit Committee Financial Expert,” as defined by SEC rules, based on his education, experience and background.

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FINANCE COMMITTEE
Chair:	Kevin F. Sullivan	Members:	James W. Sight Henry A. Alpert Ronald J. Kramer General Victor Eugene Renuart
Meetings in Fiscal 2021: Did not meet in fiscal 2021

Key responsibilities

The Finance Committee is responsible for reviewing proposed transactions that will materially impact the Company’s capital structure, as well as any materials changes to the Company’s capital structure, after which it shall make a non-binding recommendation to the full Board of Directors. This includes any offerings or sales of debt or equity securities of the Company, and material credit agreements or other material financing arrangements. A copy of the Finance Committee Charter can be found on our website at www.griffon.com.

Board and Committee Meetings

During the fiscal year ended September 30, 2021, there were six meetings of the Board of Directors. Each of our directors attended or participated in at least 75% of the meetings of the Board of Directors, and of the respective committees of which he or she is a member, held during the period such director was a director during the fiscal year ended September 30, 2021.

We encourage all our directors to attend our annual meetings of stockholders. Twelve of our fourteen directors attended last year’s annual meeting of stockholders.

Risk Oversight

Management is responsible for the day-to-day management of risks for Griffon and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to its review of the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including the Sarbanes-Oxley Act, performance of the internal audit function, and review of related party transactions, among other responsibilities set forth in the Audit Committee’s charter. The Audit Committee also periodically reviews our currency exchange and hedging policies, tax exposures and our internal processes to ensure compliance with applicable laws and regulations. Our Audit Committee oversees the response of management to reports regarding suspected violations of our Code of Conduct. The Audit Committee meets regularly in executive sessions with our director of internal audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the Committee or the Board should be aware. The Board, and at certain times, the Finance Committee, monitors risks related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings.

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In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees in performing their duties. The Code of Business Conduct and Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Business Conduct and Ethics may be found on our website at www.griffon.com.

Our Board of Directors has also adopted Corporate Governance Guidelines, as required by the New York Stock Exchange rules, to assist the Board in exercising its responsibilities to Griffon and its stockholders. The Corporate Governance Guidelines may be found on our website at www.griffon.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Nominating and Corporate Governance Committee to determine whether the Board and its committees are functioning effectively. In addition, each of the Audit, Compensation, and Nominating and Corporate Governance committees is required to conduct an annual self-evaluation and all committees of the Board are required to periodically review and reassess the adequacy of their charters. Each of our standing committees is subject to an annual performance evaluation by the Board of Directors.

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to Directors in care of the Office of the Secretary, Griffon Corporation, 712 Fifth Avenue, New York, New York 10019. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors,” “Independent Directors,” “Non-Employee Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Director Nominations

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices. In order to be timely, the notice must be delivered:

•	in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, the notice must be received not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made; and

•	in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.
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The stockholder’s notice to the Secretary must set forth

•	as to each person whom the stockholder proposes to nominate for election as a director

—	the nominee’s name, age, business address and residence address

—	the nominee’s principal occupation and employment

—	the class and series and number of shares of each class and series of capital stock of Griffon which are owned beneficially or of record by the nominee, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the nominee, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the nominee

—	any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder

•	as to the stockholder giving the notice

—	the stockholder’s name and record address

—	the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the stockholder, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the stockholder, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the stockholder

—	a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder

—	a representation by the stockholder that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the stockholder’s notice, and

—	any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further be required, for such notice of nomination to be proper, to update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice is true and correct as of the record date for the

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meeting, and such update and supplement must be delivered to, or mailed and received at, Griffon’s principal executive offices not later than five business days after the record date for the meeting.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which the stockholder gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Henry A. Alpert, Rear Admiral Robert G. Harrison (USN Ret.) and Cheryl L. Turnbull. None of the members of the Committee were our officers or employees during fiscal year 2021 and none has ever been an officer of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or Compensation Committee.

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STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the “Summary Compensation Table,” for all executive officers and directors as a group, and for each holder known to us to be the beneficial owner of more than five percent of our issued and outstanding common stock as of November 30, 2021.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class (1)
BlackRock, Inc. and affiliates(2)	6,924,756	12.2%
Gabelli Funds, LLC and affiliates(3)	6,052,849	10.7%
The Vanguard Group(4)	5,020,814	8.9%
Dimensional Fund Advisors LP(5)	3,461,566	6.1%
Henry A. Alpert(6)	69,561	*
Thomas J. Brosig(6)	33,105	*
Jerome L. Coben(6)	9,498	*
Louis J. Grabowsky(6)	46,035	*
Brian G. Harris(7)	220,424	*
Rear Admiral Robert G. Harrison (USN Ret.)(6)	46,050	*
Lacy M. Johnson(6)	11,930	*
Seth L. Kaplan(7)	223,190	*
Ronald J. Kramer(7)(8)	3,566,218	6.3%
Robert F. Mehmel(7)	1,061,723	1.9%
General Victor Eugene Renuart (USAF Ret.)(6)	32,363	*
James W. Sight(6)	13,289	*
Samanta H. Stewart(6)	18,373	*
Kevin F. Sullivan(6)	49,196	*
Cheryl L. Turnbull(6)	28,589	*
William H. Waldorf(6)	62,643	*
Michelle L. Taylor	0	*
Directors and executive officers as a group (16 persons)	5,492,209	9.7%

*	Less than 1%.

(1)	Unless otherwise indicated and except as otherwise set forth in the Schedules 13D and 13G referred to in the footnotes below, ownership represents sole voting and investment power.

(2)	The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by BlackRock, Inc. and certain of its affiliates on January 26, 2021.

(3)	The address for Gabelli Funds, LLC and its affiliates is One Corporate Center, Rye, New York 10580-1435. The number of shares beneficially owned is based on a Schedule 13D filed with the SEC by Gabelli Funds, LLC and certain of its affiliates on May 3, 2021.

(4)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by The Vanguard Group and certain of its affiliates on February 10, 2021.
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(5)	The address for Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The number of shares beneficially owned is based on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP and certain of its affiliates on February 16, 2021.

(6)	Includes shares of restricted common stock granted pursuant to our director compensation program.

(7)	Includes for Messrs. Kramer, Mehmel, Harris and Kaplan (i) 2,996 shares, 2,133 shares, 2,746 shares and 2,612 shares of common stock, respectively, allocated to their accounts under the ESOP as to which they can direct the vote, and (ii) 1,865,203 shares, 606,551 shares, 95,491 shares and 89,195 shares of restricted stock, respectively.

(8)	Includes 40,298 shares of common stock owned by Mr. Kramer’s wife and children. Mr. Kramer disclaims beneficial ownership of such shares of common stock.

As of November 30, 2021, there were 5,133,684 shares of common stock held in Griffon’s Employee Stock Ownership Plan (“ESOP”), constituting 9.1% of our outstanding common stock. Of these shares, 3,270,497 were allocated to accounts of participants in the ESOP and 1,863,187 were unallocated and held in the ESOP’s general suspense account. The shares held in the ESOP are not deemed to be beneficially owned by the ESOP; the ESOP trustee votes the shares held in the ESOP based on voting instructions received from participants in the ESOP. For additional information on the ESOP, see “Elements of Executive Compensation—Retirement, Health and Welfare Benefits and Other Perquisites—Employee Stock Ownership Plan,” in the “Compensation Discussion and Analysis” section below.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation in Context	Philosophy Pay for Performance	Company Performance
- Independent Process - Role of management in Griffon’s business structure - Overall limit on corporate expense, including compensation	- Alignment of compensation with shareholder interests - Incentivize long-term and short-term performance - Discourage excessive risk taking	- Strong operational results - Successful response to uncertain pandemic environment - Strong balance sheet achieved through deleveraging
Shareholder Outreach	Performance Criteria	Structure and Risk Mitigation
- Vigorous outreach program - Engagement on ESG performance - Responsiveness to shareholder input - Adjustment of performance criteria	- Alignment with shareholders - Operational targets - Stock performance targets - TSR modifiers - Balance sheet objective - Adjustment of objectives in response to shareholder input	- Cliff vesting of equity awards – minimum three-year period - Restriction on selling restricted shares after vesting – two years - Claw back provisions - Stock ownership guidelines
Compensation Structure	Committee Process	Elements of Compensation
- Components of compensation balanced - Heavy emphasis on incentive compensation - Compensation based on diverse management responsibilities	- Use of independent compensation consultant - Review of industrial peers

-   Heavily weighted towards performance-based compensation

-   High proportion of equity-based compensation

-   Balance between long- and short-term incentives

-   Newly adopted incentive target for free cash flow generation

-   Incentive target for capital strength

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Griffon’s Compensation in Context

The Compensation Committee, composed entirely of independent directors, with the assistance of Gallagher Human Resources and Compensation Consulting (“Gallagher”), sets the compensation for the Company’s Chief Executive Officer; President and Chief Operating Officer; Senior Vice President and Chief Financial Officer; and Senior Vice President, General Counsel and Secretary (the “NEO’s”). The Committee also sets the compensation for the heads of the Company’s operating business units and review and approve the incentive programs and targets for those units as well as for the corporate parent.

In designing the compensation program and setting the compensation for the NEOs we apply the compensation philosophy described below in the context of the functions that the Board expects the NEOs to perform as the senior management team of Griffon. We view Griffon as an operationally focused portfolio of market leading businesses; and the skills needed to perform the functions include BOTH the ability to closely oversee and direct the operations of our subsidiaries AND the ability to manage Griffon’s portfolio of operating companies by making acquisitions and divestures, allocating capital and arranging financings. We also consider the overall cost of Griffon’s holding company structure in which services as well as oversight is provided by Griffon’s corporate parent for the benefit of our subsidiaries.

The NEOs identify potential acquisition candidates, oversee and conduct due diligence, negotiate transactions and arrange financing, generally at the holding company level to reduce the cost of capital. The NEOs evaluate Griffon’s portfolio of operating companies to determine whether those companies warrant the investment of additional capital, whether those companies should be retained or whether those companies or portions of them should be divested. In this regard, over the last seven years the NEOs have overseen twelve acquisitions, two divestitures (not including the current exploration of strategic alternatives for Telephonics) and arranged ten financings (inclusive of bond financings and bond tack-on offerings, and credit agreement increases and extensions). Because Griffon has an operational as well as a financial orientation, Griffon also requires the NEOs to have substantial involvement in the operation of its subsidiaries. Because a substantial portion of the compensation of the NEOs is contingent on the attainment of performance goals and varies with the increase in the value of our shares, we believe that the structure of NEO compensation should be strongly linked to the value of our shares.

In evaluating the overall level of compensation paid to our NEOs we also consider Griffon’s aggregate expense at the corporate level. Those expenses are approximately 2% of consolidated revenue, which we believe to be appropriate for the services provided at the corporate level and reasonable in light of the additional expense that the operating companies would have to incur without the assistance of the corporate parent. Included in our corporate expense in 2021 is approximately $20.1 million attributable to (a) company wide use of restricted stock as an incentive, virtually all of which is performance based and subject to continued service and a substantial portion of which is subject to post vesting holding periods; and (b) expenses related to the Employee Stock Ownership Plan (ESOP). Because Griffon’s corporate staff is compact, with each of the NEOs undertaking multiple responsibilities, we can pay our NEOs at levels higher than our industrial peers without exceeding our target for corporate expense.

Compensation Philosophy and Objectives of Our Compensation Program

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve operational and corporate objectives, and thereby contribute to the success of the Company with the goal and intention of increasing stockholder value.

A number of principles form the foundation for our compensation structure. As described below in greater detail, these principles include:

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Pay for Performance

•     A substantial portion of the compensation of our NEOs is tied to the underlying performance of the Company.

•     The performance targets and objectives that we set must align with the Company’s operational and strategic plans.

•     The performance targets and objectives that we set are intended to align with performance that is most likely to result in attractive returns to our shareholders.

•     The performance targets and objectives that we set are intended to create incentives to maintain and improve the financial strength of the Company, while encouraging strong operational performance.

•     The performance target levels that we set should be challenging but attainable and consistent with the business plans reviewed by the Board, so that those targets appropriately motivate and incentivize management.

•     Performance targets and objectives should include both short-term goals to focus management on day-to-day operations, as well as long-term goals that incentivize the long-term creation of shareholder value.

Alignment

•     The performance targets and objectives that we set are intended to align with performance that is most likely to result in attractive returns to our shareholders.

•     Our compensation programs should deter excessive risk taking.

•     Our senior executives should be subject to the same risks to which the Company and its shareholders are subject, thereby aligning the interests of our senior executives with the interests of our shareholders

Industry / Talent Retention

•     Our compensation program should promote the retention of our most valued senior executives.

•     The aggregate cost to the Company of senior executive compensation should be comparable to the costs incurred by peer companies in obtaining comparable services.

Company Performance

Operating performance of the Company and its operating subsidiaries is the most important factor considered by the Compensation Committee in making compensation decisions. Results achieved by the Company are compared to the operating plans reviewed by the Board and the performance targets we set based upon those plans. By these measures the Company had an outstanding year in fiscal 2021, following the excellent years that preceded it.

In Fiscal 2021 the Company had Earnings per Share ($1.48), Net Income ($79.2 million), and revenue ($2.5 billion), Adjusted EPS ($1.86), and Adjusted EBITDA ($269 million), up 24%, 48%, 6%, 15% and 14%, respectively, as compared to the prior year, all including our Defense Electronics segment, which was classified as a discontinued operation starting with our fiscal 2021 Form 10-K.1 We believe the Company’s performance in fiscal 2021 demonstrates that our compensation programs create incentives that produce strong results for the Company and its shareholders.

[1]	Includes the results of our Telephonics business, which was classified as a discontinued operation as of September 30, 2021. For a reconciliation of (a) Revenue in fiscal year 2021 of $2.3 billion to Revenue including Telephonics, (b) Adjusted EBITDA to Income before taxes from continuing operations for fiscal year 2021 of $111.2M and (c) Earnings per Share of $1.48 to Adjusted EPS for fiscal years 2021, see Appendix B to this Proxy Statement.

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These results were viewed by the Compensation Committee as being especially impressive considering the uncertainties resulting from the COVID-19 pandemic. From early in fiscal 2021 it was apparent that the global economy would be grappling with the unknown impacts of the COVID-19 pandemic for quite some time. There was a surge in COVID-19 cases during the winter of 2020/2021, our first two fiscal quarters. This was followed by the availability of vaccines in the U.S. and Europe and a drop in caseloads and hospitalizations, which in turn led to a surge in demand for consumer goods. Like most manufacturing organizations, starting in the spring of 2021 and continuing through the date of this proxy statement, Griffon experienced increased commodity prices, and labor, transportation and supply chain disruptions. And, throughout fiscal 2021, we continued to keep in place a variety of protocols that we implemented at the start of the COVID-19 pandemic, designed to minimize the risk to the health and safety of our employees while allowing us to continue to operate our facilities (albeit with certain unavoidable inefficiencies), and provide high quality products to our customers. These included measures such as social distancing, sanitation and mask-wearing, and staggered shifts, and start, stop and break times. We continually evaluated these protocols and modified them, as circumstances required, at our various locations in the U.S. and around the world. Despite these uncertainties, strains and expenses, record financial results were achieved while maintaining worker safety and customer satisfaction.

The following summarizes our strong performance over the past five years:*

Revenue	Adjusted EBITDA
(mm)	(mm)

*All years include the results of our Telephonics business which is classified as a discontinued operations in our Form 10-K filed on November 17, 2021; Fiscal 2016 to Fiscal 2018 exclude the results of our Plastics business, which was divested in February 2018. For a reconciliation of (a) Revenue to Revenue including Telephonics and (b) Adjusted EBITDA to Income before taxes from continuing operations for each of the years Fiscal 2016 to Fiscal 2021, see Appendix B to this Proxy Statement. Revenue for such years were $2,271 million (2021), $2,066 million (2020), $1,874 million (2019), $1,652 million (2018), $1,113 million (2017) and $1,041 million (2016), and Net Income for such years was $79.2 million (2021), $53.4 million (2020), $45.6 million (2019), $125.7 million (2018), $14.9 million (2017) and $30.0 million (2016).

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Shareholder Outreach

We consider shareholder feedback an important contributor to compensation decisions and other matters considered by the Board. The Committee has considered, and will continue to consider, the outcome of the non-binding, advisory vote on compensation practices when making compensation decisions for our Chief Executive Officer and other named executive officers. At our annual meeting of shareholders held on January 28, 2021, approximately 51% of the shareholders who voted on the “say-on-pay” proposal (excluding those who abstained) approved the compensation of our named executive officers. While more shareholders voted in favor of our pay practices than voted against them, we re-examined and adjusted those practices considering the size of the minority that voted against our practices. It was difficult to ascertain the reasons for negative votes from the vote itself; and, therefore, we give greater weight to the feedback we receive from shareholders in our outreach calls.

Following our 2021 annual meeting, we engaged in our annual shareholder outreach program to solicit the views of our significant shareholders regarding our executive compensation program and any other matters concerning the Company that they wished to discuss. We sent an invitation by e-mail to speak with the Chairman of our Compensation Committee to each non-management shareholder then known by us to be in the list of our top 25 shareholders except for one institutional holder with which management has a regular, ongoing dialogue; this resulted in our extending this invitation to every such shareholder that holds 0.38% or more of our common stock. Institutional investors holding approximately 52% of the Company’s outstanding shares of common stock were contacted (as compared to 41% the prior year). We spoke to all investors who accepted our invitation, representing approximately 9% of our outstanding common stock (as compared to 16% the prior year). One additional institutional shareholder, holding in excess of 10% of our common stock, has indicated it would like to speak with us but wishes to do so in early calendar 2022; and we expect we will speak to this shareholder at that time. During these conversations we asked these shareholders to bring to our attention any issues they felt should be considered by the Board or by the independent directors of the Company, and we specifically inquired as to whether they had any comments, suggestions or criticisms regarding any element or aspect of our executive compensation program or regarding any other aspect of the Company’s operations or governance. These conversations were reported to the Committee and the full Board.

A substantial portion of these calls focused on Environmental, Social and Governance (ESG) matters of interest to our shareholders. We answered questions about the effects of COVID-19 on Company operations and the steps taken by the Company to enhance worker safety. We reported that we believe that, as a results of these steps, we substantially reduced the likelihood that COVID-19 would be transmitted among the Company’s employees in the workplace. Shareholders voiced support for our efforts and the expenses incurred in connection with those efforts. We also described the enhanced disclosure that we make with respect to our ESG efforts and initiatives and Board oversight of these efforts. The shareholders with whom we spoke expressed support for these efforts. The shareholders generally indicated that they were not in favor of our classified board structure; and one shareholder said that it would be more vocal in its opposition if the Company had a larger market capitalization. We noted this had been reviewed by the Board in recent years and explained the benefits of a classified board structure, including creating an environment in which directors are comfortable expressing dissenting views and in which directors develop a deep knowledge of our businesses and the environments in which we operate and focus on long-term strategies. While the shareholders indicated that they appreciated the Company’s position, they stated they would not change their policies of opposing classified boards.

Following these discussions, the issue was again discussed by our Nominating and Corporate Governance Committee and Board which, in response to shareholder commentary, voted to authorize and submit to shareholders for their approval a change to our Certificate of Incorporation to declassify the board and have directors elected for one-year terms as their current terms expire.

It was also suggested that we decrease the percentage of voting power necessary to call a special meeting of shareholders.

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In response to this suggestion our Board voted to authorize and submit to shareholders for their approval a change to our Certificate of Incorporation to reduce from 66-2/3% to 25% the total voting power required to call a special meeting of shareholders.

Proposals with respect to these matters are contained elsewhere in this proxy statement.

We considered input of our shareholders from prior years in considering the advisability of ongoing Board refreshment, and we received positive feedback this year when we noted that 8 of our 14 directors had served on the Board for six years or less. The Board has adopted an objective of continuing to increase board diversity such that 40% of our independent directors will be women or persons of color by 2025.

In our conversations shareholders raised questions about the structure of our equity incentive programs. They did not question the appropriateness of a 20% increase in stock price as a target but asked about the possibility that the stock price target could be satisfied early in the grant period.

In response to shareholder questions about the structure of our equity incentive programs, we noted the following:

•	We have a 30-day consecutive trading period for the stock price target which was suggested by a shareholder proxy advisory firm and was designed to prevent awards from vesting as a result of a short-term spike in the market price for the Company’s shares

•	The recipient of this type of equity award is required to remain in the Company’s employ for the full duration of the award and was precluded from selling the shares until two years after the end of the vesting period

•	The number of shares ultimately earned under this type of award could be increased by up to 10%, or decreased by up to 20%, depending on the relative TSR of the Company’s Common Stock compared to that of a broad market index, creating a continued incentive for performance

The shareholders indicated that these features addressed their concerns.

Shareholders raised questions about whether our operationally based targets such as EBITDA and core EPS were sufficiently aligned with shareholder interests. We responded that the Committee was advised by Gallagher that core EPS was closely aligned with the price of our shares. We discussed with the shareholders the advantages and disadvantages of other performance measures and noted that return on equity created an incentive for excessive leverage and return on invested capital encouraged outsourcing and was inconsistent with our strategy of manufacturing the vast majority of our own products. In response to comments from our shareholders, we asked Gallagher to study and report to us on alternative measures that could be used in our incentive programs.

In response to shareholder input, we intend that, starting in fiscal 2022, a portion of the Company’s long-term cash incentive program for our NEOs will be based on the achievement of free cash flow targets, which will require a focus on operating results, management of current assets and discipline in capital expenditures.
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We received feedback suggesting that we clearly disclose how our compensation policy aligns with the interests of shareholders, which we have endeavored to do at the beginning of this “Compensation Discussion and Analysis” section. These shareholders expressed their support for the heavy emphasis our senior executive compensation program places on performance, with one shareholder specifically complimenting the use of the company’s TSR relative to that of the Russell 2000 as a substantial factor in determining the number of shares the CEO and COO ultimately realize under equity awards granted to them. Because we recognize that shareholder advisory services and others believe that stock price and TSR should be a principal measure of achievement, we use stock price and TSR as the performance measures for equity grants to our CEO and COO, which also reflects our belief that a portion of compensation should be tied directly to growth in shareholder value; these equity awards are explained in greater detail on pages 48 to 51 below. We engaged in a dialogue noting that, while individual compensation levels for our most senior executives are high compared to that of the companies in our industrial peer group, based on data provided by Gallagher, the aggregate compensation of our corporate executive staff compares favorably with that of the companies in our industrial peer group (for additional information, see below under “Components of Compensation.” In particular, the shareholders with whom we spoke expressed:

✓	Support for the Company’s operational performance and senior management
✓	Support for the Company’s approach to executive compensation, and its emphasis on performance-based compensation
✓	Support for continued alignment incentives with both TSR and operational metrics

Other than as described in the above paragraph, shareholders did not propose any specific changes to our executive compensation program and they did not voice any adverse commentary regarding our executive compensation decisions. When speaking with these shareholders our Compensation Committee Chairman also indicated that we are committed to having a regular, ongoing dialogue with our significant shareholders, and encouraged each such shareholder to reach out at any time with any concerns it might have.

Over the years, we have made changes to the design of our compensation program based on shareholder input:

•        We changed the balance of bonus opportunity available under our annual cash performance bonus plan on the basis of operating results and working capital targets from 50%-50% to 75%-25%;

•        We adopted a long-term cash performance bonus plan and reduced the bonus opportunity available under the annual cash performance bonus plan;

•        We established a requirement that stock price targets be met for thirty consecutive trading days in order for the performance criteria to be met under grants of restricted stock to our CEO and COO; and

•        Beginning with fiscal 2022, we added free cash flow as a performance criterion for the bonus opportunity under the long-term cash performance bonus plan.

These changes were made in addition to plan design features such as holding period requirements and TSR modifiers that were adopted in response to more general shareholder input.

In addition to the conversations with the Chairman of our Compensation Committee noted above, management has regular contact with our largest shareholders as part of normal investor relations activities and, during these interactions, no adverse commentary was received pertaining to recent executive compensation decisions or with respect to the structure or philosophy of our executive compensation program. The Committee believes that these interactions

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with our shareholder base provide a strong endorsement of the compensation philosophy of the Company and the application of that philosophy by the Compensation Committee in its decision making.

Voss Capital LLC informed us in October that, through certain affiliates, it had acquired approximately 2% of our shares since August 2021 and wished to discuss with us matters that were time sensitive in relation to the Company’s upcoming annual meeting. Our CEO and CFO met with Voss’ chief investment officer shortly thereafter via a zoom conference. Following the receipt of a written notice from Voss that it intended to nominate three directors for election to our Board at our 2022 annual meeting, Voss requested a meeting with the Chair of our Nominating and Corporate Governance Committee. We then arranged a meeting between Voss’ chief investment officer, an analyst at Voss and three of our independent directors (our lead independent director, the chair of our Nominating and Corporate Governance Committee and the chair of our Compensation Committee). At that meeting Voss expressed dissatisfaction with our holding company structure and the expense related to such structure, especially the compensation of our CEO. Even though Voss’ objective appeared to be the breakup of the Company and the sale of its parts, we indicated that its board nominees would be reviewed by our Nominating and Corporate Governance Committee along with other candidates upon the committee’s receipt of background information from them. See pages 17 to 19 of this proxy statement for further information on our interactions with Voss prior to the date of this proxy statement.

Components of compensation

We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance. Our Compensation Committee utilizes several different performance metrics to incentivize management and evaluate and reward their performance. Our executive compensation program includes four key components:

Competitive Base Salary	Short-Term and Long-Term Cash Incentive Bonuses which, for our named executive officers, are based solely upon objective company performance

Long-Term Equity Based Incentive Compensation designed to align the interests of our executives with the interests of our shareholders utilizing metrics that lead to increases in shareholder returns	Retirement, health and welfare benefits, and certain perquisites

We believe our compensation practices and our overall level of executive compensation reflect our commitment to performance-based pay. The compensation delivered to our executives in fiscal 2021 is indicative of this orientation.

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ALL of our short- and long-term bonuses and incentive compensation (with the exception of one grant of restricted stock to our NEOs in December 2020 that is described below on page 63) are performance-based and constitute a substantial portion of senior executive compensation.

ALL of our long-term incentives, cash and equity, require performance and/or continued employment over a multi-year period.

ALL of our equity-based incentive compensation requires multi-year continued employment and, in the case of our CEO and COO, post-vesting holding. Because equity awards can only be realized on a deferred basis, executives are subjected to the same risks to which our shareholders are subject during the relevant vesting period for each equity award.

In setting compensation levels, we believe it is important to consider the aggregate amount expended by the Company for corporate management, in addition to considering individual compensation levels. We maintain a lean corporate executive staff, and therefore many of our executive officers have responsibilities in multiple functional areas. We believe that, as a result, the Company employs fewer senior executives at the corporate level than comparable companies. Our independent compensation consultant, Gallagher, presented to the Committee an analysis of the aggregate compensation of our corporate executive staff compared to that of the companies in our self-selected industrial peer group (our self-selected industrial peer group is listed and discussed below). Gallagher performed the analysis using two different definitions of “Corporate Executive Staff”—the executives listed in each company’s Annual Report on Form 10-K, and the executives listed on each company’s website.

Gallagher concluded that the aggregate compensation cost of our corporate executive staff was between the 55th and 60th percentile of the aggregate compensation cost of the executive staff for the companies in our self-selected industrial peer group, regardless of which definition is used. Thus, while total compensation to individuals may be at the upper range of compensation for such positions, reflecting the Company’s superior operational performance, the aggregate amount expended for such functions is well in line with our industrial peers.

We believe that the compensation of our executives should reflect the executives’ level of job responsibility and be related to individual and company performance. We also believe that compensation should be competitive, reflecting the conditions in the geographic regions in which our executives are located. Because the performance of our executives greatly impacts our results, a significant portion of their compensation should be variable and based on individual and corporate performance. Our operational performance targets are challenging and consistent with the business plans reviewed by our Board. Our stock price targets are designed to reflect what we consider to be a meaningful rate of return to shareholders.

With the exception of one grant of restricted stock to our NEOs in December 2020 that is described below on page 63, all equity grants to our NEOs for the last five years have been 100% performance-based, and all annual and long-term cash bonuses to all of our NEOs are 100% performance-based.

Our approach to compensation reflects, in large part, that our Company is a diversified holding company. As such, our senior corporate management’s responsibilities include managing and assessing the operational results of our segments and principal businesses, recruiting, developing and supervising management at both the subsidiary and

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corporate levels and overseeing various financial activities. Our senior corporate management is responsible for, and continuously evaluates and assesses, matters relating to:

•	the maintenance of our strong consolidated balance sheet;

•	the allocation of our capital and resources among our business segments;

•	the assessment and determination of our capital requirements and needs;

•	our cash and cash equivalent liquidity;

•	our financing transactions;

•	the identification and execution of acquisition or disposition opportunities, as well as the integration of businesses we acquire;

•	the return of capital to shareholders, including through corporate dividends as well as opportunistic repurchases of our stock;

•	the setting of operational and financial goals at the Company’s businesses, and overseeing the efforts of the business executive teams to meet or exceed those goals; and

•	the continuing evaluation of all our assets and operations.

Our senior management is engaged in ongoing analysis of (i) where, when and how our capital resources should be allocated, with a view to optimizing that allocation, and (ii) whether our existing business lines should be expanded, curtailed or disposed of, and if we ought to further diversify into new business lines or activities. Our management is tasked with determining whether and how our capital is best deployed for future growth. Accordingly, acquisitions and divestitures are part of our ongoing strategy. Since the beginning of fiscal year 2014, we completed 12 acquisitions, with purchase prices ranging from $5 million to $200 million. In February 2018 we sold our Clopay Plastics business to Berry Global Group, Inc. for $465 million, net of post-closing adjustments. In September 2021 we announced that we are exploring strategic alternatives, including a potential sale, with respect to Telephonics, our defense electronics subsidiary. On December 20, 2021 we announced that we had entered into an agreement to acquire Hunter for a purchase price of $845 million, subject to customary closing adjustments. Our senior management has also been charged with arranging financing in the bank and capital markets to assure that we can provide adequate capital resources to our subsidiaries for organic growth and acquisitions while at the same time maintaining appropriate levels of leverage and appropriate maturities for our debt. In this regard, since 2015 we have engaged in ten financings, including two bond financings and two add-on bond financings, and a number of increases and extensions of our bank credit facility. We have obtained a financing commitment for $750 million in connection with the proposed acquisition of Hunter.

Operating plans and significant capital expenditures for the Company are reviewed by the Board of Directors and serve as the basis for setting the operational and capital targets in our compensation programs. The Compensation Committee has sought to align the compensation programs under which our senior management is remunerated with these objectives, in a manner consistent with the business direction and strategic plan discussed with and reviewed by the Board of Directors.

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Performance Criteria

The Compensation Committee, working with its independent compensation consultant, selected the performance metrics to be used for each of the short-term and long-term components of the Company’s cash bonus plan for the named executive officers. The Committee selected earnings before interest, taxes, depreciation and amortization (“EBITDA”) and working capital as performance measures for determining short-term cash bonuses for fiscal year 2021, reflecting the Board’s mandate and belief that (i) operational results (including maximizing cash generation from operations) contribute to Griffon’s continuing financial success, and (ii) maintaining adequate levels of working capital is a key indicator of creating and maintaining a strong balance sheet and provides financial strength in general to withstand the continuing uncertainty that exists in the United States and global economies. Each of these dual objectives also acts as a check against the other, and therefore as a natural risk management tool, with respect to the management of our businesses.

In determining the relative importance of these criteria, the Committee reflected the input received from shareholders in its outreach program. As a result of that input, the Compensation Committee places a greater relative emphasis on operational achievements than on balance sheet strength, believing that operational results have a more meaningful and direct impact on shareholder value and assigned relative weightings of 75% to EBITDA performance and 25% to achievement of applicable working capital targets.

Our long-term cash incentive plan was adopted several years ago in response to input we received from shareholders in our outreach program. Based on those suggestions, cash incentive opportunities were divided into two equal portions, the short-term (annual) incentive plan described above, and the long-term cash plan. The Committee selected cumulative Core EPS as the performance measure for determining long-term cash bonuses for our NEOs for the performance period fiscal year 2019 through fiscal year 2021. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. The Compensation Committee has been advised by Gallagher that, absent market conditions not in control of management, Core EPS has a close, long-term correlation with stock price and achieving substantial growth in earnings per share over a multi-year period will increase the likelihood of providing an attractive level of total shareholder return over the same period.

In our shareholder outreach program, we were advised that shareholders would like us to consider other performance metrics for our long-term cash incentive plan. The Committee asked its independent compensation consultant to evaluate and report on other criteria for possible use as bonus performance measures. We reviewed and discussed with shareholders alternative measures, such as return on equity, free cash flow generation and return on invested capital. We believe, and informed our shareholders, that these measures could create incentives that are not consistent with the Company’s structure and long-term strategic objectives. Return on equity could create an incentive for excessive leverage, which could increase risk and diminish shareholder value. Return on invested capital could create a disincentive to invest and maintain our own manufacturing facilities, which have served us well, especially in times of supply chain disruption. We believe that, consistent with our commitment to ESG, we should continue to invest in and expand our manufacturing and distribution facilities, and create economic opportunities, in the communities in which we operate.

In response to shareholder input, we have determined to add free cash flow generation as a component of the targets for our long-term cash incentive plan starting with fiscal year 2022. We believe that this will create an incentive for management to focus on balance sheet considerations, especially working capital efficiency.

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Finally, the Committee selected stock price growth as the performance measure for the equity grants awarded to the CEO and COO in fiscal year 2021. For any of the performance-based restricted shares granted to the CEO and COO to vest, the Company’s stock must close at a price at least 20% above the price on the date of grant for thirty consecutive trading days during the vesting period. Requiring an increase in stock price of this magnitude is challenging, as demonstrated by the failure to meet this condition with respect to restricted stock awards granted to our CEO and COO in January 2017. These grants provided for a target number of shares of 360,000 and 120,000 to the CEO and COO, respectively, and required that our closing stock price be at least $30.00 for a thirty consecutive trading day period ending on or prior to January 30, 2021. As this condition was not met, our CEO and COO forfeited these grants in their entirety, and these grants expired in January 2021. The terms of our performance-based restricted stock awards are discussed in greater detail below.

Our Executive Compensation Program and Risk

We do not believe that our compensation programs are structured to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses, for several reasons, including the following:

•	Under our annual performance bonus plan, we use multiple objective performance measures to determine annual cash bonus opportunities for our NEOs, which discourages focusing on a single performance measure and incentivizes the executives to focus on the overall financial strength of the Company as well as on operating results.

•	With respect to each of our NEOs, we provide a mix of compensation components: fixed cash compensation in the form of base salaries, variable performance-based annual cash compensation (under our annual performance bonus plan), and long-term equity and cash compensation in the form of restricted stock awards and long-term cash bonuses, which are (with the exception of one equity award granted in December 2020, described on page 63) exclusively performance-based. We believe this combination of fixed and variable cash compensation, a long-term equity interest that is performance-based and in other respects vests over time, and a long-term cash bonus based on three-year performance cycles, appropriately incentivizes and rewards management while at the same time encourages appropriate—but not excessive—levels of risk assumption.

•	The design of our compensation programs, including with respect to the variety of performance criteria established under our plans, encourages executives to focus on both our short-term and long-term operational and consolidated financial position and objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and a substantial portion of the compensation of each of our NEOs is delivered in the form of a long-term cash bonus. In the case of each of our NEOs, each of the annual bonus and the long-term bonus is 100% tied to annual and three-year objective performance criteria, respectively.

•	A significant portion of compensation to our senior executives is delivered through the use of performance-based equity awards, which generally cliff vest after a minimum three-year period, provided the applicable performance criteria are achieved. In addition, we generally require an additional post-vesting holding period for equity grants to our most senior executives—every restricted stock grant to our CEO and COO since January 2014 contains a requirement that the executive hold the shares for a period of two years after vesting. The Compensation Committee believes that the cliff vesting feature of our restricted share awards, together with the applicable performance criteria and a required post-vesting
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holding period for grants to our most senior executives, focuses our executive team on the long-term success of the Company, aligns their interests with those of our shareholders and, because of the multi-year vesting feature and required post-vesting holding period, subjects senior management to the long-term consequences of risks undertaken to achieve short-term objectives.

•	A significant portion of cash compensation to each of our NEOs is delivered through our long-term cash bonus program, which provides for the opportunity to earn cash bonuses over a three-year period. Bonuses paid under the long-term cash bonus program are exclusively performance-based, and provide additional focus for our most senior executives on the long-term success of the Company, further aligning the interests of these executives with that of our shareholders.

•	We have adopted stock ownership guidelines, which serve to align the interests of our directors and executives with those of our shareholders and encourage focus on long-term performance.

•	We have adopted an anti-hedging, anti-pledging policy prohibiting directors and executive officers from purchasing company securities on margin, pledging company securities or entering into a hedging transaction with respect to company securities.

•	We have adopted a clawback policy that provides for the recovery from executive officers of improperly received incentive compensation going back three years in the event of an accounting restatement.

•	The Compensation Committee has, since 2012, engaged Gallagher, an independent compensation consultant, to guide it in making compensation decisions.

The Compensation Committee has adopted a policy against providing tax gross-ups, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our named executive officers.

Executive Compensation Decisions—The Role of the Compensation Committee, Executives and Consultants

The Compensation Committee is responsible for evaluating and approving the compensation of our named executive officers and the presidents of our business units. The Compensation Committee considers recommendations from our Chief Executive Officer with respect to executive compensation matters, except regarding his own compensation. The Compensation Committee regularly utilizes the services of its independent compensation consultant to perform analyses and provide recommendations relating to executive compensation matters, and takes such information into consideration in making its compensation decisions.

Determination of Compensation Levels

In setting compensation levels, including bonus eligibility levels for our NEOs under our 2016 Performance Bonus Plan (the “Performance Bonus Plan”), and the mix of compensation for fiscal 2021, the Compensation Committee considered a number of factors. These include the desire to motivate the executives and align the compensation of the executives with the financial performance of the Company and the benefits to shareholders by providing the majority of the executives’ compensation in the form of performance-based compensation, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Committee is also cognizant that the Company’s management, in addition to providing oversight and supervision relating to the operational management of our subsidiaries, is called upon to perform strategic, transactional and financial functions on an ongoing basis.

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The Compensation Committee, in consultation with, and based on the advice of, Gallagher (its independent compensation consultant), selects and utilizes a peer group of industrial companies (the “Industrial Peer Group”) to be used as a factor to consider in making decisions regarding the Company’s executive compensation. Based upon the recommendation of Gallagher, the Committee selected the following peer group, that represents the composition of the Company’s businesses:

AAR Corp.	Advanced Drainage Systems, Inc.	Allegion plc
American Woodmark Corporation	Apogee Enterprises, Inc.	Armstrong World Industries, Inc.
Central Garden & Pet Company	Church & Dwight Co., Inc.	Cornerstone Building Brands, Inc.
Energizer Holdings, Inc.	Fortune Brands Home & Security, Inc.	Gibraltar Industries, Inc.
JELD-WEN Holding, Inc.	Leggett & Platt, Incorporated	Lennox International Inc.
Lumentum Holdings Inc.	Masonite International Corporation	NETGEAR, Inc.
Patrick Industries, Inc.	Plantronics, Inc.	Simpson Manufacturing Company Inc.
Spectrum Brands Holdings, Inc.	UFP Industries, Inc

Due to the absence of other diversified manufacturing public companies of comparable size, the Committee selected this Industrial Peer Group of public companies in the building products, consumer products and defense electronics industries in order to best reflect the diversity of the Company’s businesses. The Companies chosen had annual revenue of between 50% and 250% of the annual revenue of Griffon. This peer group differs from the Industrial Peer Group that was considered by the Committee with respect to compensation decisions relating to fiscal 2020; eight companies were removed (due to being acquired, or to maintain the revenue range and median), and seven companies were added, with the goal being to appropriately reflect the composition of Griffon’s different businesses. In September 2021 we announced that we are exploring strategic alternatives, including a potential sale, with respect to Telephonics, our defense electronics subsidiary. At such time as Telephonics is no longer a part of Griffon, we will seek Gallagher’s recommendation regarding the reconstitution of our peer group to ensure that it continues to reflect the composition of Griffon’s businesses.

While the Committee recognizes the benefit of using this type of comparative information in determining compensation at the corporate level, the Committee also recognizes the inherent limitations of using comparative compensation information from the Industrial Peer Group companies, in that such information does not reflect the significant additional responsibilities and skill sets required of the senior management team of a diversified manufacturing company such as ours (for example, with respect to focusing on growth and diversification and the appropriate deployment of and return on capital in our existing businesses, as well as the Company’s financing structure). The Committee therefore utilizes executive compensation within the Industrial Peer Group as one factor in setting the Company’s executive compensation levels but retains the flexibility to make decisions regarding executive compensation that it determines are in the best interests of the Company and serve the intended purpose of motivating, rewarding and retaining the executive management team.

As noted above, the Compensation Committee evaluates and approves the compensation of our named executive officers and the presidents of our business units. Although the Compensation Committee does not set the compensation of the Griffon executives below the NEO level or of the executives of our subsidiaries below the president level, the Committee is presented with compensation information regarding these executives in order to consider how the compensation levels of these executives relate to the compensation that we pay to the NEOs and to our subsidiary presidents. In addition, in evaluating compensation levels, the Compensation Committee has been generally cognizant of the high cost of living, especially housing expense, in the New York-New Jersey-Connecticut metropolitan area and the resulting challenges presented in attracting and retaining executive talent. The Compensation Committee is also cognizant of the broad, expanded roles taken on by our lean corporate executive staff, as described above.

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The Compensation Committee is engaged in a continual evaluation of Griffon’s compensation practices for our senior management personnel. With respect to fiscal 2021 compensation, the Compensation Committee:

•	selected performance criteria, target levels and payment amounts to be used under the Performance Bonus Plan for fiscal 2021 (short-term component);

•	determined the performance criteria, target levels and payment amounts for our NEOs to be used for the three year period fiscal 2021 through fiscal 2023 under the long-term cash bonus program; and

•	evaluated short-term and long-term cash bonuses to be paid following the end of fiscal 2021 to each of the NEOs under the Performance Bonus Plan to determine their reasonableness in light of (i) the applicable performance measures and bonus opportunities established by the Compensation Committee and (ii) the operational and financial results of the Company for the applicable performance periods; and

•	determined the structure of restricted share grants to our named executive officers (including the type of performance measures to be used, the target levels of performance and the numbers of shares to be granted).

In making each of these decisions, the Compensation Committee consulted with and considered advice provided by Gallagher.

Elements of Executive Compensation

As noted above, our executive compensation program includes four components—base salary; cash incentive bonuses; equity-based compensation; and retirement, health and welfare benefits and other perquisites. As shown in the pie charts below, 73.1% of our CEO’s 2021 compensation was performance-based, and 62.7% of our other NEOs’ 2021 compensation was performance-based.

Base Salary. We pay a base salary that the Compensation Committee determines is competitive with respect to the scope, responsibilities and skills required of the particular position in order to attract and retain qualified executives. As discussed above, the Compensation Committee assesses the salaries of our NEOs from time to time by analyzing the compensation paid in the marketplace, including within the Peer Group. Merit increases are considered after annual review, on a subjective basis. Mr. Kramer’s base salary was increased to $1,148,581, effective December 1, 2020 and increased to $1,183,038, effective December 1, 2021, representing a 3.0% increase in each year, the same percentage cost of living increase that was awarded generally to corporate employees.

Mr. Mehmel’s base salary was increased to $1,019,535 effective December 1, 2020, and to $1,050,121 effective December 1, 2021, representing a 3.0% increase in each year. Mr. Harris’ base salary was increased to $478,761 effective December 1, 2020, and to $502,699 effective December 1, 2021, a 5.0% increase each year; and Mr. Kaplan’s base salary was increased to $444,767 effective December 1, 2020, representing a 5.0% increase, and to $458,110 effective December 1, 2021, a 3.0% increase. For each annual salary increase, 3.0% represents a cost-of-living adjustment, and any increase in excess of 3.0% represents a merit adjustment.

Cash Incentive Bonuses. We provide cash incentive bonuses that are designed to provide variable incentive compensation opportunities to our executive officers on both an annual and long-term basis, based upon Company and individual performance. For our CEO and COO, all cash incentive bonuses have always been 100% performance-based.

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Commencing with fiscal 2019, the Compensation Committee determined to provide our CFO and our General Counsel with annual and long-term cash incentive bonus opportunities based on the same financial performance objectives as our CEO and COO, so that all four of our most senior executive officers are now compensated on the basis of consistent performance objectives. As a result, all annual and long-term cash incentive bonus opportunities and awards to all four of our NEOs are 100% performance-based.

Annual and Long-Term Cash Incentive Bonuses. Our Performance Bonus Plan, which was approved by stockholders at our January 2016 stockholders meeting, is the plan under which we provide cash incentive compensation to our NEOs. The Performance Bonus Plan is administered by the Compensation Committee, which selects the participants and establishes the performance periods and the specific objective performance goals to be achieved during those periods. The Compensation Committee believes that the Performance Bonus Plan supports our pay-for-performance philosophy by providing annual and long-term cash bonuses to our named executive officers contingent upon the achievement of pre-established and objective performance goals. The long-term bonus program was adopted in response to comments received from shareholders who recommended that cash bonuses be split between long- and short-term achievements.

The Compensation Committee, in consultation with, and based on the advice of, its independent compensation consultant, Gallagher, determined that, beginning with bonuses paid in respect of fiscal year 2016, it will base approximately 60% of Messrs. Kramer’s and Mehmel’s aggregate target cash incentive compensation opportunity on the achievement of long-term performance goals over a three-year period. As noted above, beginning with fiscal 2019, this applies to Messrs. Harris and Kaplan as well. The long-term bonus component is intended to discourage excessive risk taking and to better align management’s interests with the long-term interests of our shareholders by motivating management to create and maintain long-term, and not just near-term, shareholder value. The long-term incentive cash bonus opportunities for each performance period have been based on Core EPS achieved during the relevant performance period. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is unrelated to operations. The Compensation Committee determined that Core EPS should be utilized as the long-term performance objective because it reflects the Company’s results from core ongoing operations and creates an appropriate incentive for our most senior executives to achieve a significant level of, and grow, EPS. The Compensation Committee has been advised by Gallagher of the historical correlation between EPS and stock price, and the potential for increases in EPS to result in increases in shareholder value. As discussed above in the Shareholder Outreach section on page 45, in response to comments received from shareholders, the Compensation Committee intends to make a portion of the long-term cash bonus opportunity depend on the achievement of free cash flow objectives.

The Compensation Committee retains the power to reduce (but not increase) any annual or long-term cash bonus actually paid to any of our NEOs to ensure that any such bonus payments are, in the judgment of the Compensation Committee, reasonable and reflect the appropriate amount of compensation payable considering the performance of the Company and the overall compensation paid.

Long-Term Cash Incentive Awards Granted in Fiscal 2021. In early fiscal 2021, each of our NEOs was granted a long-term cash incentive bonus opportunity under the Performance Bonus Plan based on the Company’s aggregate “Core EPS” for the performance period consisting of fiscal years 2021 to 2023. The following table sets forth the amount of the bonuses that each NEO is eligible to receive under these awards based on the Company’s Core EPS for such three-year performance period. No bonus will be paid if the Company’s Core EPS for such performance period is below the specified minimum, and bonuses for Core EPS between the amounts set forth below will be determined using linear interpolation.

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Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2021 to fiscal 2023 are as follows:

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$3.58	$1,800,000	$450,000	$180,000	$180,000
Target	$4.48	$3,600,000	$900,000	$360,000	$360,000
Maximum	$5.38	$5,400,000	$1,350,000	$540,000	$540,000

The Core EPS levels above include the results of Telephonics, our defense electronics business, which has been classified as a discontinued operation following our announcement on September 27, 2021, that we are exploring strategic alternatives, including a sale, for Telephonics. As has been the Committee’s practice in the past, following the closing of a transaction in which Telephonics is sold or otherwise ceases to be a part of Griffon, the above Core EPS levels will be adjusted as appropriate to reflect the transaction.

The Company has seen significant growth in Core EPS in recent years. As shown in the chart below, using fiscal 2016 as the base year, Core EPS has increased from $0.43 per share in fiscal 2016 to $1.86 per share in fiscal 2021, representing a 34% average compounded annual growth rate during the five-year period fiscal 2017 fiscal 2021:

Core EPS2

Giving effect to the full impact of the August 2020 equity offering (increasing the shares outstanding by 7,666 to 52,681 for 2020 and 8,700 to 51,588 for 2019) as if it occurred at the beginning of fiscal 2019, Core EPS for 2019 and 2020 would have been $0.90 and $1.39, respectively. This means that, at the time these performance levels were adopted, a compound annual growth rate of 18% from fiscal 2019, our last year not impacted by the global pandemic, would be

2 FY16—FY18 results exclude contributions from our former Plastics business, which was divested in February 2018; all years include the results of our Telephonics business which is classified as a discontinued operations in our Form 10-K filed on November 17, 2021. For a reconciliation of Earnings per Share for each of fiscal years 2021 ($1.48), 2020 ($1.19), 2019 ($0.87), 2018 ($2.96), 2017 ($0.35) and 2016 ($0.68) to Core EPS, see Appendix B to this Proxy Statement.

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required during the performance period to attain the target Core EPS level of $4.48, and a compound annual growth rate of 25% would be required during the performance period to attain the maximum Core EPS level of $5.38.

Long-Term Cash Incentive Awards Payable following Fiscal 2021. In December 2018 the Committee granted long-term cash incentive bonus opportunities to the NEOs. The following table sets forth the amount of the bonuses that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible to receive under these awards based on the Company’s Core EPS for the performance period. No bonus would be paid if the Company’s Core EPS for the performance period was below the specified minimum, and bonuses for Core EPS between the amounts set forth below would be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2019 to fiscal 2021 were as follows:

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$2.48	$1,440,000	$360,000	$120,000	$120,000
Target	$3.10	$3,600,000	$900,000	$300,000	$300,000
Maximum	$3.72	$4,860,000	$1,215,000	$405,000	$405,000

After the conclusion of fiscal 2021 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which the Core EPS performance targets for the period fiscal 2019 to fiscal 2021 were attained. Using fiscal 2018 as the base year, Core EPS from continuing operations increased from $0.76 in 2018 to $1.86 in 2021, reflecting a compound annual growth rate of 25%. Aggregate Core EPS for the three-year period fiscal 2019 through 2021 was $4.56. Based on this aggregate Core EPS amount of $4.56, the Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, long-term cash incentive bonuses in the amounts of $4,860,000, $1,215,000, $405,000 and $405,000, respectively. In making the determination not to reduce these amounts by applying negative discretion, and to award the amounts set forth above, the Committee noted the outstanding performance of the Company in fiscal 2021 while meeting the operational challenges presented by supply chain disruptions, labor shortages and increasing commodity prices. The Committee also took note of the successful execution of the expansion of a major Ames strategic initiative, originally announced (in 2019) as the development of a next generation business platform to enhance the growth, efficiency, and competitiveness of Ames U.S. operations, to cover additional North American facilities, the AMES UK and Australia businesses, and an Ames manufacturing facility in China, as well as the continued successful integrations of CornellCookson with Clopay and ClosetMaid with Ames.

2021 Annual Cash Incentive Bonuses. In accordance with and pursuant to the Performance Bonus Plan, the Compensation Committee established objective, calculable and prospective goals for annual bonuses for fiscal 2021, as described in further detail below. These goals were established by the Compensation Committee to be consistent with our operational, strategic and capital objectives for fiscal 2021 reviewed by the Board of Directors. Consistent with these objectives, the Compensation Committee determined that annual objectives should be established in two different areas—achieving strong operating results, as measured by EBITDA, and continuing to strengthen Griffon’s balance sheet, as measured by working capital level. For fiscal 2021, as in recent years, while the Committee continued to believe it important to use working capital as a performance measure to create an appropriate incentive to maintain liquidity and financial strength, the Committee desired to continue to put a stronger emphasis on operating results and to weigh EBITDA performance more heavily. Thus, EBITDA performance was assigned a weighting accounting for approximately 75% of the annual cash bonus opportunities for Messrs. Kramer, Mehmel, Harris and Kaplan, and working capital targets were assigned approximately a 25% weighting.

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Annual bonus eligibility amounts were established based on various levels of achievement of EBITDA for fiscal 2021 and working capital as of September 30, 2021. The bonus eligibility amounts for fiscal 2021 were as follows:

	EBITDA level	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$200,000,000	$700,000	$175,000	$70,000	$70,000
Target	$235,000,000	$1,600,000	$400,000	$160,000	$160,000
Maximum	$259,000,000	$2,800,000	$700,000	$280,000	$280,000

	Working Capital level
Threshold	$657,000,000	$350,000	$87,500	$35,000	$35,000
Target	$677,000,000	$500,000	$125,000	$50,000	$50,000
Maximum	$697,000,000	$866,667	$216,667	$86,667	$86,667

The EBITDA levels at which a bonus would be paid to Messrs. Kramer, Mehmel, Harris and Kaplan increased from a range of $174 million (threshold) to $226 million (maximum) for 2020 to a range of $200 million (threshold) to $259 million (maximum) for 2021, representing an approximate 15% increase in the threshold and maximum levels. Because the Company sets robust targets to attain growth, the Committee believes a range is appropriate so that opportunities are meaningful given varying economic and operational conditions.

Against this background, the Committee establishes EBITDA targets after the Board has reviewed the Griffon operating plan developed by management for the coming fiscal year. That operating plan incorporates the plans and budgets of each of the Company’s operating subsidiaries as well as corporate expense, and requires that certain levels of organic growth be achieved for the payment of target bonuses at the subsidiary levels. The Compensation Committee considered a variety of factors when EBITDA target levels were set for fiscal 2021, similar to those that were considered in setting targets for the prior year, such as

●	the challenging U.S. and global economic environment, including in particular

—	uncertainties resulting from the Covid-19 pandemic including:

○	The need to continually reevaluate and modify various protocols, as circumstances require, to minimize the risk to the health and safety of our employees while allowing us to continue to operate our facilities at as close to maximum capacity as possible, so we can continue to provide high quality products to our customers;

○	Labor shortages and the need to increase wages to attract both skilled and unskilled labor; and

○	Possible fluctuations in demand for our products and other possible impacts of COVID-19 on the global and U.S. economies

—	how the current economic environment is likely to impact consumer spending, and the likely resulting impact on AMES, the Company’s lawn and garden tool, and closet organization and general living storage, business;
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—	the uncertainty regarding future trends relating to residential and commercial construction, remodeling and renovation, which has a direct impact on Clopay, the Company’s garage door and rolling steel door business;

●	the uncertain defense budgetary environment, including whether certain U.S. military programs are funded and the actual timing of any such funding, and the potential impact of such determinations on Telephonics, the Company’s defense electronics business; and

●	that the setting of appropriate consolidated EBITDA targets would create an incentive to control general and administrative expenses.

In establishing working capital targets, the Compensation Committee considered the capital requirements necessary for the Company to maintain a strong balance sheet and desirable levels of liquidity for fiscal 2021. The Committee also considered anticipated cash expenditures for fiscal 2021. The Compensation Committee believes that working capital is an appropriate measure of financial strength and stability because it prevents excessive reliance on short-term borrowing, thereby reducing the Company’s exposure to uncertainties of the capital markets. Importantly, the Compensation Committee also recognized the inherent tension between maintaining a strong working capital position and the mandates of the Company’s Board of Directors to increase earnings growth through acquisitions of synergistic or complementary businesses and to return cash to shareholders through share repurchases and dividends. The Compensation Committee also recognized that in view of the Board’s role in establishing the level of share repurchases and in approving acquisitions, decisions with respect to these activities and the consequences of those decisions are not ultimately within the control of management. To address this balance, and to eliminate any disincentive for management to pursue strategic acquisitions as well as to avoid penalizing management for implementing the Board-authorized share repurchase program, the Compensation Committee determined that the appropriate barometer should be an adjusted working capital measure that is not reduced by amounts expended in connection with share repurchases, and that is reduced by 50% (as opposed to 100%) of acquisition expenses (the “adjusted working capital”).

After the conclusion of fiscal 2021 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which targets established for annual bonus opportunities for fiscal 2021 were attained and considered the extent to which annual bonuses would be paid. The Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, bonus amounts as follows, based on achieving Adjusted EBITDA of $268 million and working capital as of the end of fiscal 2021 of $781.5 million:

Executive	Amount based on EBITDA	Amount based on Working Capital	Total Bonus Awarded
Ronald J. Kramer	$2,800,000	$866,667	$3,666,667
Robert F. Mehmel	$700,000	$216,667	$916,667
Brian G. Harris	$280,000	$86,667	$366,667
Seth L. Kaplan	$280,000	$86,667	$366,667

In making the determination not to apply negative discretion and to therefore award each of our NEOs the bonus amount based on the calculations as described above, the Compensation Committee considered factors similar to those that it considered in determining the amounts to be awarded to our NEOs with respect to the long-term cash bonus incentive opportunity for the period fiscal 2019 through fiscal 2021, as described above.

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Aggregate Cash Bonuses Paid to NEOs. Based on the above, the aggregate cash bonus amounts paid to our NEOs following the end of fiscal 2021 are as set forth below. These amounts appear in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation” for the year 2021.

Executive	Amount based on long-term incentive bonus opportunity (performance period— October 1, 2018 to September 30, 2021)	Amount based on short-term incentive bonus opportunity (performance period— fiscal 2021)	Total bonus awarded
Ronald J. Kramer	$4,860,000	$3,666,667	$8,526,667
Robert F. Mehmel	$1,215,000	$916,667	$2,131,667
Brian G. Harris	$405,000	$366,667	$771,667
Seth L. Kaplan	$405,000	$366,667	$771,667

Equity-based Compensation. Equity-based compensation is designed to provide incentives to our executive officers to build shareholder value over the long-term by aligning their interests with the interest of shareholders. Since 2006, we have granted equity-based awards in the form of restricted stock, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

Since fiscal 2012, all restricted share awards granted to our named executive officers, with the exception of one award to each of our NEOs as described below, have been 100% performance-based. This further reflects the Committee’s philosophy of aligning executive compensation with the financial performance of the Company, and motivating executives, by providing a substantial portion of our executives’ compensation in the form of performance-based compensation. We believe the Company is included in a small minority of public companies that has granted almost exclusively performance-based equity awards to its named executive officers in recent years.

The Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our named executive officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to have an impact on our profitability, growth and financial position.

As of October 1, 2021, there were 488,376 shares of common stock available for future awards under our 2016 Equity Incentive Plan. The Compensation Committee believes that this Plan enables us to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance.

On January 27, 2021, Messrs. Kramer and Mehmel received restricted stock grants which would vest on January 27, 2025 if the Company’s stock closed at a level that is at least 20% than on the date of grant for thirty consecutive trading days on or prior to January 27, 2025. Mr. Kramer received a grant with a target amount of 360,000 shares, and Mr. Mehmel received a grant with a target amount of 120,000 shares. Additional terms of the grant are as follows:

●	If the target closing stock price is not attained for thirty consecutive trading days ending on or prior to January 27, 2025, the entire stock grant is forfeited
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●	If the target closing stock price level is attained, the number of shares to vest is then subject to a “TSR” (total shareholder return) modifier, as follows:

—	If the Company’s TSR as measured from January 27, 2021 to December 31, 2024 (the “performance period”) is in the top 25% of the TSRs of all companies in the Russell 2000 Index as measured over the performance period, the number of shares to vest will be increased by 10%.

—	If the Company’s TSR as measured over the performance period is in the bottom 25% of the TSRs for all companies in the Russell 2000 Index as measured over the performance period, the number of shares to vest will be decreased by 20%.

—	If the Company’s TSR as measured over the performance period is between the 25th and 50th percentile, or between the 50th and 75th percentile, as compared to the TSRs of all companies in the Russell 2000 Index as measured over the performance period, linear interpolation will be used to determine the percentage decrease (between -20% and 0%) or increase (between 0% and +10%) in the number of shares to vest (note this interpolation results in no adjustment if the Company’s performance is at the 50th percentile).

Requiring an increase in stock price of 20% is challenging, as demonstrated by the failure to meet this condition with respect to grants provided to Messrs. Kramer and Mehmel in January 2017. These grants provided for a target number of shares of 360,000 and 120,000 to Messrs. Kramer and Mehmel, respectively, and required that our closing stock price be at least $30.00 for thirty consecutive trading days ending on or prior to January 30, 2021. Because this condition was not met, our CEO and COO forfeited these grants in their entirety and did not realize any benefit or value from these grants.

In selecting stock price as the performance metric for the equity grants to Messrs. Kramer and Mehmel, the Committee considered that stock price has the most direct and measurable correlation with shareholder value, and also considered the benefit of using a mix of performance metrics as a basis for the payment of incentive compensation to Messrs. Kramer and Mehmel. In adopting the TSR modifier, the Committee took note that this would mitigate the extent to which stock price is impacted purely by market conditions as opposed to changes in the Company’s stock price resulting from the Company’s performance. Finally, in setting the target stock price level, the Committee considered that a substantial percentage increase in the Company’s stock price (20%) would be required from the price on the grant date in order for these equity awards to vest in whole or in part.

In order to further mitigate incentives for excessive risk taking, the applicable award agreements prohibit the recipients from selling the shares for two years after they vest. These awards are subject to earlier vesting at the target level in the event of death or disability, or in the event of a termination without cause (or by the executive for good reason) in connection with a change in control of the Company. In the event of a termination without cause (or by the executive for good reason) other than in connection with a change of control, the award is subject to early vesting on a pro rata basis (but only to the extent the stock price performance condition has been met by the date of termination).

On January 27, 2021, Mr. Harris and Mr. Kaplan were granted 27,498 and 25,206 shares, respectively, of restricted stock. Subject to the executive’s continued employment, all shares subject to the award will vest on November 30, 2023, as the Company has achieved the applicable performance criteria (which required that consolidated EBITDA be equal to or greater than $255 million in at least one of fiscal 2021, 2022 or 2023). If the EBITDA performance condition were not attained, the restricted shares would have been forfeited. These restricted shares were subject to earlier vesting if, within two years after a change in control, the executive was terminated without cause or left for good reason.

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Following the end of fiscal 2020, we granted special awards to our corporate executives, including our NEOs. Fiscal 2020 was an extraordinary year. The COVID-19 pandemic presented unprecedented challenges relating to our businesses, our operations, and our employees. Almost immediately after the onset of the pandemic, we developed and implemented new procedures and protocols to minimize the risk to the health and safety of our employees while allowing us to continue to operate our facilities and provide high quality products to our customers. We also implemented appreciation award programs for many of our U.S. employees who continued to work onsite during the pandemic. These measures involved substantial additional cost but were necessary under such extraordinary circumstances. We ended fiscal 2020 with Income before taxes from continuing operations of $68.7 million, revenue of $2.4 billion (including Telephonics revenue of $341 million), Adjusted EBITDA of $236 million, adjusted Earnings per Share of $1.623, Net Cash Provided by Operating Activities of $137.0 million and free cash flow of $88 million.4 We also strengthened the Company’s balance sheet through the refinancing of $1 billion of senior notes and the amendment of our revolving credit facility, extending all significant debt maturities to 2028; and we completed an equity offering of 8.7 million shares of our common stock, resulting in the addition of $178 million of net cash proceeds to our balance sheet.

These special awards were provided to most of our corporate executives in the form of time-based cash awards. However, consistent with the Committee’s views that equity-based compensation provides a strong incentive for executives to manage our businesses from the perspective of an owner and the most senior officers have the greatest potential to impact our profitability, growth and financial position, our NEOs received these special awards in the form of time-based restricted stock grants. Messrs. Kramer, Mehmel, Harris and Kaplan received grants of 182,203, 45,551, 18,220 and 18,220 shares, respectively that vest, subject to the executive’s continued employment, after three years.

The Compensation Committee determined to grant the equity awards described above to each of Messrs. Kramer, Mehmel, Harris and Kaplan (i) based on a subjective analysis of the executive’s performance, (ii) to provide enhanced retention and motivation for the executive, (iii) to reflect the Company’s philosophy that a substantial portion of the compensation of its senior executives should be performance-based, (iv) to align the interests of our named executive officers more closely with the interests of our shareholders, and (v) as a measure of compensation risk to management in that it requires the executive to remain with the Company for a significant period of time before vesting of the equity award and effectively subjects the executive to the same share value risks to which our stockholders are subject during the cliff vesting period.

The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year cliff vesting period (in addition to our performance vesting requirements and conditions), and has determined that cliff vesting, rather than pro-rata annual vesting, better aligns an executive’s compensation interests with the long-term business strategies and tactics of the Company over the vesting period. The Committee also believes that cliff-vesting (in addition to our performance vesting requirements and conditions), reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term stockholder value. The long-term vesting requirement is therefore also intended to discourage excessive risk taking by management as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest.

Accordingly, all outstanding restricted share awards granted to our NEOs provide for a multi-year cliff vesting period that is generally at least three years and is subject to satisfying the applicable performance vesting requirements.

3 For a reconciliation of (a) Adjusted EBITDA to Income before taxes from continuing operations for fiscal year 2020 of $68.7M and (b) Earnings per Share of for fiscal 2020 of $1.19, see Appendix B to this Proxy Statement.

4 For a reconciliation of free cash flow to Net Cash Provided by Operating Activities, see Appendix B to this Proxy Statement.

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Retirement, Health and Welfare Benefits and Other Perquisites. Our executive officers are entitled to participate in the employee benefit plans made available to our employees generally, including medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) Retirement Plan and the ESOP. We provide vacation and paid holidays to our executive officers. We provide additional medical benefits to our named executive officers pursuant to supplemental health insurance plans that cover certain medical expenses not covered by our primary health insurance plan available to our employees generally. We also provide certain of our executive officers with a leased car, car allowance, long-term care insurance and/or additional life insurance not available to our employees generally. We provide these perquisites to Messrs. Kramer, Mehmel, Harris and Kaplan pursuant to the terms of their respective employment agreements and as a means to retain their services. We also reimburse Mr. Mehmel for certain financial, investment, estate planning, tax and insurance consulting services. See the Summary Compensation Table for details regarding the value of perquisites received by our executive officers. We also provide Mr. Kramer a Company car and driver pursuant to the terms of Mr. Kramer’s employment agreement; to the extent Mr. Kramer utilizes this service for personal use, the value is reflected in the Summary Compensation Table.

Nonqualified Deferred Compensation Plan

We adopted a Nonqualified Deferred Compensation Plan (the “NDCP”) for a select group of eligible employees of Griffon Corporation, including the NEOs, that became effective as of October 1, 2020. Under the NDCP, each participating employee is permitted to defer up to 8% of such employee’s “excess” compensation for any plan year. “Excess” compensation means cash compensation in excess of the Internal Revenue Code (“IRC”) limit on compensation that can be taken into account under our qualified 401(k) Plan (the limit is $290,000 for calendar year 2021), subject to a maximum of such excess compensation in any given year equal to the difference between $2,000,000 and the IRC compensation limit for that plan year. We will match 50% of the amount a participant defers into the NDCP, and so the aggregate matching contribution amount for a plan year will not exceed 4% of the participant’s excess compensation for that plan year. Participants’ elective deferrals are fully vested at all times; matching contributions are 50% vested after two years of service and 100% vested after three years of service, subject to accelerated vesting if a participant dies or becomes disabled, or upon a change in control. This is the same vesting schedule as under our 401(k) plan. All of our current executive officers have over three years of service and therefore are fully vested in their matching contributions. Participants are permitted to choose from a variety of investment options for their elective deferrals and matching contributions. Participants can elect for distributions to commence within 30 days after (a) termination of employment, or (b) twelve or twenty-four months after termination of employment, and can elect to receive either a single lump sum cash payment or a series of substantially equal installments over a three, five or ten year period. See the table included under the section titled “Nonqualified Deferred Compensation Plan in 2021” on page 76 for details regarding the employee and employer contributions made to the NDCP during fiscal 2021, as well as certain other information, for each of the NEOs.

Employee Stock Ownership Plan. The Company has maintained an Employee Stock Ownership Plan (“ESOP”) since 1983. All of our U.S. employees who work 1,000 or more hours per year (a “Year of Service”), including our NEOs, are eligible to participate in the ESOP, except those who are members of a collective bargaining unit. Approximately 77% of our employees are in the U.S.; and of those, approximately 75% participate in the ESOP. Annual contributions are made to the ESOP in such amounts as the Company’s Board of Directors may determine in its discretion, although the Company will at a minimum make contributions sufficient to permit the ESOP to remit the scheduled debt repayments on its outstanding loan from the Company (discussed below). Contributions to the ESOP are invested primarily in the Company’s common stock.

The ESOP, through its trustee, currently Principal Financial Services, Inc. (the “Trustee”), may borrow funds for the purpose of purchasing Company common stock. In March 2019, a previously outstanding loan from a third-party bank to the ESOP was refinanced with an internal loan from the Company. The internal loan is secured by the shares purchased with the

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proceeds from the loan (including the shares purchased with that portion of the previously outstanding loan from the third-party bank that was refinanced with the internal loan). When payments of principal and interest on the loan are made, the number of shares of common stock acquired through such loan (based on the portion of principal and interest paid) are released and allocated to eligible participants at the end of the applicable plan year. Eligible participants are those employees who (i) are employed by the Company on the last day of the plan year and have completed at least one year of service prior to the end of the plan year, or (ii) terminated employment during the plan year due to attainment of age 65, death or disability during the plan year. Generally, the number of shares allocated to a participant for a plan year is based on the ratio of the participant’s compensation for the plan year to the total compensation for the plan year of all eligible participants. Participants vest in the contributions made on their behalf over time and become 100% vested after two years of service. No contributions are required of, nor accepted from, any employee. Historically, the amount of the Company’s annual contributions to the ESOP have solely been the amount necessary to satisfy the ESOP’s obligations for such plan year with respect to the ESOP’s loan.

The loan from Griffon to the ESOP is being repaid in quarterly installments through June 2033. As of November 30, 2021, the ESOP had outstanding borrowings of $27.4 million, and there were 5,133,684 shares of common stock in the ESOP, of which 3,270,497 were allocated to participant accounts and 1,863,187 were unallocated.

The Trustee is considered the stockholder for the purpose of exercising all owners’ and stockholders’ rights with respect to the Company’s common stock held in the ESOP, except for voting rights. Subject to the Trustee’s fiduciary duties with respect to the ESOP, the Trustee will vote the shares held by the ESOP as follows:

●	shares that have been allocated to a participant’s ESOP account (whether vested or unvested) for which voting instructions have been received are voted in accordance with such instructions;

●	shares that have been allocated to a participant’s ESOP account for which voting instructions have not been received are voted in the same proportions as those votes cast by participants who have submitted voting instructions; and

●	shares that have not been allocated to a participant’s account are voted in the same proportions as those votes cast with respect to shares allocated to participants’ accounts.

Employment Agreements

In March 16, 2008, we entered into an employment agreement with Ronald J. Kramer, pursuant to which he became our Chief Executive Officer effective April 1, 2008. We entered into an amendment to this agreement with Mr. Kramer on each of February 3, 2011 and December 12, 2013. Pursuant to the terms of the employment agreement, as amended, Mr. Kramer’s term of employment continues for three years from the date on which either party gives notice that the term of employment will not be further renewed. The employment agreement provided an initial annual base salary to Mr. Kramer of $775,000, which is subject to discretionary increases. Under the employment agreement, Mr. Kramer received grants of restricted stock that have now vested, and is eligible for an annual cash bonus as determined by the Compensation Committee. Mr. Kramer is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On December 7, 2012, we entered into an employment agreement with Robert F. Mehmel, pursuant to which he became our President and Chief Operating Officer effective December 10, 2012. Under the employment agreement, Mr. Mehmel’s term of employment automatically renews for successive one-year periods unless either party provides appropriate notice of non-renewal to the other party. We provided an initial annual base salary to Mr. Mehmel of

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$700,000 per annum, which is subject to discretionary increases. Mr. Mehmel is eligible for an annual cash bonus as determined by the Compensation Committee, with a target bonus amount not less than 100%, and a maximum potential bonus amount not less than 200%, of Mr. Mehmel’s base salary. We also provided a grant of 300,000 performance-based restricted shares to Mr. Mehmel as an inducement grant necessary to recruit him, which has since vested. Upon termination of his employment under certain circumstances, Mr. Mehmel is also entitled to certain severance payments, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On June 1, 2015 and July 30, 2015, we entered into an offer letter and severance agreement, respectively, with Brian G. Harris, pursuant to which he became our Senior Vice President and Chief Financial Officer effective August 1, 2015. Pursuant to these agreements, Mr. Harris’ employment is on an at-will basis, and the terms of his severance agreement automatically renew for successive one-year periods unless either party provides appropriate notice of non-renewal to the other party. The offer letter provided for Mr. Harris to receive an initial annual base salary of $340,000, subject to discretionary increases. Mr. Harris is eligible for an annual cash bonus, with a target of 50% of base salary. Under his severance agreement, Mr. Harris is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On April 27, 2010, we entered into an employment agreement and severance agreement with Seth L. Kaplan, pursuant to which he became our Senior Vice President, General Counsel and Secretary effective on May 17, 2010. Pursuant to these agreements, Mr. Kaplan’s employment is on an at-will basis, and the terms of his severance agreement automatically renew for successive one-year periods unless either party provides appropriate notice of non-renewal to the other party. The employment agreement provided for Mr. Kaplan to receive an initial annual base salary of $312,500, subject to discretionary increases. Mr. Kaplan is eligible for an annual cash bonus with a target of 50% of base salary. Pursuant to his employment agreement, Mr. Kaplan received a restricted stock grant of 40,000 shares of common stock, which has since vested. Under his severance agreement, Mr. Kaplan is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

With respect to the agreements described above, each of Messrs. Kramer, Mehmel, Kaplan and Harris has agreed to customary non-competition and non-solicitation provisions that extend for post-termination periods of twelve to eighteen months, as well as customary terms regarding the protection and confidentiality of our trade secrets, proprietary information and technologies, designs and inventions. With respect to terminations of employment following a change in control, a “change in control” is generally defined in these agreements to include, among other events, the acquisition by a person or entity of more than 30% of the voting securities of our Company, the current Board of Directors no longer constituting a majority of the Board (directors approved by the existing Board will be considered a part of the current Board), and certain merger or sale of assets transactions. Pursuant to the agreements described above, we provide certain perquisites to our named executive officers, as described above under “Retirement, Health and Welfare Benefits and Other Perquisites” and as reflected in the Summary Compensation Table.

Stock Ownership Guidelines

In November 2010, we adopted stock ownership guidelines which require that our executive officers acquire, over time, and retain, a certain number of shares of our common stock. These stock ownership guidelines were amended in 2012. Under the Company’s stock ownership guidelines, as amended:

●	the target number of shares for compliance is stated in a dollar amount

●	the executive is required, within three years of the adoption of the policy (or, for future executive officers, within three years of assuming such position with the Company), to reach the target dollar
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value through ownership of shares of common stock and to retain the target amount of shares until termination of service

●	the target dollar value is as follows:

Position	Target Dollar Value
CEO	5x Salary
COO	4x Salary
CFO	3x Salary
Other Executive Officers	2x Salary
Business Unit Presidents	2x Salary

●	until the target dollar value has been reached, the executive must retain all “net” shares received under any Company equity compensation program (“net” shares means all shares net of taxes and, in the case of options, exercise price)

●	testing for compliance is done quarterly

●	once the executive holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

●	the following shares count toward reaching the applicable guideline amount:

—	restricted shares granted under our equity incentive plans

—	shares held by an investment fund or other investment vehicle with which the executive is affiliated

—	shares held by a parent, child or grandchild of the executive, or by a trust or other entity established for any such family members, so long as the executive retains the power to dispose of the shares

●	if an executive fails to be in compliance within the applicable three-year period, this can be considered by the Compensation Committee in determining future equity awards

Under these guidelines, each of our executive officers, and business unit presidents, holds shares with a value greater than the applicable target dollar value. If, at the end of the initial three-year period, an executive does not hold shares with the requisite target value, he is restricted from selling any shares received under our equity plans (net of shares that may be used to pay taxes and, in the case of options, exercise price). We monitor compliance with the guidelines on a periodic basis. Our Stock Ownership Guidelines apply to directors as well, as described below in the discussion of director compensation.

Mr. Kramer, our Chief Executive Officer, holds over 1,600,000 shares of our common stock directly, which is well in excess of his target number of shares under our stock ownership guidelines of over 220,000. Mr. Kramer acquired a substantial portion of his shares through investment of his personal assets.

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Policy Against Pledging and Hedging Company Securities

Our Policy on Insider Trading prohibits our directors, officers, business unit Presidents and certain other key employees from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his company security holdings, and (iii) purchasing company securities on margin or holding company securities in a margin account. Because these types of activities could result in a sale of company securities at a time when the director or employee has material, inside information, or could create a situation in which a director or employee owns company securities without the full risks and rewards of ownership, our Board believes it prudent to prohibit our directors, officers and key employees from entering into these types of transactions. All directors and officers have indicated they are in compliance with this policy.

Clawback Policy; Potential Impact on Compensation from Executive Misconduct

Under our Incentive-Based Compensation Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, the Company shall be entitled to recover (and shall seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid, and the amount that would have been paid if the financial statements were prepared properly in the first instance. As one means of enforcing the Clawback Policy, we have added a clawback provision to the form of agreement used for equity grants to our executive officers.

In addition, if the Board or an appropriate committee of the Board determines that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include termination of employment and initiating an action for breach of fiduciary duty. These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

Tax Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation in excess of $1 million for each covered executive officer in any taxable year. Until 2018, compensation that was “performance-based” under the Internal Revenue Code’s definition was exempt from this limit. On December 22, 2017, the Tax Cuts and Jobs Act was signed into law, and one of its provisions eliminated the “performance-based” exception for deducting compensation in excess of $1 million under Section 162(m). In addition, under prior tax law, an individual would no longer be considered a “covered executive” under Section 162(m) if the individual was no longer classified as a named executive officer; however, under the new tax law, once a person is identified as a named executive officer, he will then permanently be considered to be a covered executive (and therefore subject to the $1 million deductibility limit even after such individual is no longer a named executive officer).

Our policy with respect to compensation paid to our covered executive officers is that compensation will generally be designed consistent with our compensation philosophy and with the intent of providing appropriate incentives to attract, retain, motivate and reward our executives. Although the Compensation Committee will consider the tax impact of compensation to our executives and to the Company when designing our compensation programs, non-deductible compensation will be paid to covered executives when our Compensation Committee determines that providing such compensation is in the best interests of the Company.

The Compensation Committee believes that each executive should be responsible for the taxes payable with respect to such executive’s compensation. As stated above, the Compensation Committee has established a policy against

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providing tax gross-ups to executives, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our named executive officers.

EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information relating to our equity compensation plans as of September 30, 2021:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	—	—	488,376

Equity compensation plans not approved by security holders	—	—	—

(1)	Excludes restricted shares and restricted stock units issued in connection with our equity compensation plans; as of September 30, 2021, 3,866,053 unvested shares of restricted stock have been awarded under our equity compensation plans and remain subject to certain forfeiture conditions. The total reflected in column (c) includes shares available for grant as any type of equity award under the 2016 Equity Incentive Plan.

Compensation Committee Report

We have reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021.

Compensation Committee Henry A. Alpert (Chairman) Jerome L. Coben Rear Admiral Robert G. Harrison (USN Ret.) Cheryl L. Turnbull
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Summary Compensation Table

The following table sets forth all compensation for the fiscal years ended September 30, 2021, 2020 and 2019 awarded to or earned by our principal executive officer, principal financial officer and each of our other executive officers. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total($)
Ronald J. Kramer	2021	1,143,005	9,601,339	8,526,667	(2)	427,386	19,698,397
Chairman and Chief Executive Officer	2020	1,109,714	7,150,500	7,466,667		405,784	16,132,665
	2019	1,077,393	2,682,000	7,500,000		320,297	11,579,690
Robert F. Mehmel
President and Chief Operating Officer	2021	1,014,586	2,889,340	2,131,667	(2)	179,095	6,214,688
	2020	985,035	2,383,500	1,866,667		139,092	5,374,294
	2019	956,345	894,000	2,580,863		137,039	4,568,247
Brian G. Harris
Senior Vice President and Chief Financial Officer	2021	474,961	973,334	771,667	(2)	119,957	2,339,919
	2020	452,344	600,003	746,667		95,820	1,894,834
	2019	429,250	599,999	982,345		95,789	2,107,383
Seth L. Kaplan
Senior Vice President, General Counsel and Secretary	2021	441,237	923,323	771,667	(2)	119,232	2,255,459
	2020	421,532	549,993	746,667		99,387	1,817,579
	2019	407,083	549,997	932,345		96,937	1,986,362

(1)	Represents the aggregate grant date fair value of shares of restricted stock granted to the NEO during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual value that will eventually be realized by the NEO at the time the award becomes vested. For additional information regarding the assumptions used in calculating these amounts, see Note 15, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2021.

(2)	Represents amounts paid under our 2016 Performance Bonus Plan as follows:

	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Amount paid with respect to the long-term performance period October 1, 2018 through September 30, 2021	$4,860,000	$1,215,000	$405,000	$405,000
Amount paid with respect to the short-term performance period October 1, 2020 through September 30, 2021	$3,666,667	$916,667	$366,667	$366,667
Total	$8,526,667	$2,131,667	$771,667	$771,667
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For information regarding determination of the amounts described in this footnote, see “Compensation Discussion and Analysis—Elements of Executive Compensation—2021 Annual Cash Incentive Bonuses,” and “Compensation Discussion and Analysis—Elements of Executive Compensation—2021 Long-Term Cash Incentive Bonuses.”

(3)	All Other Compensation in fiscal 2021 includes the following benefits paid or provided by the Company:

	Ronald J. Kramer		Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Life insurance/long-term care insurance policies	$173,261		$44,526	$26,992	$38,819
401(k) Retirement Plan—company contributions	$11,600		$11,600	$11,600	$11,600
Nonqualified Deferred Compensation Plan—company contributions	$68,400		$36,667	$20,475	$19,429
Personal automobile use	$93,255	(a)	$39,492	$31,994	$22,531
Supplemental medical benefits	$76,294		$26,514	$24,401	$22,401
Contributions allocated under our ESOP	$4,576		$4,296	$4,495	$4,452
Financial, investment, estate planning, tax and insurance consulting fees	—		$16,000	—	—
Total	$427,386		$179,095	$119,957	$119,232

(a)	Includes an amount allocated to reflect the personal use by Mr. Kramer of a driver provided by the Company.
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Grants of Plan-Based Awards-Fiscal 2021

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maxi- mum ($)		Thres- hold (#)	Target (#)	Maxi- mum (#)
Ronald J. Kramer Chairman and Chief Executive Officer	—		1,050,000	2,100,000	3,666,667	(2)	—	—	—	—
			1,800,000	3,600,000	5,400,000	(3)	—	—	—	—
	12/17/20	(4)						182,203		3,733,339
	1/27/21	(5)					288,000	360,000	396,000	5,868,000
Robert F. Mehmel President and Chief Operating Officer	—		262,500	525,000	916,667	(2)	—	—	—	—
			450,000	900,000	1,350,000	(3)
	12/17/20	(4)						45,551		933,340
	1/27/21	(5)	—	—	—		96,000	120,000	132,000	1,956,000
Brian G. Harris Senior Vice President and Chief Financial Officer			105,000	210,000	366,667	(2)
			180,000	360,000	540,000	(3)
	12/17/20	(4)						18,220		373,328
	1/27/21	(6)	—	—	—		—	27,498	—	600,006

Seth L. Kaplan Senior Vice President, General Counsel and Secretary			105,000	210,000	366,667	(2)
			180,000	360,000	540,000	(3)
	12/17/20	(4)					—	18,220	—	373,328
	1/27/21	(6)	—	—	—		—	25,206	—	549,995

(1)	Dividends on shares underlying a restricted stock award that are declared during the period such award is outstanding and unvested are paid to the executive if and when, and to the extent, that such restricted stock award vests.

(2)	Represents short-term (annual) cash bonus award opportunities under the 2016 Performance Bonus Plan (based on certain EBITDA and working capital performance levels) for the fiscal year ended September 30, 2021.

(3)	Represents long-term cash bonus award opportunities established by the Committee under the 2016 Performance Bonus Plan (based on the Company’s aggregate “Core EPS”) for the period commencing October 1, 2020 and ending September 30, 2023. See “Compensation Discussion and Analysis—Compensation Philosophy and Objectives of Our Compensation Program” on page 42 for a description of how Core EPS is determined.

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(4)	Represents awards of restricted stock that will vest in full, subject to the executive’s continued employment, on December 17, 2023. This award is subject to earlier vesting at target in the event of death, disability or a termination by the Company without cause (or by the executive for good reason) within 24 months after a change in control of the Company; and in the event of a termination without cause (or by the executive for good reason) other than within 24 months after a change of control, the award is subject to early vesting on a pro rata basis based upon the portion of the performance period that has elapsed as of the date of such termination.

(5)	Represents awards of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 27, 2025 if the Company achieves a closing stock price of at least $26.18 on 30 consecutive trading days during the period commencing January 27, 2021 and ending January 27, 2025. In addition, the number of shares is subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during the period January 27, 2021 and ending December 31, 2024. This award is subject to earlier vesting at target in the event of death, disability or a termination by the Company without cause (or by the executive for good reason) within 24 months after a change in control of the Company; and in the event of a termination without cause (or by the executive for good reason) other than within 24 months after a change of control, the award is subject to early vesting on a pro rata basis based upon the portion of the performance period that has elapsed as of the date of such termination (but only to the extent the stock price performance condition has been met on or prior to the date of termination).

(6)	Represents awards of performance-based restricted stock that vest in full, subject to the executive’s continued employment, on November 30, 2023 if, and only if, Company consolidated EBITDA is equal to or greater than $255 million in at least one of fiscal 2021, 2022 or 2023. If the EBITDA performance condition is not attained, the restricted shares will be forfeited. These restricted shares are subject to earlier vesting if, within two years after a change in control (i) the executive is terminated without cause or due to death or disability, or (ii) the executive resigns for good reason.
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Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(9)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Ronald J. Kramer
Chairman and Chief Executive Officer	288,000	(1)	7,084,800	(1)
	288,000	(2)	7,084,800	(2)
	182,203	(3)	4,482,194	(3)
	288,000	(4)	7,084,800	(4)
					360,000	(5)	8,856,000	(5)
Robert F. Mehmel
President and Chief Operating Officer	96,000	(1)	2,361,600	(1)
	96,000	(2)	2,361,600	(2)
	45,551	(3)	1,120,555	(3)
	96,000	(4)	2,361,600	(4)
					120,000	(5)	2,952,000	(5)
Brian G. Harris
Senior Vice President and Chief Financial Officer	49,342	(6)	1,213,813	(6)
	27,211	(7)	669,391	(7)
	18,220	(3)	448,212	(3)
	27,498	(8)	676,451	(8)
Seth L. Kaplan
Senior Vice President, General Counsel and Secretary	45,230	(6)	1,112,658	(6)
	24,943	(7)	613,598	(7)
	18,220	(3)	448,212	(3)
	25,206	(8)	620,068	(8)

(1)	On December 20, 2017 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 20, 2021 if the Company achieves a closing stock price of at least $25.08 on 30 consecutive trading days during the period commencing December 20, 2017 and ending December 20, 2021. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four-year period. On July 28, 2021, the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 288,000 and 96,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively, subject to the executive’s continued employment.

(2)	On December 20, 2018 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 20, 2022 if the Company achieves a closing stock price of at least $12.72 on 30 consecutive trading days during the period commencing December 20, 2018 and ending December 20, 2022. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four-year period. On May 1, 2019 the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 288,000 and 96,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively, subject to the executive’s continued employment.
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(3)	On December 17, 2020 Messrs. Kramer, Mehmel, Harris and Kaplan were granted awards of 182,203, 45,551, 18,220 and 18,220 restricted shares, respectively, that vest in full, subject to the executive’s continued employment, on December 17, 2023.

(4)	On January 27, 2021 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 27, 2025 if the Company achieves a closing stock price of at least $26.18 on 30 consecutive trading days during the period commencing January 27, 2021 and ending January 27, 2025. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four-year period. On May 1, 2019 the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 288,000 and 96,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively, subject to the executive’s continued employment

(5)	On January 30, 2020 Messrs. Kramer and Mehmel were granted awards with a target amount of 450,000 and 150,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 30, 2024 if the Company achieves a closing stock price of at least $26.46 on 30 consecutive trading days during the period commencing January 30, 2020 and ending January 30, 2024. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during the period January 30, 2024 through December 31, 2023. Therefore, the minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to satisfaction of the stock price condition, are 360,000 and 120,000 shares, respectively.

(6)	On November 13, 2018 Messrs. Harris and Kaplan received awards of 49,342 and 45,230 shares, respectively, of performance-based restricted stock. On November 13, 2019, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards vested on November 30, 2021.

(7)	On January 30, 2020 Messrs. Harris and Kaplan received awards of 27,211 and 24,943 shares, respectively, of performance-based restricted stock. On December 8, 2020, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2022.

(8)	On January 27, 2021 Messrs. Harris and Kaplan received awards of 27,498 and 25,206 shares, respectively, of performance-based restricted stock. On November 15, 2021, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2023.

(9)	The value reflected is based upon the closing price per share of the common stock of $24.60 on September 30, 2021.

Option Exercises and Stock Vested in Fiscal 2021

The following table sets forth information with respect to the number of options and shares of restricted stock granted to the named executive officers in previous years that were exercised or vested during the fiscal year ended September 30, 2021, as well as the value of the stock on the exercise or vesting date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald J. Kramer
Chairman and Chief Executive Officer	--	--
Robert F. Mehmel
President and Chief Operating Officer	--	--
Brian G. Harris
Senior Vice President and Chief Financial Officer	28,986	604,358(2)
Seth L. Kaplan
Senior Vice President, General Counsel and Secretary	26,570	553,985(3)
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(1)	Value is based on the closing price of Griffon common stock on the date of vesting.

(2)	Represents the value of 28,986 shares of restricted stock granted on November 14, 2017, which shares vested on November 30, 2020.

(3)	Represents the value of 26,570 shares of restricted stock granted on November 14, 2017, which shares vested on November 30, 2020.

Nonqualified Deferred Compensation Plan in 2021

Under the NDCP, eligible employees of Griffon Corporation, including our NEOs, may defer up to 8% of their cash compensation in excess of IRS limits applicable to our 401(k) Plan, up to a certain limit. We match 50% of a participant’s contributions to the NDCP. Participants’ elective deferrals are fully vested at all times; matching contributions are 50% vested after two years of service and 100% vested after three years of service. Participants are permitted to choose from a variety of investment options for investing their elective deferrals and matching contributions. See “Compensation Discussion and Analysis—Elements of Executive Compensation— Retirement, Health and Welfare Benefits and Other Perquisites” for additional information.

All of our NEOs participated in the NDCP in 2021.

	Executive Contributions in Fiscal 2021	Company Contributions in Fiscal 2021	Aggregate earnings in Fiscal 2021	Aggregate withdrawals/ distributions	Aggregate balance at September 30, 2021
Ronald J. Kramer Chairman and Chief Executive Officer	$136,800	$68,400	$1,368	--	$206,568
Robert F. Mehmel President and Chief Operating Officer	$73,333	$36,667	--	--	$110,000
Brian G. Harris Senior Vice President and Chief Financial Officer	$40,949	$20,475	$116	--	$61,540
Seth L. Kaplan Senior Vice President, General Counsel and Secretary	$38,858	$19,429	$(49)	--	$58,238

Potential Payments Upon Termination or Change in Control

As described above under the section entitled “Compensation Discussion and Analysis—Employment Agreements,” we have entered into employment agreements with Ronald J. Kramer, our Chief Executive Officer, and Robert F. Mehmel, our President and Chief Operating Officer, and severance agreements with Brian G. Harris, our Senior Vice President and Chief Financial Officer, and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary. These agreements provide for certain severance payments and other post-termination benefits in the event of employment termination under certain circumstances.

The following tables provide estimates of the potential severance and other post-termination benefits that Mr. Kramer, Mr. Mehmel, Mr. Harris and Mr. Kaplan would be entitled to receive assuming their respective employment was terminated as of September 30, 2021 for the reason set forth in each of the columns. As discussed above under the

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section entitled “Compensation Discussion and Analysis—Tax Implications,” we do not provide any tax gross-ups in connection with the compensation arrangements, including any severance or change in control payments, for our named executive officers.

Ronald J. Kramer

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$1,148,581	$2,297,162		$3,445,743
Bonus (2)	—	$7,759,939	$15,519,878		$23,279,817
Pro-Rata Bonus (3)	—	$1,722,872	—		—
Accelerated Restricted Stock Vesting (4)	$42,120,194	$42,120,194	$13,942,453	(5)	$42,120,194
Value of health benefits provided after termination (6)	—	$79,703	$79,703		$79,703
Modified 280G Cutback (7)	—	—	—		$(13,397,656)
Totals	$42,120,194	$52,831,288	$31,839,196		$55,527,801

(1)     Upon termination due to disability, Mr. Kramer is entitled to an amount equal to his base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times base salary.

(2)     Upon termination due to disability, Mr. Kramer is entitled to an amount equal to the highest bonus received by Mr. Kramer over the three-year period prior to the assumed termination date of September 30, 2021, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times such highest bonus, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times such highest bonus. The highest bonus received by Mr. Kramer over the three years prior to the year ending September 30, 2021 was $7,759,939, with respect to fiscal 2018, which includes the one-time Plastics transaction bonus awarded to Mr. Kramer in May 2018 of $2,250,000.

(3)     Upon a termination due to disability, Mr. Kramer is entitled to receive a pro-rata bonus based on an assumed target bonus equal to 150% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last day of the fiscal year, the bonus reflected above is 150% of his full salary for the fiscal year. Such amount would be paid in a lump sum. Mr. Kramer may also be entitled to a pro-rata bonus in the event of a resignation for Good Reason or termination by the Company without Cause prior to or after a Change in Control; however, such pro-rata bonus would only be payable to the extent that the applicable performance targets were attained and the Compensation Committee did not exercise its negative discretion to reduce such bonus. Accordingly, such bonus is not set forth in the table above. If Mr. Kramer’s bonus of $8,526,667 for fiscal year 2021 had been used in this calculation, the amount included above would be $8,526,667.

(4)     Upon a termination due to death or disability at any time, the performance-based restricted stock awards granted to Mr. Kramer on December 20, 2017, December 20, 2018, January 30, 2020 and January 27, 2021 will vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full. The value provided above is calculated based on a value of $24.60 per share, the closing price of the Company’s common stock on September 30, 2021. The performance-based restricted stock awards granted to Mr. Kramer on December 20, 2017, December 20, 2018, January 30, 2020 and January 27, 2021 will also vest at target levels, and the time-based restricted stock award granted on December 17, 2021 will vest in full, if Mr. Kramer’s employment is terminated within 24 months after a Change in Control by the Company without Cause or by Mr. Kramer for Good Reason.

(5)     No portion of Mr. Kramer’s December 20, 2017, December 20, 2018, January 30, 2020 or January 27, 2021 restricted stock awards will vest upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following

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a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “Compensation Discussion and Analysis—Elements of Executive Compensation—Equity-based Compensation”). With respect to Mr. Kramer’s December 20, 2017, December 20, 2018 and January 27, 2021 restricted stock awards, the performance conditions have been satisfied with respect to 288,000 shares, which would vest pro rata (based upon the portion of the performance period that has elapsed) upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control. In addition, upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, Mr. Kramer’s December 17, 2020 time-based restricted stock award would vest pro-rata (based upon the portion of the vesting period that has elapsed at the time of such termination). The pro rata portion of shares granted under Mr. Kramer’s December 20, 2017, December 20, 2018 and January 27, 2021 restricted stock awards for which the performance conditions were satisfied, assuming a termination date of September 30, 2021 are, respectively, 272,033, 200,082 and 48,393 shares, and the pro rata portion of shares granted under Mr. Kramer’s December 17, 2020 time-based restricted stock award is 46,258. The value of these shares is reflected in the table above based on a value of $24.60 per share, the closing price of the Company’s common stock on September 30, 2021. No amount is included in the table above for Mr. Kramer’s January 30, 2020 restricted stock award, because the minimum performance conditions were not satisfied as of September 30, 2021 for such award.

(6)     The value of such benefits are determined based on the present value of the total estimated cost of providing health benefits to Mr. Kramer and his eligible dependents for 18 months after Mr. Kramer’s termination of employment due to disability, by the Company without Cause or by Mr. Kramer for Good Reason.

(7)     Mr. Kramer’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Kramer) that Mr. Kramer would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kramer would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Kramer without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2021, Mr. Kramer would receive a greater benefit by having such benefits and payments reduced than receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Kramer to avoid paying the excise tax.

Robert F. Mehmel

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$764,561	$1,529,303		$2,548,838
Bonus (2)	—	—	$3,485,008		$5,808,346
Pro-Rata Bonus (3)	$1,019,535	$1,109,535	—		$1,886,667
Accelerated Restricted Stock Vesting (4)	$14,035,555	$14,035,555	$4,552,657	(5)	$14,035,555
Value of health benefits provided after termination (6)	—	$40,210	$79,703		$118,493
Modified 280G Cutback (7)	—	—	—		$(4,381,447)
Totals	$15,055,090	$15,589,951	$9,646,671		$20,016,452

(1)     Upon a termination due to disability, Mr. Mehmel is entitled to nine month’s salary continuation, payable in nine monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel is entitled to 18 month’s salary continuation, payable in 18 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times base salary.

(2)     Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel will receive a lump sum payment equal to one and a half times the average of the three bonuses Mr. Mehmel received in the three years prior to his assumed termination date. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times the average of such three bonuses. The calculation of the payments in the “Bonus” row in the table above reflects

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the inclusion of (i) the one-time Plastics transaction bonus awarded to Mr. Mehmel in May 2018 of $1,125,000 (as part of Mr. Mehmel’s 2018 bonus), and (ii) a one-time performance bonus of $750,000 paid based on the performance of the ClosetMaid business during the period October 1, 2017 to September 30, 2019 (as part of Mr. Mehmel’s 2019 bonus).

(3)     Upon a termination due to death or disability, Mr. Mehmel is entitled to receive a pro-rata bonus based on an assumed target bonus of 100% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon a termination within 24 months after a Change in Control by Mr. Mehmel for Good Reason or by the Company without Cause, Mr. Mehmel is entitled to receive a pro-rata bonus based on the higher of Mr. Mehmel’s target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Mehmel’s bonus for the 2020 fiscal year exceeds his target bonus for the 2021 fiscal year, and because the assumed termination date occurs on the last date of the 2021 fiscal year, the bonus reflected above is the full amount of Mr. Mehmel’s bonus for the 2020 fiscal year. Such amount would be paid in a lump sum.

(4)     Upon a termination due to death or disability at any time, the performance-based restricted stock awards granted to Mr. Mehmel on December 20, 2017, December 20, 2018, January 30, 2020 and January 27, 2021 will vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full. The value provided above is calculated based on a value of $24.60 per share, the closing price of the Company’s common stock on September 30, 2021. The performance-based restricted stock awards granted to Mr. Mehmel on December 20, 2017, December 20, 2018, January 30, 2020 and January 27, 2021 will also vest at target levels, and the time-based restricted stock award granted on December 20, 2021 will vest in full, if Mr. Mehmel’s employment is terminated within 24 months after a Change in Control by the Company without Cause or by Mr. Mehmel for Good Reason.

(5)     No portion of Mr. Mehmel’s December 20, 2017, December 20, 2018, January 30, 2020 or January 27, 2021 restricted stock awards will vest upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to Mr. Mehmel’s December 20, 2017, December 20, 2018 and January 27, 2021 restricted stock awards, the performance conditions have been satisfied with respect to 96,000 shares, which would vest pro rata (based upon the portion of the performance period that has elapsed) upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control. In addition, upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel’s December 20, 2020 time-based restricted stock award would vest pro-rata (based upon the portion of the vesting period that has elapsed at the time of such termination). Assuming a termination date of September 30, 2021, the pro-rata portion of shares granted under Mr. Mehmel’s December 20, 2017, December 20, 2018 and January 27, 2021 restricted stock awards for which the performance conditions were satisfied, are, respectively, 90,678, 66,694 and 16,131 shares, and the pro rata portion of shares granted under Mr. Mehmel’s December 17, 2020 time-based restricted stock award is 11,565 shares. The value of these shares is reflected in the table above based on a value of $24.60 per share, the closing price of the Company’s common stock on September 30, 2021. No amount is included in the table above for Mr. Mehmel’s January 30, 2020 restricted stock award, because the minimum performance conditions were not satisfied as of September 30, 2021 for such award.

(6)     Mr. Mehmel and his eligible dependents will be provided health benefits (i) for nine months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until the earlier of December 31 of the second year following termination of employment and Mr. Mehmel’s commencing employment with another employer in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(7)     Mr. Mehmel’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Mehmel) that Mr. Mehmel would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Mehmel would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Mehmel without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2021, Mr. Mehmel would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Mehmel to avoid paying the excise tax.

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Brian G. Harris

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$239,381	$718,142		$1,196,903
Bonus	—	—	—	(2)	$2,112,510	(3)
Pro-Rata Bonus (4)	$239,381	$239,381	—		$746,667
Accelerated Restricted Stock Vesting (5)	$448,212	$448,212	$117,477		$3,007,867
Value of health benefits provided after termination (6)	—	$26,887	$79,703		$118,493
Modified 280G Cutback (7)	—	—	—		—
Totals	$687,593	$953,860	$915,321		$7,182,440

(1)     Upon a termination due to disability, Mr. Harris is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Harris is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Harris is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control.

(2)     Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Harris will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Harris would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Harris’ bonus of $771,667 for fiscal year 2021 had been used in this calculation, the amount included above would be $771,667.

(3)     Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months following a Change in Control, Mr. Harris is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination. The calculation of the payments in the “Bonus” row in the table above reflects the inclusion of (i) the one-time Plastics transaction bonus awarded to Mr. Harris in May 2018 of $350,000 (as part of Mr. Harris’ 2018 bonus), and (ii) a one-time performance bonus of $250,000 paid based on the performance of the ClosetMaid business during the period October 1, 2017 to September 30, 2019 (as part of Mr. Harris’ 2019 bonus).

(4)     Upon termination due to death or disability, Mr. Harris is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Harris is entitled to receive a pro-rata bonus based on the greater of Mr. Harris’ target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Harris’ bonus for the 2020 fiscal year exceeds his target bonus for the 2021 fiscal year, and because the assumed termination date occurs on the last date of the 2021 fiscal year, the bonus reflected above is the full amount of Mr. Harris’ bonus for the 2020 fiscal year. Such amount would be paid in a lump sum.

(5)     Upon a termination due to death or disability at any time, Mr. Harris’ time-based restricted stock award granted on December 17, 2020 will vest in full. Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of Mr. Harris’ unvested restricted stock awards will vest in full. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Harris’ December 17, 2020 time-based restricted stock award would vest pro-rata (based upon the portion of the vesting period that has elapsed at the time of such termination). Assuming a termination date of September 30, 2021, the pro-rata portion of shares granted under Mr. Harris’ December 17, 2020 time-based restricted stock award is 4,775 shares. The values provided above are calculated based on a value of $24.60 per share, the closing price of the Company’s common stock on September 30, 2021.

(6)     Mr. Harris and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a

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resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(7)     Mr. Harris’ benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Harris) that Mr. Harris would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Harris would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Mr. Harris without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2021, Mr. Harris’ benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.

Seth L. Kaplan

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$222,384	$667,151		$1,111,918
Bonus	—	—	—	(2)	$2,004,177	(3)
Pro-Rata Bonus (4)	$222,384	$222,384	—		$746,667
Accelerated Restricted Stock Vesting (5)	$448,212	$448,212	$117,477		$2,794,535
Value of health benefits provided after termination (6)	—	$16,753	$49,663		$73,833
Modified 280G Cutback (7)	—	—	—		—
Totals	$670,596	$909,732	$834,290		$6,731,130

(1)     Upon a termination due to disability, Mr. Kaplan is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Kaplan is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Kaplan is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control.

(2)     Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Kaplan will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Kaplan would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Kaplan’s bonus of $771,667 for fiscal year 2020 had been used in this calculation, the amount included above would be $771,667.

(3)     Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months following a Change in Control, Mr. Kaplan is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination. The calculation of the payments in the “Bonus” row in the table above reflects the inclusion of (i) the one-time Plastics transaction bonus awarded to Mr. Kaplan in May 2018 of $300,000 (as part of Mr. Kaplan’s 2018 bonus), and (ii) a one-time performance bonus of $200,000 paid based on the performance of the ClosetMaid business during the period October 1, 2017 to September 30, 2019 (as part of Mr. Kaplan’s 2019 bonus).

(4)     Upon termination due to death or disability, Mr. Kaplan is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kaplan is entitled to receive a pro-rata bonus based on the greater of Mr. Kaplan’s target bonus for the year in which such termination occurs or the bonus earned for the preceding fiscal year. Because Mr. Kaplan’s bonus for the 2020 fiscal year exceeds his target bonus for the 2021 fiscal year, and because the assumed termination date occurs on the last date of the 2021 fiscal year, the bonus reflected above is the full amount of Mr. Kaplan’s bonus for the 2020 fiscal year. Such amount would be paid in a lump sum.

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(5)     Upon a termination due to death or disability at any time, Mr. Kaplan’s time-based restricted stock award granted on December 17, 2020 will vest in full. Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of Mr. Kaplan’s unvested restricted stock awards will vest in full. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kaplan’s December 17, 2020 time-based restricted stock award would vest pro-rata (based upon the portion of the vesting period that has elapsed at the time of such termination). Assuming a termination date of September 30, 2021, the pro-rata portion of shares granted under Mr. Kaplan’s December 17, 2020 time-based restricted stock award is 4,775 shares. The values provided above are calculated based on a value of $24.60 per share, the closing price of the Company’s common stock on September 30, 2021.

(6)     Mr. Kaplan and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the total estimated cost of providing such health benefits.

(7)     Mr. Kaplan’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Kaplan) that Mr. Kaplan would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kaplan would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Mr. Kaplan without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2021, Mr. Kaplan’s benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.

CEO Pay Ratio

Applicable SEC rules require the disclosure of our median employee’s pay and the ratio of our CEO’s pay to the median employee’s pay. Mr. Kramer’s pay for fiscal 2021, as indicated in our 2021 Summary Compensation Table, was $19,698,397, and the fiscal 2021 pay of our median employee, determined in the manner set forth below, was $47,195. The ratio of Mr. Kramer’s pay to our median employee’s pay as determined under applicable SEC rules is therefore 417:1.

In selecting the median employee, we used our global employment roster, other than our CEO, as of June 30, 2021. We used annual taxable earnings for calendar year 2020 as our compensation definition, which we gathered from payroll records. For any foreign country in which the latest period for which annual taxable earnings was calculated was not calendar year 2020, we used the most recent annual period. We did not utilize cost-of-living adjustments. We annualized pay for permanent employees who commenced work during 2020. We did not exclude any employees in a foreign country. Our total number of employees as of the determination date was 7,449, with U.S. employees totaling 5,563 and employees in a foreign country totaling 1,886. Approximately one-third of these employees are salaried and approximately two-thirds of these employees, including the person who was determined to be the median employee, are paid on an hourly basis.

Directors’ Compensation

Directors who are not our employees receive a base annual retainer fee of $65,000 and a fee of $1,500 for each Board of Directors meeting attended. Audit Committee members receive $2,500 for each committee meeting attended and members of each other committee receive $1,500 for each committee meeting attended. Our lead independent director receives an additional fee of $25,000 per annum. The chair of each of our audit, compensation, finance, and nominating and corporate governance committees receives an additional fee per annum of $20,000, $15,000, $10,000 and $10,000, respectively. All of these fees are paid to our non-employee directors in cash. Directors who are employees are not eligible to receive director fees.

Upon initial election to the Board and at the time of the annual meeting of stockholders each year, each non-employee director receives a grant of restricted shares of our common stock with a value of $90,000, which shares vest over a period of three years in equal annual installments.

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Our stock ownership guidelines, which are described above, apply to our directors in the same manner as they apply to our executive officers. Each director is expected to acquire, within three years of joining the Board, shares of Griffon’s common stock equal in value to three times the base annual retainer fee. Under these guidelines, each of our directors either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified three year period.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2021.

Fiscal 2021 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)(2)
Henry A. Alpert	98,000	89,996	187,996
Thomas J. Brosig	94,000	89,996	183,996
Jerome L. Coben	77,000	89,996	166,996
Louis J. Grabowsky	102,500	89,996	192,496
Rear Admiral Robert G. Harrison	83,000	89,996	172,996
Lacy M. Johnson	74,000	89,996	163,996
General Victor E. Renuart	72,500	89,996	162,496
James W. Sight	72,500	89,996	162,496
Samanta Hegedus Stewart	72,500	89,996	162,496
Kevin F. Sullivan	117,500	89,996	207,496
Cheryl L. Turnbull	83,000	89,996	172,996
William H. Waldorf	82,500	89,996	172,496

(1)	Represents the aggregate grant date fair value of shares of restricted stock granted to the director during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The amounts in this column do not correspond to the actual value that will be realized by the director. For information regarding the assumptions made in calculating these amounts, see Note 15, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2021.

As of September 30, 2021, each of Messrs. Alpert, Brosig, Grabowsky, Harrison, Renuart, Sullivan and Waldorf, and Ms. Stewart and Ms. Turnbull, held 8,311 shares of restricted stock outstanding. Mr. Coben, Mr. Johnson and Mr. Sight held 6,567, 9,189 and 8,261 shares, respectively, of restricted stock outstanding as of such date.

(2)	Each of our non-employee directors participates in group life and accidental death and dismemberment policies maintained by us for our U.S. employees, for which we pay the group premiums. We also maintain a healthcare consulting service for our U.S. employees and offer our non-employee directors the opportunity to participate in this service at our cost. The total allocated cost for each such individual for the foregoing services is less than $5,000 per year (and is not reflected in this chart).
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PROPOSAL 2 – ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Summary

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view regarding compensation to our named executive officers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2021 compensation of our named executive officers.

We currently conduct an advisory vote on the compensation of our named executives annually and the next such stockholder advisory vote after our 2022 Annual Meeting will take place at our 2023 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
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PROPOSAL 3 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PHASE OUT THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS

Summary

We are asking you to approve an amendment to our Certificate of Incorporation to phase out the present three-year, staggered terms of our directors and instead provide for the annual election of directors.

Background

Under our Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”), our board of directors (the “Board”) is currently divided into three classes, with members of each class holding office for staggered three-year terms. After careful consideration, the Board approved, declared advisable, and recommended that our stockholders approve at the Annual Meeting the declassification of our Board as described below.

Rationale for Phasing Out the Classified Structure of Our Board of Directors

The board of directors took into consideration arguments in favor of and against continuation of the classified board structure and determined that it is in the best interests of the Company and its stockholders to declassify the Board. The Board considered the advantages of maintaining the classified board structure in light of our current circumstances, including that a classified board structure enhances the continuity and stability of the Board and helps us attract and retain committed directors who have the opportunity to develop a deep knowledge of our businesses and the environments in which we operate and focus on long-term strategies. A classified board structure also provides protection against certain abusive takeover tactics and more time to solicit higher bids in a hostile takeover situation because it is far more difficult to change a majority of directors in a single year. While the Board continues to believe that these are important considerations, the board of directors also considered potential advantages of declassification in light of our current circumstances, including the ability of stockholders to evaluate directors annually to register their views on the collective performance of our board and on each director individually. The Board also regularly engages with shareholders through its shareholder outreach program and gives thoughtful consideration to feedback received from shareholders. In recent years a number of the Company’s institutional shareholders have expressed the view that annual elections for the entire Board increases the accountability of directors to all stockholders. The board of directors also recognizes that many other public companies have eliminated their classified board structures in recent years. After carefully weighing all of these considerations, the Board approved and deemed advisable the proposed amendment to the Certificate of Incorporation and recommended that our stockholders adopt the amendment by voting in favor of this proposal.

Proposed Amendment

The following description of the proposed amendment is a summary and is qualified by the full text of the proposed amendment, which is attached to this Proxy Statement as Annex A.

If the proposed amendment to our Certificate of Incorporation is adopted and approved by the stockholders, the classified structure of the board of directors would be phased out commencing with the 2022 Annual Meeting of stockholders and would result in the board of directors being declassified (and all members of the board of directors standing for annual

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elections) commencing with the 2024 Annual Meeting of stockholders. If the proposed amendment is not adopted, none of the changes reflected on Annex A will be made to our Certificate of Incorporation.

Under the proposed amendment to our Certificate of Incorporation, each director elected at this Annual Meeting would be elected for a one-year term expiring at the 2023 Annual Meeting, while the Class I directors and Class II directors will continue to serve out the remainder of their three-year terms. Each director elected at the 2023 Annual Meeting would be elected for a one-year term expiring at the 2024 Annual Meeting. At the 2024 Annual Meeting and each annual meeting of stockholders thereafter, all directors would be elected for a one-year term expiring at the next annual meeting of stockholders held after such director’s election. The table below summarizes the implementation of the declassification of the board of directors pursuant to the proposed amendment:

Annual Meeting Year	Length of Term for Directors Elected	Year Such Term Would Expire
2022	1 year	2023
2023	1 year	2024
2024 and after	1 year	All Directors Elected Annually

If the Declassification Proposal is not approved by our stockholders, then our Board will remain classified, the Class III directors will be elected for a term expiring at the 2025 annual meeting of stockholders and conforming amendments to our by-laws will not be implemented.

Amendments to Our By-laws

The Board approved a corresponding amendment to our By-laws to phase out our classified board structure as described above, which is set forth in Annex B and would only become effective upon shareholder approval of the amendment to our Certificate of Incorporation. Pursuant to our Certificate of Incorporation and Delaware law, the amendments to our by-laws are not subject to stockholder approval.

Vote Required and Recommendation of the Board

Pursuant to Article THIRTEENTH of our Certificate of Incorporation, the approval of this proposed amendment to our Certificate of Incorporation requires the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of our capital stock. This means that the holders of at least 66-2/3% of our outstanding common stock must vote “FOR” the declassification of our Board for this proposal to pass. If you fail to vote or fail to instruct your broker or other nominee to vote, abstain from voting on this proposal, it will have the same effect as a vote AGAINST this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO PHASE OUT THE CLASSIFIED STRUCTURE OF OUR BOARD OF DIRECTORS
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PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE PERCENTAGE OF OUTSTANDING VOTING POWER REQUIRED TO CALL A SPECIAL MEETING TO 25%

Summary

The Board of Directors has recommended that the Company’s shareholders approve amendments to the Company’s Certificate of Incorporation to reduce the percentage of outstanding shares required to call a special meeting, as described below. A copy of the proposed amendments to the Company’s Certificate of Incorporation are attached to this proxy statement as Annex C, any a copy of the proposed amendments to the Company’s By-laws are attached to this proxy statement as Annex D. The proposed amendments to our Certificate of Incorporation and By-laws would permit shareholders holding, in the aggregate, a “net long position” (as defined below) in our capital stock representing at least 25% of the entire voting power of our capital stock.

Background of Proposal

Under our Certificate of Incorporation and By-laws, a special meeting of stockholders may be called only by the Chairman of the Board, the President, the Board, or at the written request stockholders holding 66-2/3% of the entire voting power of our capital stock.

Based on shareholder feedback we have received through our shareholder outreach program, as well as the ongoing review of our corporate governance policies, our Board has determined that it is appropriate to provide our shareholders with more flexibility to call a special meeting to bring to a vote those matters that are of interest to our shareholders. The proposed amendments to our Certificate of Incorporation and By-laws would permit shareholders holding, in the aggregate, a “net long position” (as defined below) in our capital stock representing at least 25% of the entire voting power of our capital stock.

While the Board recognizes that providing for a shareholder right to call special meetings is consistent with corporate governance best practices, the Board also believes that special meetings of shareholders should be extraordinary events that are held only when fiduciary obligations or strategic concerns require that the matters to be addressed not be delayed until the next annual meeting. Moreover, because special meetings are expensive and time-consuming for the Company and potentially disruptive to our normal business operations, the Board believes that a small percentage of shareholders should not be entitled to utilize the right to call a special meeting for their own interests, which may not be shared by the majority of our shareholders. Finally, as described in this proxy statement under the caption “Corporate Governance—Interested Party Communications,” we have provided an avenue by which shareholders may communicate directly with the Board, including the non-management directors, throughout the year on any topics of interest to shareholders. In light of these considerations, the Board believes that a reasonable balance among complying with corporate governance best practices, enhancing shareholder rights and adequately protecting the long-term interests of the Company and its shareholders is achieved by proposing a “net long position” threshold of 25%, along with certain procedural requirements and limitations, for shareholders to call a special meeting. The net long position requirement similarly protects against a meeting being called by shareholders whose interests are transitory or are otherwise not aligned with other shareholders’ interests in the long-term economic prospects of the Company. A shareholder’s “net long position” is generally defined as the number of shares of common stock in which the shareholder holds a positive (also

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known as “long”) economic interest, reduced by the number of shares of common stock in which the shareholder holds a negative (also known as “short”) economic interest.

Amendments to Certificate of Incorporation and By-laws

The proposed amendments to our Certificate of Incorporation and By-laws that would allow persons holding, in the aggregate, a net-long position in shares representing at least 25% of the outstanding shares (the “Special Meeting Amendments”) to call special meetings of shareholders are set forth in Annex C and Annex D, respectively.

If the proposed amendment to our Certificate of Incorporation is approved and adopted by our shareholders, our Certificate of Incorporation will be amended to reflect the revisions as set forth in Annex C. Such amendment will be effective upon filing with the Secretary of State of the State of Delaware, which will occur promptly after the Annual Meeting. In addition, if the proposed amendment is approved and adopted by our shareholders, the Company will amend its By-laws to reflect the revisions as set forth in Annex D. If the proposed amendment is not approved and adopted by our shareholders, stockholders holding 66-2/3% of the entire voting power of our capital stock will continue to be required to call a special meeting of stockholders.

By-law Limitations and Procedures

The Board approved a corresponding amendment to its By-laws, as set forth in Annex D, which would only become effective upon shareholder approval of the amendment to our Certificate of Incorporation. The By-law amendment would impose certain procedural requirements on shareholders requesting a special meeting (including the provision of the same information required for shareholder proposals at annual meetings under our advance notice By-law provisions). The By-law amendment would also impose qualifications designed to prevent duplicative and unnecessary meetings by eliminating proposals that, as determined by the Board:

•	are not proper subjects for shareholder action under, or involve a violation of, applicable law;
•	are received during the period beginning 120 days prior to the anniversary of the prior annual meeting of shareholders and ending on the date of the next annual meeting of shareholders;
•	are substantially similar to another proposal, other than the election or removal of directors, that was presented at a meeting of shareholders held within the prior 12 months;

•	relate to the election or removal of directors, if the election or removal of directors was presented at an annual or special meeting of shareholders held within 120 days prior to the date the special meeting request was delivered; or

•	are presented by a shareholder that has violated the reporting requirements of Section 13 of the Exchange Act

The By-law amendment would provide that a special meeting must be called within 120 days after the receipt by the Company’s Corporate Secretary of valid requests by holders of the requisite number of shares. Pursuant to our Certificate of Incorporation and Delaware law, the amendments to our by-laws are not subject to stockholder approval.

Advance Notice By-laws

The Company’s advance notice provisions set forth in Article II, Section 7 of the By-laws and the advance notice provisions regarding the nomination of directors set forth in Article III, Section 13 of the By-laws would remain intact.

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Required Vote and Recommendation

Pursuant to Article THIRTEENTH of our Certificate of Incorporation, the approval of the proposed amendment to our Certificate of Incorporation requires the affirmative vote of the holders of at least 66-2/3% of the total voting power of all outstanding shares of our capital stock. This means that the holders of at least 66-2/3% of our outstanding common stock must vote “FOR” the amendment to our Certificate of Incorporation to reduce the percentage of outstanding voting power required to call a special meeting to 25% for this proposal to pass. If you fail to vote or fail to instruct your broker or other nominee to vote, or abstain from voting on this proposal, it will have the same effect as a vote AGAINST this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO REDUCE THE PERCENTAGE OF OUTSTANDING VOTING POWER REQUIRED TO CALL A SPECIAL MEETING TO 25%
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PROPOSAL 5 – APPROVAL OF THE GRIFFON CORPORATION AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

Summary

The Board of Directors approved the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan (the “Incentive Plan”) to increase by 1,200,000 the number of shares of common stock available for future awards of equity-based compensation, and to make certain other changes to the Griffon Corporation 2016 Equity Incentive Plan (the “Prior Incentive Plan”) as described below. The Board believes that equity awards are an important part of our executive compensation program and serve to align the interests of award recipients with the interests of our stockholders. Therefore, we are asking our stockholders to approve the Incentive Plan at the Annual Meeting. The approval of stockholders holding a majority of the shares present (in person or by proxy) at the Annual Meeting is required for the Incentive Plan to become effective.

The Board approved the Incentive Plan, including the increase in shares available for future awards, with the goal of preserving the Company’s flexibility to use equity-based compensation in order to incentivize and attract valued directors, employees and other service providers, and to motivate them to make significant contributions to the Company, thereby increasing shareholder value. Each equity award vests over a period of time, and the vast majority of our equity awards vest only if certain performance criteria is achieved. We believe the service-based vesting requirements, performance criteria, and other features of our equity incentive compensation program as described below in this Proposal No. 3, and in the Compensation Discussion and Analysis section of this Proxy Statement, serve to retain employees and align the interests of our employees, directors and other service providers with the interests of our stockholders.

General

The Board adopted the Prior Incentive Plan on November 12, 2015, and the Prior Incentive Plan was approved by our stockholders at our Annual Meeting of Stockholders held on January 29, 2016. Amendment No. 1 to the Prior Incentive Plan (“Amendment No. 1”) was approved by our stockholders at our Annual Meeting of Stockholders held on January 31, 2018 and Amendment No. 2 to the Prior Incentive Plan (“Amendment No. 2”) was approved by our stockholders at our Annual Meeting of Stockholders held on January 30, 2020. References to the Prior Incentive Plan below shall refer to the Prior Incentive Plan as amended by Amendment No. 1 and Amendment No. 2.

When initially adopted, the Prior Incentive Plan reserved a total of 2,350,000 shares for issuance pursuant to awards. Immediately prior to the adoption of Amendment No. 1, there were 805,104 shares available for awards under the Prior Incentive Plan. At our January 2018 stockholders meeting, our stockholders then approved Amendment No. 1 which increased the number of shares available for awards by 1,000,000 to 1,805,104. Immediately prior to the adoption of Amendment No. 2, there were 82,950 shares available for awards under the Prior Incentive Plan. At our January 2020 stockholders meeting, our stockholders then approved Amendment No. 2 which increased the number of shares available for awards by 1,700,000 to 1,782,950. As of the record date, December 28, 2021, there were 378,905 shares available for grant under the Prior Incentive Plan.

The general purpose of the Incentive Plan is to attract, motivate and retain selected employees, consultants and non-employee directors of Griffon and its subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of our stockholders. The Company is seeking approval of the Incentive Plan by our stockholders in order to increase the number of shares available for the grant of equity-based incentive compensation and to make certain other changes to the Prior Incentive Plan, as described below.

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The Incentive Plan will reserve a total of 6,050,000 shares (plus shares underlying the portion of any awards under the Griffon Corporation 2011 Equity Incentive Plan that are forfeited or cancelled). This aggregate number of shares includes the initial share reserve of 2,350,000 under the Prior Incentive Plan, increases in the share reserve included in Amendment No. 1 and Amendment No. 2, as well as an additional 1,200,000 shares for which the Company is currently seeking stockholder approval. In making this recommendation to increase the number of shares available for equity-based compensation awards, the Board considered various aspects of our equity grant program, including the number of shares initially reserved under the Prior Incentive Plan and subsequently approved by our stockholders, the number of shares currently available for awards under the Prior Incentive Plan, the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on our stockholders and the central role of equity-based incentive compensation in our executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Board believes that the proposed increase in the number of shares available for issuance under the Prior Incentive Plan is necessary for Griffon to retain the flexibility to grant equity-based incentive compensation to attract and retain executive talent and to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of our stock.

New Provisions

In addition to increasing the number of shares available for awards of equity-based incentive compensation, the Incentive Plan also revises the Prior Incentive Plan to:

•	provide that, except in the case of a participant’s death or disability, the Committee shall not have the authority to accelerate the vesting, exercise, or payment of any award or the performance period for any award.

•	eliminate references to Code Section 162(m), which used to provide for the unlimited deductibility of the compensation expense associated with performance-based awards to our NEOs if certain conditions were met. The amendment of Code Section 162(m) under the Tax Cuts and Jobs Act of 2017 eliminated the tax deduction for performance-based compensation to an NEO to the extent that total compensation to the NEO exceeds $1 million. The Incentive Plan still requires that, for any performance-based award granted to an NEO, (i) the performance criteria and number of shares to be earned at various levels of performance must be approved by the Committee no later than the first to occur of ninety days into the performance period and the lapse of 25% of the performance period, and (ii) while such an award can be structured so that the Committee has the flexibility to reduce the number of shares to be received by the NEO below the number earned, under no circumstances can the Committee ever increase the number of shares to be received by the NEO beyond the number of shares earned.

•	clarify that only the full Board (and not the Compensation Committee) can approve grants of awards to non-employee directors.

In addition to the above, the Incentive Plan reflects various clarifications and other drafting improvements. The full Incentive Plan is attached to this Proxy Statement an Annex E.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE GRIFFON CORPORATION AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN.
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Outstanding Awards / Three Year Burn Rate

As of the record date, December 28, 2021,

•	we had an aggregate total of 3,026,457 shares that were subject to outstanding unvested awards of restricted shares and restricted share units;

•	we had zero options outstanding; and

•	there were 378,905 shares available for grant under the Prior Incentive Plan.

We have no active equity plans other than the Prior Incentive Plan. The closing price of our common stock, as reported on the New York Stock Exchange on December 28, 2021, was $29.06 per share.

We have set forth below a calculation of our burn rate for the last three fiscal years:

Fiscal Year	Total Full- Value Shares Granted (includes performance- based shares)	Performance- based Full- Value shares granted	Full-Value shares granted other than performance- based shares	Performance Shares Earned (i.e., for which the applicable performance criteria was certified as attained) during the applicable Fiscal Year	Total Granted(1)	Weighted Average Number of Common Shares Outstanding (CSO)	Burn Rate (= Total Granted divided by CSO)
2021	1,239,330	794,756	444,574	1,122,991	2,351,348	50,830,000	4.63%
2020	1,061,624	1,008,280	53,344	882,617	1,403,942	42,588,000	3.30%
2019	1,262,270	1,194,538	67,732	850,408	1,377,210	40,934,000	3.36%
				Average three-year burn rate =			3.76%

(1)	“Total Granted” in a particular fiscal year equals the sum of (a) 1.5 shares for each full-value share granted other than performance shares in such fiscal year, and (b) 1.5 shares for each performance share that was “earned” (i.e., for which the applicable performance criteria was certified as attained) during such fiscal year. Performance shares granted in the applicable fiscal year, but which were not earned during the applicable fiscal year, are excluded from the calculation.

Promotion of Good Corporate Governance Practices

The Incentive Plan contains many best practice provisions that reinforce the alignment between stockholders’ interests and the interests of the employees, consultants and directors who participate in the Incentive Plan. These provisions include, but are not limited to, the following:

•	No Liberal Share Recycling. Shares retained by or delivered to Griffon to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the exercise of a stock option or the vesting of restricted stock awards or restricted stock units, and shares purchased
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by Griffon in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the Incentive Plan.

•	Minimum Vesting Requirements. No award under the Incentive Plan may be issued with a vesting period of less than one year.

•	No Single-Trigger Vesting upon a Change in Control. The Incentive Plan does not provide for acceleration of unvested equity awards solely in connection with a change in control.

•	Limited Discretion to Accelerate Vesting. Except in the case of a participant’s death or disability, the Committee does not have the authority to accelerate the vesting, exercise, or payment of any award or the performance period for any award.

•	No Dividends Prior to Vesting. No dividend or other distribution may be paid with respect to a restricted share award (or with respect to any other award) unless the restricted share award (or other award) vests.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Incentive Plan are automatically replenished.

•	No Discounted Options. A stock option may not be granted with an exercise price lower than the fair market value of Griffon common stock on the date of grant.

•	No Repricing Without Stockholder Approval. Griffon cannot, without stockholder approval, “reprice” an award by reducing the exercise price of a stock option or exchanging a stock option for a new stock option with a reduced exercise price.

•	No Buyout of Underwater Options. The Incentive Plan prohibits us from purchasing stock options with respect to which the exercise price is higher than the price of Griffon common stock.

•	No Automatic Grants. The Incentive Plan does not provide for automatic grants to any participant.

•	No Tax Gross-ups. The Incentive Plan does not provide for any tax gross-ups.

•	Clawback Policy. All equity awards granted to executive officers under the Incentive Plan are subject to Griffon’s Clawback Policy.

Summary of the Incentive Plan

The following summary sets forth the principal features of the Incentive Plan, in the form proposed for approval by our stockholders. This summary is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached hereto as Annex E.

General. The Incentive Plan authorizes the grant of Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, and Other Stock-Based Awards (collectively called “Awards”). Stock options, or “Options,” granted under the Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee (the “Committee”).

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Number of Shares Authorized. As of December 28, 2021, the number of shares of our common stock available for future awards under the Prior Incentive Plan was 378,905 shares. If our stockholders approve this Proposal No. 3, the number of shares available for future awards will increase by 1,200,000 to a total of 1,578,905 shares (as of December 28, 2021).

If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of our common stock subject to such Award will again be available for future grant. However, shares subject to an Award will not be available for grant if such shares are (a) tendered to, or withheld by, the Company in payment of the exercise price of Options, (b) tendered to, or withheld by, the Company to satisfy any tax withholding obligation, (c) covered by a Stock Appreciation Right or other Award and not issued upon the settlement of such Award, or (d) purchased by the Company in the open market with cash proceeds delivered to the Company by a Participant in payment of the exercise price in connection with the exercise of an Option. In addition, any shares under the Incentive Plan that are used to satisfy award obligations under the plan of another entity that is acquired by Griffon will not count against the remaining number of shares available. Finally, if there is any change in our corporate capitalization, the Committee may cancel and make substitutions of Awards or may adjust the number of shares available for Awards under the Incentive Plan, the number and kind of shares covered by Awards then outstanding under the Incentive Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

Administration. The Committee will administer the Incentive Plan. Subject to the other provisions of the Incentive Plan, the Committee has the authority to:

•	interpret the Incentive Plan;

•	establish and amend rules and regulations relating to the Incentive Plan;

•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and

•	make all other determinations it deems necessary or advisable for the administration of the Incentive Plan.

The Committee may also delegate to one or more officers of our Company the authority to grant Awards to participants who are not subject to Section 16 of the Exchange Act.

Eligibility. The Incentive Plan provides that Awards may be granted to employees, non-employee directors and consultants of our Company or its subsidiaries. Incentive stock options may be granted only to employees. The maximum number of shares that may be awarded to a participant in any fiscal year shall not in the aggregate exceed 2,000,000 with respect to Option Awards or 1,000,000 with respect to Awards other than an Option Award.

Any employee or consultant of Griffon or any of its subsidiaries, and any member of the Board, is eligible to receive an Award under the Plan. As of December 28, 2021, Griffon and its subsidiaries had approximately 7,325 employees and approximately 30 consultants, and there were twelve non-employee members of the Board. Participation in the Incentive Plan is discretionary and determined by the Committee from time to time. As of December 28, 2021, 49 individuals held awards that were outstanding under the Incentive Plan.

Each Award granted under the Incentive Plan will be evidenced by a written award agreement between the participant and our Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

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Performance Awards

Awards of Performance Shares and Performance Units may be made under the Incentive Plan. A Performance Share is a book-entry unit with a value equal to one share of common stock. A Performance Unit is a book-entry unit with a value equal to $1.00. A grant of Performance Shares or Performance Units will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the Committee. The Committee may modify performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the grant date that are unrelated to the performance of the participant and result in distortion of the performance objectives or the related minimum acceptable level of achievement.

Performance objectives may be established on a company-wide basis; with respect to one or more subsidiaries, business units, divisions, department or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of units to which they pertain and the time and manner of payment of the Award, shall be specified in the Award agreement. Payment of Performance Shares and Performance Units will be made in shares of common stock.

Applicable performance objectives may be one or more of the following, or any other metric selected by the Committee:

•	specified levels of or increases in our Company’s, a division’s, or a subsidiary’s return on capital, equity or assets;

•	earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);

•	net economic profit (which is operating earnings minus a charge to capital);

•	net income;

•	operating income;

•	sales;

•	sales growth;

•	gross margin;

•	direct margin;

•	share price (including but not limited to growth measures and total stockholder return);

•	operating profit;

•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash
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flow) or cash flow return on investment (which equals net cash flow divided by total capital);

•	inventory turns;

•	financial return ratios;

•	market share;

•	balance sheet measurements such as receivable turnover;

•	improvement in or attainment of expense levels;

•	improvement in or attainment of working capital levels;

•	debt reduction;

•	strategic innovations;

•	customer or employee satisfaction

•	the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above; and

•	individual objectives.

The Committee may also condition the grant and vesting or exercise of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares and Other Stock-Based Awards on the achievement of performance objectives as described above.

Options

An Option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the number of shares to which it pertains, the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable performance goals.

Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price of an option will not be less than 100% of the fair market value of common stock on the date the Option is granted. However, any incentive stock option granted to an individual who owns more than 10% of the combined voting power of all classes of our Company’s outstanding common stock (a “10% Stockholder”) shall have an exercise price that is at least 110% of the fair market value of our common stock on the date of grant.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash or check, or subject to approval by the Committee, by certain other shares of common stock owned by the optionee for at least six months, by shares underlying the Option being exercised, or by deferred payment through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the Option, or by any combination of the foregoing methods.

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Term of the Option. The term of an Option granted under the Incentive Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in shares of common stock. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable, and may specify that the SAR may be exercised only in the event of a change in control of our Company or similar event. No SAR may be exercised more than ten years from the grant date. The Committee may provide that an SAR is deemed to be exercised at the close of business on the date the SAR expires if such an exercise would result in a payment to the SAR holder.

Restricted Shares and Deferred Shares

An Award of Restricted Shares is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of Restricted Shares will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.

An Award of Deferred Shares is an agreement by our Company to deliver to the recipient a specified number of shares of common stock at the end of a specified deferral period, subject to the fulfillment of conditions specified by the Committee.

Restricted Stock Units

An award of a Restricted Stock Unit is a grant to the recipient of the right to receive, on the date of settlement, one share or an amount equal to the fair market value of one Share. Each Award agreement with respect to Restricted Stock Units shall specify the duration of the period of time and conditions under which such Award may be forfeited. Restricted Stock Units may be settled in cash, shares or any combination thereof; provided, however, that unless otherwise provided in an award agreement, Restricted Stock Units shall be settled in shares.

Other Stock-Based Awards

Other Stock-Based Awards may be granted by the Committee in the form and on such terms and conditions as the Committee shall determine.

General Provisions

Vesting. Each grant of Performance Shares and Performance Units will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before it becomes exercisable. Each grant of Restricted Shares and Restricted Stock Units shall specify the duration of the restriction period and any other conditions under which the Restricted Shares or Restricted Stock Units would be forfeitable to the Company, including any applicable performance goals. Each grant of Deferred Shares shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event. In no event will the vesting period for any Award be less than one year.

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Dividends, Dividend Equivalents and Ownership Rights. Unless otherwise provided by the Committee, an Award of Restricted Shares entitles the participant to dividend, voting and other ownership rights during the restriction period. The Committee may, in its sole discretion, provide for dividends, dividend equivalents or other distributions to be payable with respect to other Awards as well. Notwithstanding the foregoing, any dividends, dividend equivalents or other distributions paid with respect to any Restricted Share Award or other Award shall be subject to the same restrictions that apply to the underlying Award during the restriction period, and shall not be paid unless and until all restrictions applicable to the underlying Award have lapsed. Unless provided otherwise in the applicable Award agreement, an Award of Deferred Shares or Performance Shares does not entitle the participant to dividend equivalents or any dividend, voting or any other ownership rights with respect to the Deferred Shares or Performance Shares.

Nontransferability of Awards. In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members, and to certain family entities for estate planning purposes. In addition, an Award grant may provide for additional transfer restrictions on vested shares received upon exercise, delivery or payment of an Award, including restrictions relating to minimum share ownership requirements applicable to any participant.

Certain Terminations of Employment, Hardship and Approved Leaves of Absence. The Committee may take actions which it believes equitable under the circumstances or in the best interest of our Company with respect to Awards that are not fully vested in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee. Such action may include waiving or modifying any limitation or requirement with respect to any Award, and providing for post-termination exercise periods with respect to any Option or SAR, provided that in the case of any Award that is subject to Section 409A of the Code, the Committee shall not take any action unless such action is permissible under Section 409A of the Code and the corresponding treasury regulations. Unless otherwise determined by the Committee, a participant who is terminated for “Cause” (as defined in an applicable employment/consulting or severance agreement or Award agreement, or, if no such agreement applies or contains such term, as defined in the Incentive Plan) shall forfeit all unexercised, unearned, and/or unpaid Awards, including vested Awards. However, notwithstanding the foregoing or anything else in the Incentive Plan to the contrary, except in the case of a participant’s death or disability, the Committee shall not have the authority to accelerate the vesting, exercise, or payment of any Award or the performance period of any Award.

Award Deferrals. An Award Agreement may provide for the deferral of any Award or dividend until a time established by the Committee. Deferrals shall be accomplished by the delivery of a written, irrevocable election by the participant on a form provided by our Company. Deferred Awards may also be credited with interest at rates determined by the Committee.

Change in Control

Unless otherwise provided in the participant’s Award Agreement, in the event of a participant’s termination for any reason other than Cause within two years following a Change in Control, such participant’s Awards other than Options, SARs, Performance Shares, Performance Units and other performance-based Awards, shall become non-forfeitable, and converted to shares of our common stock where applicable, and any unexercised Option or SAR shall become fully exercisable. Alternatively, the Committee may cancel and cash out outstanding Awards or arrange for the substitution of outstanding Awards with fully vested new awards of equal value.

Performance-based Awards. If a Change of Control occurs during one or more performance periods for which the Committee has not yet made a determination as to whether the applicable performance objectives were met, the

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performance period shall immediately terminate and it shall be assumed that the applicable performance objectives have been attained at a level of one hundred percent (100%). However, a participant’s entitlement to any performance-based Award is conditioned on such participant’s continued employment with the Company or its subsidiaries until the end of the original performance period or the original date upon which restrictions applicable to the Award were to lapse. However, any performance-based Award shall immediately vest, and any applicable restrictions shall lapse, if, within twenty-four (24) months following the Change in Control, the participant’s employment with the Company or its subsidiaries is terminated by the Company or applicable subsidiary without Cause or as a result of the participant’s death.

A “Change in Control” is defined in the Incentive Plan as:

•	an acquisition of more than twenty percent (20%) of the voting power of our Company’s securities, other than (a) an acquisition by or from our Company, or any subsidiary of our Company, or by an employee benefit plan maintained by our Company or any subsidiary, (b) an acquisition by an individual who is a member of the Board as of the effective date of the Incentive Plan, (c) an acquisition by an underwriter in a firm commitment underwriting of securities to be issued by our Company, or (d) an acquisition by any corporation or other entity if immediately following such acquisition, 65% or more of that Company’s equity and voting power are owned by the same individuals or entities who owned our Company prior to the acquisition, in substantially the same proportions;

•	a sale or other disposition of all or substantially all of our Company’s assets;

•	the consummation of a reorganization, merger or consolidation of our Company, other than such an event which would result in the voting power of our Company’s securities prior to the transaction continuing to represent 65% or more of the voting power of our Company’s or other surviving entity’s securities immediately after the event;

•	the consummation of a plan of liquidation or dissolution of our Company;

•	the individuals on the Board as of the effective date of the Incentive Plan or new directors whose directorship was approved by at least two-thirds of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Incentive Plan cease to constitute a majority of the Board;

•	the sale or other disposition of our Company and/or its subsidiaries, in one transaction or a series of related transactions within 18 consecutive months, of assets accounting for fifty percent (50%) or more of the consolidated revenues of our Company and its subsidiaries, other than transactions in which substantially all the proceeds are used to continue conducting the business of our Company and/or its subsidiaries; or

•	notwithstanding the above-listed events, in the case of a distribution under the Incentive Plan of “deferred compensation” subject to Section 409A of the Code, an event which constitutes a change in control under Section 409A of the Code.

Foreign Participants. The Committee may provide for special terms for Awards to participants who are foreign nationals, or who are employed by or perform services for us or one of our subsidiaries outside of the United States, as the Committee considers necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of,

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the Incentive Plan as it considers necessary or appropriate for such purposes without thereby affecting the terms of the Incentive Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Incentive Plan unless the Incentive Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Prohibition on Repricing and Buyouts of Underwater Options. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of our stockholders. Further, without the approval of our stockholders, we are prohibited from cancelling or acquiring in exchange for cash or other property, any option on any given date if, on such date, the exercise price of such option exceeds the fair market value of our common stock.

Effective Date, Amendments, and Termination of the Incentive Plan. The Amended and Restated Plan will be effective upon its approval by our Company’s stockholders. The Board has the authority to amend or terminate the Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment that (i) increases the number of shares available for Awards under the Incentive Plan (other than to reflect a change in our Company’s capital structure), (ii) increases the maximum number of shares allowed for grants to any participant, (iii) changes the class of persons eligible to receive grants of Awards or the types of Awards available under the Incentive Plan, (iv) increases the benefits to participants under the Incentive Plan, or (v) as otherwise required by applicable law or under the rules of any applicable exchange. Finally, the Amended and Restated Plan terminates automatically on December 17, 2031, the tenth anniversary of its adoption by the Board.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Performance Units and Performance Shares

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when Performance Units or Performance Shares are awarded. When the Performance Units or Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will recognize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon vesting will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

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Deferred Shares

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when Deferred Shares are awarded. When the deferral period for the award ends and the participant receives shares of common stock, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in shares of our common stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Shares and Restricted Stock Units

Restricted Shares and Restricted Stock Units received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such Restricted Shares who does not make the election described below, and any participant who receives Restricted Stock Units, recognizes no taxable income upon the receipt of Restricted Shares or Restricted Stock Units and neither Griffon nor the applicable subsidiary is entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Shares or Restricted Stock Units lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Shares or in the shares received upon settlement of Restricted Stock Units will be equal to their fair market value when the forfeiture restrictions lapse with respect to Restricted Shares and when the shares are delivered to the participant in settlement of Restricted Stock Units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or such shares are delivered to the Participant, as applicable. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving Restricted Shares (but not Restricted Stock Units) may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service within 30 days after shares of restricted stock are received, and the participant must provide a copy of his or her election to his or her employer.

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Nonqualified Options

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when a non-qualified option is granted. Upon exercise of a nonqualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Incentive Plan, non-qualified options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Payment in common stock or Restricted Shares will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and Griffon (or one of our subsidiaries) will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount recognized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sale price of the shares is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Incentive Plan, incentive stock options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock or Restricted Shares surrendered (assuming the surrender of the previously owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

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SARs

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Other Stock-Based Awards

The tax consequences of receiving Other Stock-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. These tax consequences may vary depending upon the terms and conditions of such awards, but should generally be analogous to the tax consequences for Stock Options, Restricted Shares, Deferred Shares, Performance Units and Shares and SARs, as described above, as the case may be. Accordingly, in most cases, an Other Stock-Based Award, if payable in the form of shares, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later and, if an Other Stock-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding tax deduction. A participant’s tax basis in any shares received will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Withholding

Griffon or the applicable subsidiary is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing us to retain the number of shares necessary to satisfy the minimum withholding obligation, or by delivering shares held by the participant in an amount permitted by the administrative guidelines promulgated by the Committee to satisfy all or a portion of the applicable income and employment taxes related to the Award.

Code Section 162(m)

In 2017 and prior years, Section 162(m) of the Code prohibited a publicly-held corporation from deducting compensation paid in any one taxable year in excess of $1 million to a “covered employee” unless the compensation qualified as “performance-based compensation” subject to certain requirements. Prior to the amendment of Section

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162(m), as described below, a covered employee for this purpose was the chief executive officer of the corporation and each of the three other most highly compensated officers of the corporation (other than the chief financial officer), as reported to stockholders under the Exchange Act.

The Tax Cuts and Jobs Act, passed by Congress in December 2017, amended Section 162(m) by eliminating the “performance-based” compensation exemption under Section 162(m) and revising the definition of “covered employee.” Therefore, for 2018 and going forward, compensation paid to our chief executive officer, our chief financial officer and to each of our other named executive officers (as required to be disclosed in our annual proxy statement pursuant to the Exchange Act) will not be deductible for federal income tax purposes to the extent such compensation exceeds $1 million, regardless of whether such compensation would have been considered “performance-based” under prior law. This limitation on deductibility applies to each individual who is a “covered employee” (as defined in Section 162(m)) in 2017 or becomes a covered employee in any subsequent year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a named executive officer.

Code Section 280G

If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with, or is otherwise “contingent” or deemed to be contingent (within the meaning of Section 280G) upon a change in control, such vesting or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent us (or one of our subsidiaries) from deducting such “excess parachute payment.” Under certain agreements that we have entered into with our employees, if the employee would receive a greater net amount by having his or her parachute payments reduced rather than receiving all such payments and paying the excise tax, then we may be required to reduce the transaction-based payments due to such individual.

New Plan Benefits

Because benefits under the Incentive Plan will depend on the actions of the Committee and the value of our common stock, it is not possible to determine the benefits that will be received if stockholders approve the Incentive Plan. For the last completed fiscal year, the total number of shares underlying awards that were granted to each of our named executive officers is set forth in the “Grants of Plan Based Awards in 2021” table; as of December 28, 2021, the total number of shares underlying outstanding awards granted to our current named executive officers as a group was 2,128,440 shares; and the total number of shares underlying outstanding awards granted to all other participants (including both employees and directors, but excluding our current named executive officers) was 898,017 shares.

Vote Required and the Recommendation of the Board

Approval of the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy voting on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

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AUDIT COMMITTEE REPORT

As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended September 30, 2021.

The Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended September 30, 2021 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Fees of Independent Registered Public Accounting Firm” and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence and concluded that it is.

The Audit Committee Louis J. Grabowsky (Chairman) Thomas J. Brosig Kevin F. Sullivan William H. Waldorf
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PROPOSAL 6 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Summary

We are asking the stockholders to ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2022. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. Although the Company is not required to submit this matter to its stockholders for approval, the Board of Directors believes that its stockholders should have the opportunity to express their view regarding the appointment of the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2022.

Grant Thornton LLP has audited our financial statements annually since 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

FEES OF INDPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed by Grant Thornton LLP for services rendered in respect of fiscal 2020 and fiscal 2021 are set forth below:

Type of Fee	Fiscal 2021	Fiscal 2020
Audit Fees	$3,075,490	$3,456,377
Audit-Related Fees	$33,500	—
Tax Fees	—	—
All Other Fees	—	—

Our Audit Committee has determined that the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with this statement of principles, all non-prohibited services to be provided by the independent registered public accounting firm are to be approved by the Audit Committee in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

Vote Required

The ratification of the appointment of Grant Thornton LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will have no impact on the outcome of this vote.

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Typically, the ratification of the independent registered public accounting firm is a routine matter as to which, under applicable NYSE rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting (so-called “broker non-votes”). However, because Voss has initiated a proxy contest, to the extent that Voss provides a proxy card or voting instruction form to shareholders who hold their shares in “street” name, brokers will not have discretionary voting authority to vote on any of the proposals at the Annual Meeting. As a result, assuming Voss has provided you with its proxy materials, all proposals disclosed in this proxy statement, including this proposal, will be considered non-routine under the rules of the NYSE and your broker will not vote your shares on any proposal without your instructions. Therefore, it is very important that you instruct your broker how you wish your shares to be voted on these matters.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $50,000 in which we or any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities, or any of their immediate family members, participates or otherwise has a certain level of affiliation or interest. The policy also sets forth certain processes and procedures for the Company to monitor and identify related party transactions. The Audit Committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Executive Officer is responsible for evaluating and authorizing any transaction with a value between $50,000 and $120,000, unless the Chief Executive Officer is a related person with respect to the transaction under review, in which case the Audit Committee shall be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the Audit Committee or the Chief Executive Officer under this policy include the following:

•	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person

•	the price or other consideration involved

•	the benefits to us

•	the availability of other sources for the product or service that is the subject of the transaction

•	the timing of the transaction

•	the potential impact of the transaction on a director’s independence

•	any other factors deemed relevant

On December 20, 2021, Griffon announced that it entered into a definitive agreement to acquire Hunter, a market leader in residential ceiling, commercial, and industrial fans, from MidOcean for $845 million, subject to closing adjustments. Kevin F. Sullivan, a member of our Board, is a Managing Director of MidOcean Credit. Hunter is a portfolio company of MidOcean’s private equity business. Mr. Sullivan’s duties and responsibilities are solely with MidOcean Credit; he has no duties or responsibilities relating to MidOcean’s private equity business. Mr. Sullivan has no pecuniary or financial interest in the Hunter transaction and had no involvement with the decision or approval by MidOcean relating to the sale of Hunter to Griffon. Notwithstanding the foregoing, to avoid even the appearance of impropriety, Mr. Sullivan was recused from all Griffon Board discussions, meetings, approvals and votes relating to the purchase by us of Hunter from MidOcean. The Audit Committee (with Mr. Sullivan recusing himself) considered whether the Hunter transaction is a related party transaction and determined that (i) based on the foregoing facts, it is not a related party transaction, and (ii) if it were to be considered a related party transaction, it would not act as a bar to Griffon entering into the transaction because, among other things, pursuing the transaction was in Griffon’s best interest.

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FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 2021 has been made available to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The Company will pay the full cost of the proxy solicitation. The Company has retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the proxy solicitation. Proxies may be solicited by mail, in person, by telephone and via the Internet. It will pay MacKenzie a proxy solicitation fee of $350,000 and reimburse its expenses. In addition to approximately 65 employees of MacKenzie, directors, officers and other employees of the Company may also solicit proxies personally, by mail, telephone, email or other electronic means, but will receive no extra compensation for any solicitation activities. The Company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.

Our aggregate expenses, including those of MacKenzie, related to our solicitation of proxies in excess of those normally spent for an Annual Meeting as a result of the proxy contest initiated by Voss, and excluding salaries and wages of our regular employees and officers, are expected to be approximately $1.1 million, of which the Company estimates it has incurred approximately $0.6 million to date. Appendix A sets forth information relating to our director nominees as well as certain of our directors, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Griffon stock, your broker, bank or other nominee may deliver only one copy of this Proxy Statement and our 2021 Annual Report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2021 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit this request in writing to American Stock Transfer and Trust Company, Proxy Fulfillment Services, 6201 15th Avenue, Brooklyn, NY 11219, or by calling (888) 776-9962. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

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Deadline for Submission of Stockholder Proposals for the 2023 Annual Meeting

Proposals of stockholders intended to be presented at the 2023 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than September 5, 2022 to be included in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 90 days and not more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received prior to October 20, 2022 or after November 19, 2022, the notice will be considered untimely and we will not be required to present such proposal at the 2023 Annual Meeting. If the Board of Directors chooses to present a proposal submitted prior to October 20, 2022 or after November 19, 2022 at the 2023 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2023 Annual Meeting may exercise discretionary voting power with respect to such proposal.

We will provide without charge to any stockholder as of the record date copies of our Annual Report on Form 10-K, Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters of any committee of the Board of Directors upon written request delivered to Seth L. Kaplan, Secretary, at our offices at 712 Fifth Avenue, 18th Floor, New York, New York 10019. These materials may also be found on our website at www.griffon.com.

By Order of the Board of Directors

SETH L. KAPLAN
Senior Vice President, General Counsel and Secretary

Dated: December 28, 2021

New York, New York
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Annex A

The following is the proposed restatement of second and third paragraphs of Article FIFTH of the Certificate of Incorporation as described in Proposal Three, marked to show changes from the current Certificate of Incorporation (bold and underline show additions; bold and strikeout show deletions).

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FIFTH: The number of directors of the corporation shall be not less than twelve (12) nor more than fourteen (14) and the number to be chosen within such limits shall be determined in the manner prescribed by the by-laws of this corporation. No director need be a stockholder of the corporation. Any director may be removed from office with cause at any time by the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

Until the 2022 annual meeting of stockholders, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Commencing with the election of directors at the 2022 annual meeting of stockholders, the Class III directors who are elected at the 2022 annual meeting shall be elected for a one-year term ending at the next annual meeting of stockholders. Each class of directors with unexpired terms at the time of the 2022 annual meeting of stockholders shall complete their then unexpired terms, after which time they may stand for election to a one-year term expiring at the then next annual meeting of stockholders, subject to the requirements of the Certificate of Incorporation. The foregoing notwithstanding, each director shall serve until his or her successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified, disabled or shall otherwise be removed.

~~The Board of Directors shall be divided into three (3) classes as nearly equal in number as possible, and no class shall include less than four (4) directors. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of shareholders in 1972, Class II at the second succeeding annual meeting of shareholders in 1973 and Class III at the third succeeding annual meeting of shareholders in 1974. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.~~ Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

~~At each annual meeting of shareholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Directors elected,~~

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~~whether by the Board of Directors or by the shareholders, to fill a vacancy, subject to the foregoing shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any, decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.~~

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Annex B

The following is the proposed restatement of Section 2 of Article III of the By-laws as described in Proposal Three, marked to show changes from the current By-laws (bold and underline show additions; bold and strikeout show deletions).

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Section 2. Until the 2022 annual meeting of stockholders, the board of directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. Commencing with the election of directors at the 2022 annual meeting of stockholders, the Class III directors who are elected at the 2022 annual meeting shall be elected for a one-year term ending at the next annual meeting of stockholders. Each class of directors with unexpired terms at the time of the 2022 annual meeting of stockholders shall complete their then unexpired terms, after which time they may stand for election to a one-year term expiring at the then next annual meeting of stockholders, subject to the requirements of the certificate of incorporation. ~~The board of directors shall be divided into three classes as nearly equal in number as possible, and no class shall include less than four directors. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 1972, Class II at the second succeeding annual meeting of stockholders in 1973 and Class III at the third succeeding annual meeting of stockholders in 1974.~~ The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the board of directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.

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Annex C

The following is the proposed restatement of Article ELEVENTH of the Certificate of Incorporation as described in Proposal Four, marked to show changes from the current Certificate of Incorporation (bold and underline show additions; bold and strikeout show deletions).

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ELEVENTH: Special meetings of stockholders may be called only by the Chairman of the Board, President, or Board of Directors, or at the written request of stockholders who hold, in the aggregate, a Net Long Position (as defined in the By-laws of the corporation) in shares representing at least twenty-five percent (25%) ~~owning at least sixty-six and two-thirds percent (66-2/3%)~~ of the entire voting power of the corporation’s capital stock (the “Required Percentage”) at the time the meeting is called and who continue to hold such Required Percentage through the date of such special meeting of the stockholders of the corporation, subject to and in compliance with the procedures and other requirements set forth in the By-laws of the corporation.

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Annex D

The following is the proposed restatement of Article II, Section 5 of the By-laws as described in Proposal Four, marked to show changes from the current By-laws (bold and underline show additions; bold and strikeout show deletions).

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ARTICLE II

MEETING OF STOCKHOLDERS

…

Section 5.

(a) Special meetings of the stockholders, for any purpose or purposes, may be called only at the written request ~~of stockholders~~ of (i) the chairman of the board of directors, (ii) the corporation’s President, (iii) the board of directors pursuant to a resolution approved by a majority of the entire board of directors or (iv) holders of record who hold, in the aggregate, a Net Long Position (as defined below) in shares representing at least twenty-five percent (25%) of the outstanding shares of the corporation (the “Requisite Percentage”) at the time the special meeting is called and who continue to hold such Requisite Percentage through the date of such special meeting of the stockholders of the corporation, subject to and in compliance with the procedures and other requirements as provided herein. Special meetings of stockholders may be held at such time and date, and at such place, within or without the State of Delaware, as shall be designated by the board of directors and set forth in the notice of meeting required pursuant to Section 7 of this Article. ~~owning at least sixty-six and two-thirds (66-2/3%) percent of the entire voting power of the corporation’s capital stock. Such request shall state the purpose or purposes of the proposed meeting.~~

(b) In order for a special meeting to be called upon stockholder request (“Stockholder Requested Special Meeting”), one or more requests for a special meeting (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”), must be signed by Proposing Persons that have a combined Net Long Position of at least the Requisite Percentage. In determining whether a Stockholder Requested Special Meeting has been properly requested by Proposing Persons that have a combined Net Long Position of at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together if  (i) each Special Meeting Request generally identifies the same purpose or purposes of the Stockholder Requested Special Meeting and generally the same matters proposed to be acted on at such meeting (in each case as determined in good faith by the board of directors), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary within thirty (30) days of the earliest dated Special Meeting Request. Additionally, the Special Meeting Request(s) shall provide in reasonable detail, the following:

(1) As to each Proposing Person, (w) the name and address of such Proposing Person (including, if applicable, the name and address as they appear on the corporation’s books), (x) reasonable evidence demonstrating the Proposing Person’s Net Long Position, (y) a representation that such Proposing Person intends to hold a Net Long Position of at least the Requisite Percentage through the date of the Stockholder Requested Special Meeting, and (z) an acknowledgment by the Proposing Person that any reduction in such Proposing Person’s Net Long Position with respect to which a Special Meeting Request relates following the delivery of such Special Meeting Request to the Secretary shall constitute a revocation of such Special Meeting Request to the extent such reduction results in such Proposing Person(s) no longer owning, together with all other deemed Proposing Persons pursuant to this clause at least the Requisite Percentage (provided that the change of any right to acquire capital share into such capital share will not be considered a reduction);

(2) As to the purpose or purposes of the Stockholder Requested Special Meeting, a reasonably brief statement of the purpose or purposes of the Stockholder Requested Special Meeting, the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting and the reasons for conducting such business at the Stockholder Requested Special Meeting, and the text of any proposal or business to be considered at the Stockholder Requested Special Meeting (including the text of any resolutions proposed to be

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considered and, in the event that such business includes a proposal to amend the certificate of incorporation or By-laws, the language of the proposed amendment);

(3) To the extent not duplicative of the information called for by this Article II, Section 5, the information as would be required by Article II, Section 7 of these By-laws, including, without limitation, the information regarding any material interest of the Proposing Person in the matter(s) proposed to be acted on at the Stockholder Requested Special Meeting, all agreements, arrangements or understanding between or among any Proposing Person and any other record holder or beneficial owner of shares of any class or series of capital share of the corporation, and all information required by Article III, Section 13 with respect to director nominations; and

(4) For purposes of this Article II, Section 5, the following terms shall have the following meanings:

“Proposing Person” shall mean (x) each stockholder that is a beneficial owner or record owner that signs a Special Meeting Request pursuant to Article II, Section 5, (y) the beneficial owner or beneficial owners, if different, on whose behalf such Special Meeting Request is made, and (z) any other person with whom such stockholder or such beneficial owner (or any of their respective associates or other participants in such solicitation) is acting. For clarity, a stockholder may act as a Proposing Person under a voting arrangement or agreement or a proxy from another person which affords the Proposing Person the right to vote or direct the vote of shares of common share of the corporation held beneficially or of record by such other person.

“Net Long Position” shall be determined with respect to each Proposing Person in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934 (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such Proposing Person’s “short position,” the reference in such Rule to “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant Special Meeting Request and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s common share on the New York Stock Exchange on such date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such Proposing Person shall be reduced by the number of shares as to which such Proposing Person does not, or will not, have the right to vote or direct the vote at the special meeting of stockholders or as to which such Proposing Person has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the Proposing Person has complied with the requirements of this definition shall be determined in good faith by the board of directors, which determination shall be conclusive and binding on the corporation and the stockholders.

(c) Notwithstanding anything to the contrary in this Article II, Section 5:

(1) The Secretary shall not accept, and shall consider ineffective, a Special Meeting Request if  (u) such Special Meeting Request does not comply with ARTICLE ELEVENTH of the corporation’s certificate of incorporation and these By-laws, or relates to an item of business that is not a proper subject for stockholder action under applicable law, (v) the Special Meeting Request is received by the corporation during the period commencing one hundred twenty (120) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (w) an identical or substantially similar item (a “Similar Item”) to that included in the Special Meeting Request was presented at any meeting of stockholders held within one (1) year prior to receipt by the corporation of such Special Meeting Request, (x) a Similar Item, including the election or removal of directors, is already included in the corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, (y) such Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act, or other applicable law or (z) such Special Meeting Request is presented by a stockholder that has violated the reporting requirements of Section 13 of the Exchange Act. For purposes hereof, a Similar Item will not include

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the proposal for an election or removal of one or more directors, unless such proposal was presented at an annual meeting of the stockholders or special meeting of the stockholders which was held within one hundred twenty (120) days of the Secretary’s receipt of the Special Meeting Request.

(2) Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose stated in the valid Special Meeting Request: provided however, that nothing shall prohibit the board of directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting or other stockholder submitting nominations under Article III, Section 13 if such Stockholder Requested Special Meeting includes the election of directors.

(3) Any Proposing Person may revoke a Special Meeting Request by written revocation delivered to, or mailed and received by, the Secretary at any time prior to the date of the Stockholder Requested Special Meeting. In the event any revocation(s) are received by the Secretary after the Secretary’s receipt of a valid Special Meeting Request(s) from Proposing Persons holding the Requisite Percentage or any Special Meeting Request is deemed to be revoked, and as a result of such revocation(s), there no longer are valid unrevoked Special Meeting Request(s) from Proposing Persons holding the Requisite Percentage, the board of directors shall have the discretion to determine whether or not to proceed with the Stockholder Requested Special Meeting.

(4) Notwithstanding anything in these By-laws to the contrary, the Secretary shall not be required to call a special meeting except in accordance with ARTICLE ELEVENTH of the certificate of incorporation and this Article II, Section 5. In addition to the requirements of this Article II, Section 5, each Proposing Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any Special Meeting Request.

(d) In connection with a Stockholder Requested Special Meeting called in accordance with this Article II, Section 5, each Proposing Person that signed and delivered a Special Meeting Request shall further update and supplement the information previously provided to the corporation in connection with such request, if necessary, so that the information provided or required to be provided in such request pursuant to this Article II, Section 5 shall be true and correct as of the record date for notice of the Stockholder Requested Special Meeting and as of the date that is ten (10) business days prior to the Stockholder Requested Special Meeting or any adjournment or postponement thereof. Such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or any adjournment or postponement thereof. As used herein, the term “business day” shall mean any day that is not a Saturday or Sunday or a day on which banks in the city of the corporation’s principal place of business are required or permitted to close.

(e) The Secretary shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Article II of these By-laws, that a Stockholder Requested Special Meeting will be held not more than one hundred twenty (120) days after receipt of a Special Meeting Request properly made in accordance with ARTICLE ELEVENTH of the certificate of incorporation and these By-laws.

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Annex E

GRIFFON CORPORATION

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan (the “Plan”) is to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1. “Award” means any Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Dividend Equivalents or Other Stock-Based Awards granted under the Plan.

2.2. “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant unless otherwise approved by the Committee.

2.3. “Base Price” means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, the meaning of such term as defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or affiliates; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or its Subsidiaries or affiliates; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or affiliates; or (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the Participant’s employment agreement.

2.6. “Change in Control” means, after the Effective Date:

(i) the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by or from the Company or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (b) any acquisition by an individual who as of the Effective Date is a member of the Board, (c) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (d) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Shares and Voting Securities; or

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(ii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii) the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv) the consummation of a plan of complete liquidation or substantial dissolution of the Company; or

(v) the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(vi) the sale, transfer, assignment, distribution or other disposition by the Company and/or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of the Company and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Company and/or its Subsidiaries of the business conducted by the Company and/or its Subsidiaries prior to such transaction.

Notwithstanding Sections 2.6(i) through 2.6(vi) above, in the case of a distribution under the Plan of an amount which is subject to Section 409A of the Code, a “Change in Control” shall not be deemed to have occurred unless an event has occurred which constitutes a “change in control event” as defined under Section 409A of the Code.

2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

2.8. “Committee” means the Compensation Committee of the Board. The Committee shall have at least two members. Each member of the Committee shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and, if applicable, shall meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded. Notwithstanding the foregoing, solely with respect to the granting of Awards to Non-employee Directors, “Committee” shall mean the full Board.

2.9. “Company” means Griffon Corporation, a Delaware corporation, or any successor corporation.

2.10. “Consultant” means an individual who renders services to the Company or a Subsidiary as a consultant, advisor or independent contractor.

2.11. “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.

2.12. “Deferred Shares” means an Award pursuant to Section 9 of the right to receive Shares at the end of a specified Deferral Period.

2.13. “Dividend Equivalent” means a right awarded under Section 11.3 to receive (or have credited) the equivalent value of dividends paid on Shares.

2.14. “Effective Date” has the meaning provided in Section 22.

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2.15. “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.17. “Fair Market Value” means, on any given date, unless otherwise determined by the Committee, the closing sale price reported as having occurred on the New York Stock Exchange (or other principal exchange or market on which the Shares are traded or listed) on such date, or, if no sale was made on such date on such principal exchange or market, on the last preceding day on which the Shares were traded or listed.

2.18. “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.19. “Incentive Stock Option” means any Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee in the Award Agreement, and if the Committee does not designate an Option as an Incentive Stock Option in the Award Agreement, it shall not be treated as an incentive stock option hereunder.

2.20 “Named Executive Officer” shall mean, at any point in time, any officer of the Company (i) who was identified as a “Named Executive Officer” (as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended) in the most recent Proxy Statement of the Company, or (ii) who is expected to be identified as a “Named Executive Officer” in the Proxy Statement of the Company to be filed with respect to the then current fiscal year of the Company.

2.21. “Non-employee Director” means a member of the Board who is not an Employee.

2.22. “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.23. “Option” means any option to purchase Shares granted under Section 6.

2.24. “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.25. “Option Price” means the purchase price per share payable upon the exercise of an Option.

2.26 “Original Adoption Date” means January 29, 2016, the original date of adoption of the Plan.

2.27. “Other Stock-Based Award” means an Award granted pursuant to Section 9A.

2.28. “Participant” means an Employee, Non-employee Director or Consultant who is selected by the Committee to receive an Award, provided that only Employees may receive grants of Incentive Stock Options.

2.29. “Performance Objectives” means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives may be one or more of the following, or any other metric selected by the Committee: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 2.29; individual objectives; and any combination of the foregoing. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or

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circumstances, render any Performance Objective unsuitable, the Committee may modify such Performance Objective or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.30. “Performance Period” means a period of time established under Section 5 within which the Performance Objectives relating to Awards are to be achieved.

2.31. “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 5.

2.32. “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 5.

2.33. “Restricted Shares” mean Shares granted under Section 8 subject to a substantial risk of forfeiture.

2.34. “Restricted Stock Unit” means the right granted under Section 8 to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share. Restricted Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.

2.35. “Shares” means shares of the Common Stock of the Company, $.25 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 14.

2.36. “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.37. “Stock Appreciation Right” means a right granted under Section 7.

2.38. “Subsidiary” means a corporation or other entity in which the Company owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interests in such entity, at the time of such grant.

3. Shares Available Under the Plan.

3.1. Reserved Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be (a) issued upon the exercise or settlement of Options or Stock Appreciation Rights, (b) issued as Restricted Shares and released from substantial risk of forfeiture, (c) issued in payment of Deferred Shares or Performance Shares, (d) issued in settlement of Restricted Stock Units, (e) issued in payment of Dividend Equivalents or (f) issued in connection with Other Stock-Based Awards, shall not in the aggregate exceed 6,250,000 Shares plus any shares that were reserved for issuance as of the Original Adoption Date, or underlying awards outstanding as of the Original Adoption Date that were subsequently cancelled or forfeited, under the Griffon Corporation 2011 Equity Incentive Plan, as amended. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company. In addition:

(i) To the extent any Shares covered by an Award are not issued to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or cancelled, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan; provided that Shares covered by an Award shall not again be made available for issuance or delivery under the Plan if such shares are (a) tendered to, or withheld by, the Company in payment of an Option Price, (b) tendered to, or withheld by, the Company to satisfy any tax withholding obligation, (c) covered by a Stock Appreciation Right or other Award and not issued upon the settlement of such Award, or (d) purchased by the Company in the open market with cash proceeds delivered to the Company by a Participant in payment of the Option Price in connection with the exercise of an Option.

(ii) Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

3.2. ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 14.

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3.3. Maximum Annual Award. No Participant may receive Awards (including performance-based Awards) in the aggregate in any one fiscal year, subject to adjustment as provided in Section 14, representing more than: (i) 2,000,000 Shares underlying Options; and (ii) 1,000,000 Shares underlying Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Dividend Equivalents and Other Stock-Based Awards.

4. Plan Administration.

4.1. Committee Administration. This Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made, other than one made in bad faith.

4.2. Committee Powers. The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan.

4.3. Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

5. Performance Shares and Performance Units. The Committee may authorize grants of Performance Shares and Performance Units, which shall vest and become payable to the Participant upon the achievement of specified Performance Objectives during a specified Performance Period, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1. Terms and Conditions of Performance Share/Performance Unit Awards. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event. Each grant shall specify the Performance Objectives that are to be achieved by the Participant. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment shall be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.2. Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and shall be paid by the Company in Shares.

5.3. Maximum Payment. Subject to Section 3.4 of the Plan, any grant of Performance Shares may specify that the number of Shares payable with respect thereto may not exceed a maximum number of Shares specified by the Committee on the Grant Date.

5.4. Adjustment of Performance Objectives. The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

5.5. Performance Shares and Performance Units Granted to a Named Executive Officer. In the case of an Award of Performance Shares or Performance Units granted to a Names Executive Officer, the following provisions shall apply in addition to, and where necessary, in lieu of, other provisions of the Plan, including the provisions of Sections 5.1 through 5.4:

(i) The Committee shall designate in its sole discretion which Named Executive Officers shall be Participants for a Performance Period within the earlier of the (a) first 90 days of such Performance Period and (b) the lapse of 25% of such Performance Period.

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(ii) The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no Award shall be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(iii) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the applicable Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.5(ii). The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate the amount of the Award, as permitted in the Award Agreement. In no event shall the Committee have the authority to increase Award amounts to any Named Executive Officer.

(iv) Subject to Section 20.2, Awards granted for a Performance Period shall, if applicable, be settled within 60 days after completion of the certification described in Section 5.5(iii).

5.6. Other Awards. Any grant of an Award under Sections 6, 7, 8, 9 or 9A and/or the vesting or exercise thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5 regarding Performance Shares and Performance Units.

6. Options. The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1. Number of Shares. Each grant shall specify the number of Shares to which it pertains.

6.2. Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

6.3. Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in each such case as is acceptable to the Company, (ii) subject to approval by the Committee, nonforfeitable, unrestricted Shares owned by the Optionee, or shares underlying the Option being exercised, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

6.4. Broker Assisted Exercise. To the extent such program is permitted by the Company and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

6.5. Exercise Period. No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Option may not be exercised more than five years after the Grant Date.

6.6. Disqualifying Dispositions of ISOs. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

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7. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which, shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1. Payment in Shares. Any amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares. Any grant may specify that the number of Shares payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum number of Shares specified by the Committee on the Grant Date.

7.2. Exercise Period. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date. A grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

7.3. Base Price. Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of such Share on the Grant Date.

7.4. Deemed Exercise. The Committee may provide that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment of Shares to the holder of such Stock Appreciation Right.

8. Restricted Shares and Restricted Stock Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Stock Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1. Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10. Each grant of Restricted Shares may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

8.2. Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the period of time and conditions under which such Award may be forfeited to the Company. Unless otherwise provided in an Award Agreement, vested Restricted Stock Units shall be settled within 30 days after the applicable vesting date.

9. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1. Deferred Transfer of Shares. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

9.2. Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

9A. Other Stock-Based Awards. The Committee may authorize grants to Participants of Awards, other than those described in Sections 5 through 9, that are based on, related to, or are in some form of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form and have such conditions as the Committee shall determine from time to time, including, without limitation, to whom such Other Stock-Based Awards shall be made, the number of Shares to be awarded thereunder (or underlying such Award), and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

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10. Vesting.

10.1. In General. Each grant of Options and Stock Appreciation Rights shall specify the period of continuous employment by the Company or any Subsidiary, or service to the Company or any Subsidiary (and in the case of a Non-employee Director, service on the Board), of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable. Each grant of Restricted Shares shall specify the period during which such Restricted Shares shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83, each grant of Restricted Stock Units shall specify the period during which such Restricted Stock Units shall be subject to forfeiture, and each grant of Deferred Shares shall specify the Deferral Period to which such Deferred Shares shall be subject. Each grant of such Award may provide for the earlier exercise of rights, termination of a risk of forfeiture or termination of a Deferral Period in the event of a Change in Control or similar transaction or event. Notwithstanding anything in the Plan to the contrary, no Award shall be granted with a vesting period that is shorter than one year.

10.2. Restrictions on Transfer of Restricted Shares. Each grant of Restricted Shares shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

11. Dividends, Dividend Equivalents, and Other Ownership Rights.

11.1. Restricted Shares. Except as otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Participant to voting and other ownership rights during the period for which a substantial risk of forfeiture exists. Notwithstanding the foregoing, any dividends or other distributions that, but for this sentence, would have become payable with respect to such Restricted Shares during the period in which such substantial risk of forfeiture exists shall not be paid to the Participant unless and until such substantial risk of forfeiture lapses.

11.2. Deferred Shares and Performance Shares. Unless otherwise determined by the Committee, during the applicable Deferral Period or the Performance Period, as the case may be, the Participant shall not have any right to transfer any rights under an Award of Deferred Shares or Performance Shares, shall not have any voting rights or other rights of ownership in the Deferred Shares or Performance Shares. Without limiting the foregoing, a Participant shall not be eligible to receive any dividends or other distributions payable on such Deferred Shares or Performance Shares during the applicable Deferral Period or the Performance Period, as the case may be.

11.3. Dividend Equivalents. In connection with the grant of any Award other than Options, Stock Appreciation Rights or Restricted Shares, the Committee may, in its sole discretion, provide that Dividend Equivalents be paid to Participants based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates, during the period between the date such Award is granted and the date such Award vests, as determined by the Committee. Dividend Equivalents that would otherwise become payable with respect to an Award during the period in which such Award is subject to forfeiture shall not be paid to the Participant unless and until such risk of forfeiture lapses. Unless otherwise provided in an Award Agreement, Dividend Equivalents shall be paid in cash contemporaneously with the settlement of the Shares to which such Dividend Equivalents relate. The Committee may impose such other conditions on the grant, vesting and payment of a Dividend Equivalent as it deems appropriate in its discretion.

11.4. No Dividends or Dividend Equivalents on Unvested Awards. Notwithstanding anything to the contrary in the Plan, any dividends, Dividend Equivalents, or other distributions that, but for this sentence, would have become payable with respect to any Award (including without limitation Awards referred to in Sections 11.1, 11.2 and 11.3) during the period in which a substantial risk of forfeiture exists shall not be paid to the Participant unless and until such substantial risk of forfeiture lapses.

12. Transferability.

12.1. Transfer Restrictions. Except as provided in Section 12.2, no Award granted shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

12.2. Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or

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other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 12.2. All terms and conditions of the Award, including without limitation provisions relating to termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 12.2. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred Option. In addition, prior to the exercise of a transferred Option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes. Finally, the Company shall be under no obligation to provide a transferee with any notice regarding the transferred Awards held by the transferee upon forfeiture or any other circumstance.

12.3. Restrictions on Transfer. Any Award granted may provide that all or any part of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10, shall be subject to further restrictions upon transfer, including restrictions relating to any minimum Share ownership requirements imposed by the Company with respect to a Participant.

13. Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

14. Adjustments. The Committee shall make or provide for appropriate adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares, Restricted Stock Units, Performance Shares, Dividend Equivalents and Other Stock-Based Awards granted hereunder, (b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including Shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 14. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

16. Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of any taxes required and/or permitted by law to be withheld from an Award by (i) withholding from any payment of Shares due as a result of such Award a number of Shares having a Fair Market Value, as determined by the Company, equal to the minimum amount of such required withholding taxes and/or (ii) permitting the Participant to deliver to the Company Shares having a Fair Market Value, as determined by the Committee, equal to all or any portion of such taxes.

17. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination of employment or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, any Shares that are subject to any transfer restriction pursuant to Section 12.3, or any Other Stock-Based-Award that is subject to any similar limitations or restrictions, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods

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with respect to any Option or Stock Appreciation Right; provided that in the case of any Award subject to Section 409A of the Code, the Committee shall not take any action pursuant to this Section 17 unless such action is permissible under Section 409A of the Code and the regulations thereunder. Notwithstanding the foregoing or anything else contained in this Plan to the contrary, except in the case of a Participant’s death or disability or as otherwise permitted by Section 21, the Committee shall not have the authority to accelerate the vesting, exercise, or payment of any Award or the Performance Period of any Award.

18. Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and all interest, if any, accrued on the foregoing.

19. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

20. Amendments and Other Matters.

20.1. Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall: (a) increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 14, (b) change the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, or (c) increase the benefits to Participants under the Plan, in any such case without the further approval of the stockholders of the Company. The Board shall also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

20.2. Award Deferrals. An Award Agreement may provide that payment of any Award, dividend, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish, provided that no Award of any Option or a Stock Appreciation Right shall be permitted to be deferred and further provided that such deferral is made in accordance with the requirements of Section 409A of the Code. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee in accordance with the requirements of Section 409A of the Code for such purpose, on a form provided by the Company. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee.

20.3. Conditional Awards. To the extent permitted under Section 409A of the Code, the Committee may condition the grant of any Award or combination of Awards on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

20.4. Repricing Prohibited. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 14.

20.5. Underwater Option Buyouts Prohibited. Without the approval of the stockholders of the Company, the Company shall not cancel, or acquire in exchange for cash or other property, any Underwater Option. An Option shall be deemed to be an “Underwater Option” on any given date if, and only if, on such date, the Option Price in respect of such Option is greater than the Fair Market Value on such date; provided that nothing herein shall prevent the Committee or the Board from taking any action provided for in Section 14 or 21.3. In no event shall this Section 20.5 be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

20.6. Amendments to Awards. Subject to the requirements of Section 20.4, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate (including for the purposes of compliance with local laws and regulations or to avoid costly government filings); provided, however, that except to the extent that the Committee determines that an

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amendment is necessary to avoid a penalty tax under Section 409A of the Code, any such amendment which, in the opinion of the Committee, is materially adverse to the Participant shall require the Participant’s consent.

20.7. No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

20.8. Compliance with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code and (b) any adjustment of Shares or prices per Share or substitution of Awards pursuant to Section 14 and any modification of Awards pursuant to Section 17 shall not cause the affected Award to violate the requirements of Section 409A of the Code.

21. Change in Control. Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 14, if a Change in Control occurs, then:

21.1. If a Participant is terminated without Cause within two years following such Change in Control, the Participant’s Restricted Shares, Restricted Stock Units, Deferred Shares, Performance Shares, Performance Units, Dividend Equivalents or Other Stock-Based Awards that were forfeitable shall, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, become nonforfeitable and, to the extent applicable, be converted into Shares.

21.2. If a Participant is terminated without Cause within two years following such Change in Control, the Participant’s unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

21.3. Notwithstanding Sections 21.1 and 21.2, in the event of a Change in Control, the Committee may in its discretion cancel any outstanding Awards and (i) pay to the holders thereof the cash value of such Awards based upon the price per Share received or to be received by other stockholders of the Company in such Change of Control or (b) arrange for substitute awards to be granted to the holders thereof, denominated in the equity of the acquirer or an affiliate thereof, provided such substitute awards substantially preserve the value of the substituted Awards.

21.4. If a Change in Control occurs during the term of one or more Performance Periods for which the Committee has granted Performance Shares, Performance Units or any other performance-based Awards pursuant to the provisions of Section 5, then, upon the occurrence of such Change in Control, (a) the term of each such Performance Period (hereinafter a “current Performance Period”) shall immediately terminate and (b) for each current Performance Period and each completed Performance Period for which the Committee has not on or before the occurrence of the Change in Control made a determination as to whether and to what degree the Performance Objectives for such period have been attained, the applicable Performance Objectives shall be deemed to have been attained at one hundred percent (100%) of the applicable target level or, if no target level is specified, at such level as shall result in the Participant’s being entitled to receive one hundred percent (100%) of the Award previously granted to him for each such Performance Period; subject in each case to the Participant’s continued service with the Company or its Subsidiaries until the original expiration date of the applicable Performance Period or the original applicable date on which the restrictions applicable to the Award were to lapse, as the case may be (except that upon a termination of the Participant’s employment within 24 months after a Change of Control (i) by the Company without Cause or (ii) as a result of the Participant’s death, the Participant’s Award will immediately vest and the restrictions shall lapse).

21.5. Upon a Change in Control, any Awards deferred by a Participant under Section 20.2, but for which he or she has not received payment as of such date, shall be paid after the occurrence of the Change in Control but no later than the 90th day following such Change in Control.

21.6. Notwithstanding any provision of this Section 21, in the case of any Award subject to Section 409A of the Code, such Award shall vest and be settled only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

22. Effective Date. This Plan shall become effective on the date it is approved by the stockholders of the Company (the “Effective Date”). All Awards shall be governed in accordance with the terms and conditions of the Plan in effect on the date of their respective Award Agreements.

128

23. Termination. This Plan shall terminate on the tenth anniversary of the earlier of the date on which the Plan was adopted or the Effective Date, and no Award shall be granted after such date; provided that such termination of the Plan shall not have any impact on Awards previously granted that remain outstanding at the time of such termination.

24. Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

25. Arbitration of Disputes. Any and all disputes arising out of or relating to the Plan or any Award Agreement (or breach thereof) shall be resolved exclusively through binding arbitration in the State of New York in accordance with the rules of the American Arbitration Association then in effect.

26. Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange or market on which the Shares may be listed, and (iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

27. No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Shares, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

28. No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, shall be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment shall apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts shall not be subject to the 20% penalty tax and interest under Section 409A of the Code.

29. Governing Law. The validity, construction and effect of this Plan and any Award hereunder shall be determined in accordance with the laws of the State of Delaware.

129

Appendix A

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE COMPANY’S SOLICITATION OF PROXIES

Under applicable SEC rules and regulations, the Company’s directors, Board nominees, and certain executive officers and employees of the Company may be deemed to be “participants” with respect to the Company’s solicitation of proxies in connection with the 2022 Annual Meeting of shareholders. The following sets forth certain information about such persons (collectively, the “Participants”).

Directors and Nominees

The principal occupations or employment of the Company’s current directors and Board nominees, who are each considered to be Participants in our solicitation of proxies, are set forth under the heading “Proposal 1- Election of Directors” of this proxy statement. The names of our current directors and Board nominees are set forth below and the business address for all of our current directors and Board nominees is c/o Griffon Corporation, 712 Fifth Ave., 18th Floor, New York, New York 10019:

Name
Henry A. Alpert
Thomas J. Brosig
Jerome L. Coben
Louis J. Grabowsky
Rear Admiral Robert G. Harrison (USN Ret.)
Lacy M. Johnson
Ronald J. Kramer
Robert F. Mehmel
General Victor Eugene Renuart (USAF Ret.)
James W. Sight
Samanta H. Stewart
Kevin F. Sullivan
Michelle L. Taylor
Cheryl L. Turnbull
William H. Waldorf(1)
(1) Mr. Waldorf is not standing for reelection at the Annual Meeting.

Officers and Employees

The principal occupations of our executive officers and employees who are considered to be Participants in our solicitation are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is c/o Griffon Corporation, 712 Fifth Ave., 18th Floor, New York, New York 10019.

Name	Principal Occupation
Ronald J. Kramer	Chief Executive Officer and Chairman of the Board
Robert F. Mehmel	President and Chief Operating Officer
Brian G. Harris	Senior Vice President and Chief Financial Officer
Seth L. Kaplan	Senior Vice President, General Counsel and Corporate Secretary

130

Information Regarding Ownership of Company Securities by Participants

The number of shares of the Company’s common stock beneficially held as of December 28, 2021 by each of the Participants listed above is set forth under the heading “Stock Ownership” of this proxy statement. Except as described in this Appendix A or otherwise in this proxy statement, none of the persons listed above in “Directors and Nominees” and “Officers and Employees” owns any debt or equity security issued by us of record that he or she does not also own beneficially.

Transactions in the Company’s Securities by Participants – Last Two Years

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant between December 27, 2019 and December 27, 2021. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, and no part of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Date	# of Shares	Transaction Description
Henry Alpert	01/30/2020 12/04/2020 12/04/2020 01/28/2021 02/04/2021 03/12/2021 12/21/2021	4,082 5,603 5,000 3,702 1,066 940 3,000

Acquisition – Award of Restricted Stock

Disposition – Gift of Common Stock

Acquisition – Purchase of Common Stock

Acquisition – Award of Restricted Stock

Disposition – Gift of Common Stock

Disposition – Gift of Common Stock

Acquisition – Purchase of Common Stock

Thomas Brosig	01/28/2020 03/27/2020 01/28/2021 12/21/2021	4,082 4,075 3,702 1,922	Acquisition – Award of Restricted Stock Acquisition – Purchase of Common Stock Acquisition – Award of Restricted Stock Acquisition – Purchase of Common Stock

Jerome Coben	07/29/2020 11/16/2020 01/28/2021 12/21/2021	4,296 1,000 3,702 2,000	Acquisition – Award of Restricted Stock Acquisition – Purchase of Common Stock Acquisition – Award of Restricted Stock Acquisition – Purchase of Common Stock
Louis Grabowsky	01/30/2020 01/28/2021 12/21/2021	4,082 3,702 5,900	Acquisition – Award of Restricted Stock Acquisition – Award of Restricted Stock Acquisition – Purchase of Common Stock

Michelle L. Taylor	—	—	—
Brian Harris	11/30/2020 12/08/2020 12/17/2020 11/15/2021 11/30/2021	15,427 27,211 18,220 49,342 26,260

Disposition – Common Stock Withheld for Taxes

Acquisition – Performance Certification for Restricted Stock

Acquisition – Award of Restricted Stock

Acquisition – Performance Certification for Restricted Stock

Disposition – Common Stock Withheld for Taxes

Rear Admiral Robert G. Harrison (USN Ret.)	01/30/2020 01/28/2021	4,082 3,702	Acquisition – Award of Restricted Stock Acquisition – Award of Restricted Stock
Lacy Johnson	01/30/2020 01/28/2021 12/22/2021	4,082 3,702 2,500	Acquisition – Award of Restricted Stock Acquisition – Award of Restricted Stock Acquisition – Purchase of Common Stock
Seth Kaplan	11/30/2020 12/08/2020 12/17/2020 02/03/2021 02/04/2021 02/05/2021 02/08/2021 11/15/2021 11/30/2021	13,211 24,943 18,220 9,737 17,909 13,251 19,103 45,230 22,489

Disposition – Common Stock Withheld for Taxes

Acquisition – Performance Certification for Restricted Stock

Acquisition – Award of Restricted Stock

Disposition – Sale of Common Stock

Disposition – Sale of Common Stock

Disposition – Sale of Common Stock

Disposition – Sale of Common Stock

Acquisition – Performance Certification for Restricted Stock

Disposition – Common Stock Withheld for Taxes

Ronald Kramer	01/29/2020	89,693	Acquisition – Performance Certification for Restricted Stock
	01/29/2020	189,905	Disposition – Common Stock Withheld for Taxes
	08/21/2020	500,000	Disposition – Sale of Common Stock
	12/17/2020	182,203	Acquisition – Award of Restricted Stock
	12/18/2020	15,000	Disposition – Gift of Common Stock
	06/28/2021	2,000	Disposition – Gift of Common Stock
	07/28/2021	288,000	Acquisition – Performance Certification for Restricted Stock
	07/28/2021	288,000	Acquisition – Performance Certification for Restricted Stock
	12/20/2021	85,781	Acquisition – Performance Certification for Restricted Stock
	12/20/2021	187,076	Disposition – Common Stock Withheld for Taxes
Robert Mehmel	01/29/2020 01/29/2020 12/17/2020 07/28/2021 07/28/2021 12/20/2021 12/20/2021	71,318 33,635 45,551 96,000 96,000 28,594 61,014

Disposition – Common Stock Withheld for Taxes

Acquisition – Performance Certification for Restricted Stock

Acquisition – Award of Restricted Stock

Acquisition – Performance Certification for Restricted Stock

Acquisition – Performance Certification for Restricted Stock

Acquisition – Performance Certification for Restricted Stock

Disposition – Common Stock Withheld for Taxes

Victor Eugene Renuart	01/30/2020 01/28/2021	4,082 3,702	Acquisition – Award of Restricted Stock Acquisition – Award of Restricted Stock
James Sight	01/30/2020 01/28/2021	4,082 3,702	Acquisition – Award of Restricted Stock Acquisition – Award of Restricted Stock
Samanta H. Stewart	01/30/2020 01/28/2021	4,082 3,702	Acquisition – Award of Restricted Stock Acquisition – Award of Restricted Stock
Kevin Sullivan	01/30/2020 02/06/2020 03/26/2020 01/28/2021 12/21/2021	4,082 5,000 8,500 3,702 3,500	Acquisition – Award of Restricted Stock Acquisition – Purchase of Common Stock Acquisition – Purchase of Common Stock Acquisition – Award of Restricted Stock Acquisition – Purchase of Common Stock
Cheryl Turnbull	01/30/2020 01/28/2021	4,082 3,702	Acquisition – Award of Restricted Stock Acquisition – Award of Restricted Stock
William Waldorf	01/30/2020 01/28/2021	4,082 3,702	Acquisition – Award of Restricted Stock Acquisition – Award of Restricted Stock

Miscellaneous Information Concerning Participants

Each of the Company’s directors and officers is entitled to indemnification under our By-laws. In addition, the Company has entered into indemnification agreements with each of its current directors and executive officers, which require the Company to indemnify such directors and executive officers, subject to certain limitations, to the fullest extent permitted by law for certain expenses and liabilities incurred in a proceeding by reason of (or arising in part out of) such directors’ or executive officers’ service to the Company. Other than as set forth in this Appendix A or elsewhere in this proxy statement:

•	None of the Participants or their respective associates or affiliates (collectively, the “Participant Affiliates”) (i) beneficially owns, directly or indirectly, any shares or other securities of the Company, (ii) owns any securities of our Company of record but not beneficially, or (iii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company;

•	None of the Participants nor the Participant Affiliates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a shareholder of the Company or, with respect to a director nominee, as a nominee for director;

•	There are no contracts, arrangements or understandings between any Participant or Participant Affiliate within the past year and any person with respect to any securities of our Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies;

•	None of the Participants nor the Participant Affiliates have any arrangement or understandings with any person with respect to any future employment by the Company or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party;

131

•	No Participant or Participant Affiliate is either a party to any transaction or series of transactions, since the beginning of Company’s last fiscal year, or has knowledge of any currently proposed transaction, in which (i) the Company or any of its subsidiaries was or is to be a participant, (ii) the amount involved exceeds $120,000 and (iii) in which any Participant, Participant Affiliate or any related person thereof had, or will have, a direct or indirect material interest; and

•	No Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

Other Information

We do not know of any changes in control of the Company within the last fiscal year.

To the Company’s knowledge, there are no material proceedings to which any director, officer, employee or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any of their associates is a party adverse to, or has a material interest adverse to, the Company or any of its subsidiaries.

132

Appendix B

Griffon Corporation and Subsidiaries

Reconciliation of Adusted EBITDA to Income Before Taxes from Continuing Operations

(in thousands)

	For the Years Ended September 30,
	2021(1)	2020(1)	2019(1)	2018(1)
Segment Adjusted EBITDA
Consumer and Professional Products	$115,673	$104,053	$90,677	$77,061
Home and Building Products	181,015	153,631	120,161	100,339
Defense Electronics	20,486	25,228	35,104	36,063
Subtotal	317,174	282,912	245,942	213,463
Less: Defense Electronics	(20,486)	(25,228)	(35,104)	(36,063)
Segment Adjusted EBITDA	296,688	257,684	210,838	177,400
Unallocated amounts*	(49,054)	(48,262)	(47,231)	(45,654)
Adjusted EBITDA	247,634	209,422	163,607	131,746
Net interest expense	(62,735)	(65,795)	(67,513)	(63,872)
Depreciation and amortization	(52,302)	(52,100)	(51,517)	(45,338)
Loss from debt extinguishment	—	(7,925)	—	—
Restructuring charges	(21,418)	(13,670)	—	—
Acquisition costs	—	(2,960)	—	(7,597)
Special dividend ESOP charges	—	—	—	(3,220)
Secondary equity offering costs	—	—	—	(1,205)
Cost of life insurance benefits	—	—	—	(2,614)
Acquisition contingent consideration	—	1,733	1,646	—
Income before taxes from continuing operations	$111,179	$68,705	$46,223	$7,900

Note 1: Excludes the results of the Plastics and Telephonics discontinued operations.

133

Griffon Corporation and Subsidiaries

Reconciliation of Net Income to Adjusted Net Income

(in thousands)

	For the Years Ended September 30,
	2021	2020	2019	2018	2017	2016
Net income	$79,211	$53,429	$37,287	$125,678	$14,912	$30,010

Adjusting items
Restructuring charges	29,200	15,790	—	—	—	—
Loss from debt extinguishment	—	7,925	—	—	—	—
Acquisition costs	—	2,960	—	7,597	9,617	—
Acquisition contingent consideration	—	(1,733)	(1,646)	—	—	—
Special dividend ESOP charges	—	—	—	3,220	—	—
Secondary equity offering costs	—	—	—	1,205	—	—
Cost of life insurance benefit	—	—	—	2,614	—	—
Contract settlement charges	—	—	—	—	5,137	—
Gain adjustment on sale of SEG business	(5,291)	—	—	—	—	—
Plastics and other discontinued operations	—	—	8,335	(92,423)	2,871	(10,229)
Tax impact of normalized items and Discrete and other certain tax benefits	(3,920)	(5,330)	2,348	(15,805)	(13,583)	(857)
Adjusted net income	$99,200	$73,041	$46,324	$32,086	$18,954	$18,924

134

Griffon Corporation and Subsidiaries

Reconciliation of Earnings per Share to Adjusted Earnings per Share or Core EPS

	For the Years Ended September 30,
	2021	2020	2019	2018	2017	2016
Earnings per share	$1.48	$1.19	$0.87	$2.96	$0.35	$0.68

Adjusting items, net of tax:
Restructuring charges	0.41	0.26	—	—	—	—
Loss from debt extinguishment	—	0.14	—	—	—	—
Acquisition costs	—	0.05	—	0.12	0.14	—
Acquisition contingent consideration	—	(0.03)	(0.03)	—	—	—
Special dividend ESOP charges	—	—	—	0.05	—	—
Secondary equity offering costs	—	—	—	0.02	—	—
Cost of life insurance benefit	—	—	—	0.01	—	—
Contract settlement charges	—	—	—	—	0.08	—
Gain adjustment on sale of SEG business	(0.10)	—	—	—	—	—
Plastics and other discontinued operations	—	—	0.20	(2.18)	0.07	(0.23)
Discrete and certain other tax provisions (benefits)	0.06	0.01	0.05	(0.22)	(0.19)	(0.02)

Adjusted earnings per share or Core EPS	$1.86	$1.62	$1.08	$0.76	$0.44	$0.43

Note: Due to rounding, the sum of earnings per share and adjusting items may not equal adjusted earnings per share or Core EPS.

135

Griffon Corporation and Subsidiaries

Reconciliation of Revenue to Revenue Including Defense Electronics

(in thousands)

	For the Years Ended September 30,
	2021	2020	2019	2018	2017	2016
Revenue	$2,270,626	$2,066,546	$1,874,248	$1,651,581	$1,113,270	$1,041,343
Add: Defense Electronics	271,060	340,976	335,041	326,337	411,727	435,692
Revenue including Defense Electronics	$2,541,686	$2,407,522	$2,209,289	$1,977,918	$1,524,997	$1,477,035
136

Griffon Corporation and Subsidiaries

Reconciliation of Adjusted EBITDA (including Telephonics) to Income before taxes from continuing operations

(in thousands)

	For the Years Ended September 30,
	2021	2020	2019	2018	2017	2016
Segment Adjusted EBITDA
Consumer and Professional Products	$115,673	$104,053	$90,677	$77,061	$45,002	$35,842
Home and Building Products	181,015	153,631	120,161	100,339	81,764	79,107
Defense Electronics	20,486	25,228	35,104	36,063	45,931	53,385
Subtotal	317,174	282,912	245,942	213,463	172,697	168,334
Unallocated amounts*	(47,846)	(47,013)	(46,302)	(45,343)	(41,918)	(39,902)
Adjusted EBITDA	269,328	235,899	199,640	168,120	130,779	128,432
Net interest expense	(62,617)	(65,791)	(67,260)	(63,871)	(51,449)	(49,877)
Depreciation and amortization	(62,726)	(62,409)	(61,848)	(55,803)	(47,878)	(46,342)
Loss from debt extinguishment	—	(7,925)	—	—	—	—
Restructuring charges	(29,200)	(15,790)	—	—	—	—
Contract settlement charges	—	—	—	—	(5,137)	—
Acquisition costs	—	(2,960)	—	(7,597)	(9,617)	—
Special dividend ESOP charges	—	—	—	(3,220)	—	—
Secondary equity offering costs	—	—	—	(1,205)	—	—
Cost of life insurance benefits	—	—	—	(2,614)	—	—
Gain on sale of SEG business	5,291	—	—	—	—	—
Acquisition contingent consideration	—	1,733	1,646	—	—	—
Income before taxes from Telephonics	(8,897)	(14,052)	(25,955)	(25,910)	(30,366)	(43,322)
Income before taxes from continuing operations	$111,179	$68,705	$46,223	$7,900	$(13,668)	$(11,109)

137

Griffon Corporation and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(in thousands)

FY 2020

Net cash provided by (used in) operating activities - continuing operations	$107,803
Acquistion of property, plant and equipment	(41,168)
Proceeds from the sale of property, plant and equipment	352
Free cash flow provided by Defense Electronics	21,397
Free cash flow	$88,384

138

WHITE PROXY CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Internet and telephone voting are available 24 hours a day, 7 days a week.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions prior to the closing of the polls at the Annual Meeting. Have your proxy card in hand when you access the web site and follow the instructions to create an electronic voting instruction form.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions prior to the closing of the polls at the Annual Meeting. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Griffon Corporation, c/o Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
THE PROXY STATEMENT IS AVAILABLE AT WWW.VIEWOURMATERIAL.COM/GFF

CONTROL NUMBER è

ê If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. ê

WHITE PROXY CARD	GRIFFON CORPORATION ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian G. Harris, Seth L. Kaplan and Dan Sullivan, or any of them, attorneys and Proxies with full power of substitution in any of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 17, 2022, at Dechart LLP, 1095 Avenue of the Americas, New York, New York 10036, and any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY THE PROXIES, OR ANY OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1 THROUGH 6 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Signature

Date

Title or Authority

Signature if Held Jointly
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign full corporate name by authorized officers, giving full title as such. If a partnership, please sign in partnership name by authorized person, giving full title as such

(Continued and to be marked on the other side)

GRIFFON CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

SIGN, DATE AND MAIL YOUR WHITE PROXY TODAY,
UNLESS YOU HAVE VOTED BY INTERNET OR TELEPHONE.

IF YOU HAVE NOT VOTED BY INTERNET OR TELEPHONE, PLEASE DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY. YOUR VOTE, WHETHER BY INTERNET, MAIL OR TELEPHONE, MUST BE RECEIVED PRIOR TO THE CLOSING OF THE POLLS TO BE INCLUDED IN THE VOTING RESULTS. ALL VALID PROXIES TIMELY RECEIVED WILL BE VOTED.

ê If submitting a proxy by mail, please sign and date the card and fold and detach card at perforation before mailing. ê

GRIFFON CORPORATION	WHITE PROXY CARD

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR EACH OF THE NOMINEES IN PROPSAL 1, AND FOR PROPSALS 2 THROUGH 6.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 THROUGH 6.

1.	Election of four Directors for a term of three years:

	Nominees:	(1) Louis J. Grabowsky	(2) Robert F. Mehmel	(3) Michelle L. Taylor	(4) Cheryl L. Turnbull

☐ FOR all nominees listed above ☐ WITHHOLD AUTHORITY to vote for all nominees listed above

To withhold authority to vote for individual Nominee(s), write the name(s) or number(s) on the line below:

2.	Advisory Approval of Executive Compensation as Disclosed in the Proxy Statement
	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of an amendment to Griffon’s Certificate of Incorporation to phase out the classified structure of the Board of Directors
	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Approval of an amendment to Griffon’s Certificate of Incorporation to reduce the percentage of outstanding voting power required to call a Special Meeting to 25%
	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Approval of the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan
	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	Ratify the Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm
	☐ FOR	☐ AGAINST	☐ ABSTAIN

Continued and to be signed on the reverse side